Registration No. 333-51459


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                LOGIMETRICS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                            3663                   11-2171701
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                    50 Orville Drive, Bohemia, New York 11716
                                 (516) 784-4110
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                           Norman M. Phipps, President
                                LogiMetrics, Inc.
                    50 Orville Drive, Bohemia, New York 11716
                                 (516) 784-4110
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             John D. Hogoboom, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068
                                 (973) 597-2500

          Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective as determined by the Selling Securityholders.

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]



          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JULY ___, 1998


PROSPECTUS

                                LOGIMETRICS, INC.


                         62,398,910 Shares of Common Stock


         Amended and Restated Common Stock Purchase Warrants - Series A Amended and Restated Common Stock Purchase Warrants - Series B
                    Common Stock Purchase Warrants - Series C
                    Common Stock Purchase Warrants - Series D
                    Common Stock Purchase Warrants - Series E
                    Common Stock Purchase Warrants - Series F
                    Common Stock Purchase Warrants - Series G
                    Common Stock Purchase Warrants - Series H
                    Common Stock Purchase Warrants - Series I
   28 Shares of Series A 12% Cumulative Convertible Redeemable Preferred Stock


          This Prospectus relates to (i) 62,398,910 shares common stock, par value $.01 per share ("Common Stock"), of LogiMetrics, Inc. (the "Company"),
(ii) Amended and Restated Common Stock Purchase Warrants - Series A ("Series A Warrants"), (iii) Amended and Restated Common Stock Purchase Warrants - Series B ("Series B Warrants"), (iv) Common Stock Purchase Warrants - Series C ("Series C Warrants"), (v) Common Stock Purchase Warrants - Series D ("Series D Warrants"),
(vi) Common Stock Purchase Warrants - Series E ("Series E Warrants"), (vii) Common Stock Purchase Warrants - Series F ("Series F Warrants"), (viii) Common Stock Purchase Warrants - Series G ("Series G Warrants"), (ix) Common Stock Purchase Warrants - Series H ("Series H Warrants"), (x) Common Stock Purchase Warrants - Series I ("Series I Warrants") (collectively, the "Warrants"), and
(xi) 28 shares  of  Series A 12%  Cumulative  Convertible  Redeemable  Preferred
Stock, stated value $50,000 per share (the "Series A Preferred Stock and, together with the Common Stock and the Warrants, the "Securities"). Certain of the Securities are to be offered and sold from time to time for the accounts of the selling securityholders set forth herein (the "Selling Securityholders"). Included in the Securities are certain Optional Securities (as defined below) which may be offered and sold by the Selling Securityholders in the event they are acquired from the Company. In addition, this Registration Statement covers an aggregate of 17,550,930 shares of Common Stock which may be offered and sold from time to time by the Company upon exercise of the Warrants by the holders thereof, including Warrants included in the Optional Securities.



          Certain of the Securities being offered hereby are being registered at the Company's expense pursuant to contractual obligations of the Company incurred in connection with private placements under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). Such private placements involved the sale by the Company to the Selling Securityholders of an aggregate of (i) 22,656,437 shares of Common Stock; (ii) $3,166,668 in aggregate principal amount of the Company's Class A 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999 (the "Class A Debentures"), which are convertible into an aggregate of 7,600,000 shares of Common Stock, (iii) $1,500,000 in principal amount of the Company's Amended and Restated Class B 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999 (the "Class B Debentures" and together with the Class A Debentures, the "Debentures"), which are convertible into an aggregate of 2,542,380 shares of
Common Stock, (iv) $300,000 in aggregate principal amount of the Company's Amended and Restated 12% Convertible Subordinated Debentures which have been converted into an aggregate of 1,200,000 shares of Common Stock, (v) 30 shares of the Company's Series A Preferred Stock, which were convertible into an aggregate of 2,830,200 shares of Common Stock, (vi) Series A Warrants to purchase an aggregate of 600,000 shares of Common Stock at an exercise price of $0.25 per share (subject to adjustment in certain circumstances), (vii) Series B Warrants to purchase an aggregate of 1,500,000 shares of Common Stock at an exercise price of $0.25 per share (subject to adjustment in certain circumstances), (viii) Series C Warrants to purchase an aggregate of 2,542,380 shares of Common Stock at an exercise price of $.01 per share (subject to adjustment in certain circumstances), (ix) Series D Warrants to purchase an aggregate of 2,830,200 shares of Common Stock at an exercise price of $0.01 per share (subject to adjustment in certain circumstances), (x) Series E Warrants to purchase an aggregate of 1,000,000 shares of Common Stock at an exercise price of $0.40 per share (subject to adjustment in certain circumstances), (xi) Series F Warrants to purchase an aggregate of 667,040 shares of Common Stock at an exercise price of $0.50 per share (subject to adjustment in certain circumstances), (xii) Series G Warrants to purchase an aggregate of 8,350,000 shares of Common Stock at an exercise price of $0.50 per share (subject to adjustment in certain circumstances), (xiii) Series H Warrants to purchase an aggregate of 1,266,666 shares of Common Stock at an exercise price of $0.60 per share (subject to adjustment in certain circumstances), and (xiv) Series I Warrants to purchase an aggregate of 633,334 shares of Common Stock at an exercise price of $1.125 per share (subject to adjustment in certain circumstances). In addition, the Securities covered hereby include up to 353,333 shares of Common Stock issuable upon the exercise of options previously granted by the Company to certain former directors, officers or consultants to the Company (the "Options"). The Options have a weighted average exercise price of $0.51 per share (subject to adjustment in certain circumstances).



          This Registration Statement also covers the offer and sale by the Selling Securityholders from time to time of the Optional Securities (as defined below). Such Optional Securities consist of (i) up to 1,000,000 shares of Common Stock issuable upon the conversion of Class A Debentures which the Selling
Securityholders have the right to acquire on or before July 29, 1998 (the "Optional Class A Debentures"), (ii) up to 1,000,000 shares of Common Stock issuable upon the exercise of additional Series G Warrants which the Selling Securityholders have the right to acquire on or before July 29, 1998 (the "Optional Series G Warrants"), (iii) up to 166,667 shares of Common Stock issuable upon the exercise of additional Series H Warrants which the Selling Securityholders have the right to acquire on or before July 29, 1998 (the "Optional Series H Warrants"), and (iv) up to 83,333 shares of Common Stock issuable upon the exercise of additional Series I Warrants which the Selling Securityholders have the right to acquire on or before July 29, 1998 (the "Optional Series I Warrants and, together with the Optional Series G Warrants and the Optional Series H Warrants, the "Optional Warrants") (collectively, the "Optional Securities").

          The Securities to be offered and sold pursuant to this Registration Statement also covers the offer and sale by the Selling Securityholders of (i) up to 3,439,223 shares of Common Stock which may be issuable upon conversion of additional Class A Debentures issuable in lieu of cash interest payable on the Class A Debentures and the Optional Class A Debentures, and (ii) up to 485,717 shares of Common Stock which may be issuable upon conversion of additional Class B Debentures issuable in lieu of cash interest payable on the Class B Debentures. See "Selling Securityholders."

          The Company will not receive any of the proceeds from the sale of the Securities by the Selling Securityholders. All of the proceeds from the sale of the Securities will be paid directly to the Selling Securityholders. The Company will receive the exercise price with respect to the exercise of any Warrants or Options exercised by the holders thereof, estimated to be approximately $7.7 million, if all of such Warrants and Options are exercised. The Company estimates that its expenses in connection with the offering of the Securities registered hereby (the "Offering") will be approximately $100,000.


          The Selling Securityholders may sell the Securities registered hereby to or through underwriters, and also may sell the Securities directly to other purchasers or through agents from time to time in private transactions, in the over-the-counter market or otherwise. See "Plan of Distribution."


          The outstanding shares of Common Stock registered hereby constitute approximately 94.4% of the total shares of Common Stock outstanding as of the date hereof. The total number of shares of Common Stock registered hereby constitutes approximately 95.8% of the Common Stock on a fully diluted basis after giving effect to the exercise or conversion of all securities (including options) exercisable for or convertible into Common Stock.

          The Common Stock trades in the over-the-counter market under the symbol LGMTA. However, there is no active public market for the Common Stock. In addition, there is no established trading market for any of the other
Securities. Accordingly, an investment in the Common Stock or the other Securities offered hereby may be deemed to be highly illiquid. See "Risk Factors-Absence of Public Market for Securities; Potential Volatility of Stock Price."

          SEE "RISK FACTORS" ON PAGE 5 FOR CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

                   The date of this Prospectus is    , 1998

                              AVAILABLE INFORMATION

          The Company has filed with the Securities and Exchange Commission (the "Commission") in Washington, D.C. a Registration Statement on Form SB-2 under the Securities Act with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, omits certain of the information contained in the Registration Statement and the exhibits and schedules thereto on file with the Commission pursuant to the Securities Act and the rules and regulations of the Commission thereunder. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, and each such statement is qualified in all respects by such reference. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the public reference section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates, or from the Commission's Internet web site at http://www.sec.gov.

          The Company intends to furnish its stockholders with annual reports containing audited consolidated financial statements examined by its independent certified public accountants and intends to make available to such stockholders quarterly reports containing unaudited consolidated financial information for the first three quarters of each fiscal year.

                           FORWARD-LOOKING STATEMENTS

          This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such statements include, but are not limited to, the anticipated development and growth of the markets for the Company's products, the anticipated growth in the demand for the Company's products, the Company's opportunities to increase sales through, among other things, the development of new markets for the Company's products, the development of new products, the probability of the Company's success in the sale of its products in current or future markets, the potential effect of government regulations, the Company's liquidity and capital requirements and the Company's need for additional working capital.

          Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements contained herein. Important factors that could contribute to such differences are set forth below under "Risk Factors."

                                  RISK FACTORS

          The Securities offered hereby involve a high degree of risk. In addition to the other information contained in this Prospectus, the following risk factors should be considered carefully in evaluating the Company, its business and an investment in the Securities offered hereby.

History of Losses; Cash Constraints; Ability to Continue as a Going Concern


          The Company sustained net losses of $2.5 million and $4.9 million for the fiscal years ended June 30, 1997 and 1996, respectively, and had an accumulated deficit of $8.9 million at March 31, 1998. In addition, the Company had $212,000 in cash flow from operations during the fiscal year ended June 30, 1997 and used $2.1 million of cash in operations during the fiscal year ended June 30, 1996, as a result of the Company's net losses and the need for working capital. During the nine-month period ended March 31, 1998, the Company used $2.3 million of cash in its operations. At March 31, 1998, the Company had cash and cash equivalents of approximately $931,000. The Company's history of losses and its failure to generate positive operating cash flow or to maintain other sources of working capital have resulted in significant cash shortages from time to time. As a result of such cash constraints, the Company has sought to reduce operating expenses by, among other things, laying off employees and consolidating its New York facilities.


          As a result of the Company's history of losses and its significant cash flow shortages, in connection with its audit of the Company's fiscal 1997 financial statements, Deloitte & Touche LLP, the Company's independent auditors, issued an opinion that expressed substantial doubt about the Company's ability to continue as a going concern.


          There can be no assurance that the Company will ultimately be able to achieve or sustain profitable operations. Accordingly, no assurance can be given that the Company will not suffer additional cash shortages in future periods. If the Company is unable to generate sufficient cash from its operations or other sources, the Company may not be able to achieve its growth objectives, may have to curtail its marketing and development activities and may be unable to operate as a going concern.


Risks Related to Change in Business Focus


          Since March 1996, the Company has sought to direct its business away from defense applications and toward emerging commercial opportunities. See "Dependence on LMDS Emerging Market." As a result of this change in business strategy, the Company has sustained significant losses as the Company has written off obsolete inventory, redirected its marketing efforts and shifted management focus to these commercial markets. In connection with this change in strategic focus, the Company also has installed a new senior management team. The Company's current senior management has limited experience in the markets the Company is seeking to exploit. There can be no assurance that the Company will be able to implement successfully its new strategic and operational objectives or that the attainment of those objectives will result in the Company's achieving or sustaining a profitable level of operations. The Company's failure to achieve its strategic and operational objectives could have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on and Effects of Government Regulation


          Growth in the Company's business is substantially dependent upon government regulations implementing local multipoint distribution services ("LMDS") in the US and other countries. Recently, the Federal Communications Commission ("FCC") conducted an auction to award two licenses to provide LMDS services in each of the 493 basic trading areas ("BTAs") in the United States. Of the 986 available license, 864 were awarded as a result of the auction. The remaining 122 licenses, mostly in small and/or rural markets, went unclaimed and may be re-auctioned in the future by the FCC. See "Business-Government Regulation." In addition, several foreign countries, including Canada, the Philippines, Thailand and the Republic of Korea, have reserved spectrum for the provision of services substantially similar to LMDS and the Company expects other countries will do so in the near future. However, no assurance can be given that, as a result of either the FCC auction described above or other governmental action, a market for LMDS equipment will develop, or as to the ultimate size of any market that does develop. Further, there can be no assurance as to the timing of any market that does develop or that any market that does develop will be sustained.

          The FCC's current LMDS rules specify that LMDS licensees may take up to ten years from the grant of their authorization to provide "substantial service" to subscribers. Accordingly, there can be no assurance that winning bidders in the FCC auction will purchase LMDS equipment, such as the Company's transmitters, promptly following completion of the auction. In the event that winning bidders and other participants in the LMDS market fail to purchase equipment from the Company, such failure could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-Overview" and "-Government Regulation."


Dependence on LMDS Emerging Market

          As described under "Business-Industry Overview" many of the existing markets for the Company's traveling wave-tube amplifiers ("TWTAs"), other high-power amplifiers and related products are mature and characterized by low growth. As a result, the Company has sought new markets for its products, with particular emphasis on the LMDS market and other broad band applications. The Company anticipates that a significant portion of the future growth in its business will come from the sale of equipment for use in the LMDS market and its future profitability is substantially dependent on the Company's ability to market such equipment successfully. To date, however, the LMDS market has been extremely limited. As of March 31, 1998, the Company had sold approximately $6.2 million of LMDS transmitters and related equipment to CellularVision Techonoly & Telecommunications, L.P. ("CT&T") and a limited number of other customers, all of whom are affiliates or licensees of CT&T. See "-Relationship with CT&T." The Company believes that it is the only commercial supplier of transmitting equipment to the LMDS market at this time. There can be no assurance that the LMDS market or other new markets for the Company's products will develop as and when the Company expects or that the Company will be able to capitalize on such market development. Similarly, there can be no assurance that any markets that do develop will be sustained. See "Dependence on and Effects of Government Regulation" and "Business-Sales and Marketing."


Dependence on Large Orders; Customer Concentrations


          In certain prior fiscal periods, the Company's revenues have principally consisted, and the Company believes its revenues in future periods will consist, of orders for equipment from a limited number of customers. During fiscal 1997, approximately 54.0% of the Company's consolidated revenues came from sales of transmitters and related equipment to CT&T and its licensees. The Company anticipates that CT&T and its licensees will account for a substantial percentage of the Company's consolidated revenues during fiscal 1998. While the number and identity of the Company's customers may vary from period to period, large orders from such customers will continue to account for a substantial portion of the Company's revenues for the foreseeable future. There can be no assurance that the Company will obtain such orders on a consistent basis. The Company's inability to obtain sufficient large orders or to expand its customer base could have a material adverse effect on the Company's business, financial condition and results of operations.


Relationship with CT&T


          CT&T is a private entity formed for the purpose of developing and licensing certain technology for use in the LMDS market. As such, CT&T is subject to all of the uncertainties and risks inherent in a start-up business pursuing an emerging market opportunity. There can be no assurance that CT&T will successfully implement its business and operating strategies. During fiscal 1997, approximately 54.0% of the Company's consolidated revenues came from sales of transmitters and related equipment to CT&T and its licensees. The Company anticipates that CT&T and its licensees will account for a substantial percentage of the Company's consolidated revenues during fiscal 1998.

          CT&T has obtained a patent in the United States (the "LMDS Patent") which purports to cover the system architecture and transmission methods to be utilized by LMDS service providers. In addition, CT&T has filed applications in a number of foreign countries for the issuance of foreign patents substantially similar to the LMDS Patent. The LMDS Patent, its foreign counterparts and any other patents issued to CT&T covering the LMDS market may have the effect of significantly limiting the markets for the Company's LMDS equipment to those entities which have obtained appropriate licenses from CT&T. There can be no assurance that potential customers of the Company will choose to obtain the required licenses from CT&T or that licenses will be available from CT&T on terms which are acceptable to potential customers.

          The design and development of the initial LMDS transmitter sold by the Company's subsidiary, mmTech, Inc. ("mmTech"), was undertaken pursuant to an agreement with CT&T (the "CT&T Agreement"). Under the CT&T Agreement, CT&T retained ownership of all intellectual property created during such development phase, including the design of the initial transmitters sold to CT&T pursuant to the CT&T Agreement and that the Company can fully sell such equipment to all interested purchasers. Pursuant to the terms of the CT&T Agreement, mmTech has agreed to sell transmitters utilizing such intellectual property or otherwise intended to implement or imitate the CT&T transmission system only to CT&T, its licensees and third parties approved by CT&T. mmTech is required to pay CT&T a royalty of 2.5% of its gross sales from the sale of such transmitters.

          The Company believes that its current LMDS equipment is not covered by the CT&T Agreement. There can be no assurance, however, that CT&T will not take the position that such equipment is covered by the CT&T Agreement. In the event that it is ultimately determined that such equipment is subject to the CT&T Agreement, the Company's business, results of operations, and financial condition would be materially and adversely affected.


Dependence on Sales of Securities; Need for Additional Financing

          Because of the Company's history of losses, the Company has not generated sufficient cash to meet all of the Company's working capital requirements. As a result, the Company has been dependent on private sales of its debt and equity securities to finance its working capital requirements. To the extent that the Company is unable to meet its working capital requirements by generating positive cash flow from operations, the Company intends to continue to fund a portion of its working capital requirements through the public or private sale of its securities. There can be no assurance that the Company can continue to finance its operations through the sale of securities or as to the terms of any such sales that may occur in the future. The sale by the Company of Common Stock or securities exercisable for, convertible into or exchangeable for, shares of Common Stock could result in substantial dilution to purchasers of the Securities offered hereby. Further, the terms of any debt financing may contain restrictive covenants that significantly restrict the Company's ability to take certain actions. If the

Company is unable to generate sufficient cash from its operations or other sources, the Company may not be able to achieve its growth objectives, may have to curtail further its marketing and development activities and may be unable to operate as a going concern. See "History of Losses; Cash Constraints; Ability to Continue as a Going Concern."

Consequences of Technological Change

          The markets in which the Company intends to compete are characterized by rapid and significant technological change. The ability of the Company to compete successfully in such markets will depend, in large part, on its ability to develop or obtain advanced technologies, maintain a technically competent staff, and to adapt to future technological changes and advances. There can be no assurance that the Company will be able to keep pace with the technological demands of the marketplace. In the event that the Company is unable to keep pace with the technological demands of the marketplace, the Company's business, results of operations, and financial condition would be materially and adversely affected. See "Business-Product Development."

Dependence on New Product Development; Technological Advancement


          The Company's success is dependent upon its ability to continue to enhance its existing products and to develop and introduce in a timely manner new products that incorporate technological advances, keep pace with evolving industry standards and respond to changing customer requirements. As a result of the Company's history of losses and resulting cash constraints, until recently, the Company has not engaged in significant product development activities in its high-power amplifier business. Accordingly, the Company may be at a competitive disadvantage to other entities with greater resources than the Company. If the Company is unable to develop and introduce new products or enhancements in a timely manner in response to changing market conditions or customer requirements, the Company's business, financial condition and results of operations would be materially and adversely affected. See "Business-Sales and Marketing" and "-Product Development."


          In addition, from time to time the Company or its present or potential competitors may introduce new products, capabilities or technologies that have the potential to replace, shorten the life spans of, or render obsolete the Company's existing products. There can be no assurance that the Company will be successful in convincing potential customers that its products are superior to such other systems or products, that new products with comparable or greater performance and lower prices will not be introduced, or that, if such products are introduced, customers will not delay or cancel existing or future orders for the Company's products. Announcements of currently planned or other new products may cause customers to delay their purchasing decisions in anticipation of such products. See "Business-Competition." Such delays could have a material adverse effect on the Company's business, financial condition and results of operations.

Limited Proprietary Technology


          The Company has no comprehensive patent or similar exclusive intellectual property rights covering its products, and certain technologies used by the Company in its products are not proprietary to the Company and are available in the public domain. Accordingly, present and potential competitors could duplicate the performance of the Company's products without violating any of the Company's intellectual property rights. In addition, certain intellectual property developed by mmTech is owned by CT&T and mmTech's right to use such intellectual property is limited by agreement with CT&T. See "-Relationship with CT&T" and "Business-Competition" and "-Patents, Trademarks and Proprietary Rights."

Fluctuations in Operating Results

          The Company's past operating results have been, and its future operating results will be, subject to fluctuations resulting from a number of factors, including: the timing and size of orders from, and shipments to, major customers; budgeting and purchasing cycles of its customers; delays in product shipments caused by customer requirements or the inability of customers to accept shipments; the timing of enhancements to the Company's products or new products introduced by the Company or its competitors; changes in pricing policies by the Company, its competitors or suppliers, including possible decreases in average selling prices of the Company's products in response to competitive pressures; the proportion of revenues derived from competitive bid processes; the mix between sales to domestic and international customers; market acceptance of enhanced versions of the Company's products; the availability and cost of key components; the availability of manufacturing capacity; and fluctuations in general economic conditions. The Company also may choose to reduce prices or to increase spending in response to competition or to pursue new market opportunities, all of which may have a material adverse effect on the Company's business, financial condition and results of operations. The Company's revenues in any period are derived from sales of equipment and are generally recognized upon shipment. As a result, variations in the number of orders or the timing of shipments may cause the Company's quarterly and annual operating results to vary substantially. See "-Dependence on Large Orders; Customer Concentrations" and "-Relationship with CT&T."


Continuing Defaults Under Substantially All Indebtedness; Other Liquidity Risks

          The Company is a party to a Restated and Amended Term Loan Note, dated as of April 25, 1997, and a Modified Revolving Credit Note, dated as of April 30, 1998, pursuant to which North Fork Bank (the "Bank") has provided the Company with a $640,000 term loan (the "Term Loan") and a revolving credit facility (the "Revolver") pursuant to which the Company is entitled to draw up to $2.2 million assuming sufficient eligible inventory and accounts receivable (the Term Loan and the Revolver are referred to herein collectively as the "Facility"). The Facility contains certain financial covenants, including a covenant requiring the Company to report net income of at least $1.00 for each fiscal quarter (the "Net Income Covenant"). At March 31, 1998, the Company was not in compliance with the Net Income Covenant. In addition to the Facility, at March 31, 1998 the Company had issued and outstanding $3.0 million of its Class A Debentures, $1.6 million of its Class B Debentures and $45,000 of its Senior Subordinated Notes (together with the Class A Debentures and the Class B Debentures, the "Senior Subordinated Indebtedness"), which contain financial covenants identical to those contained in the Facility, including the Net Income Covenant. At March 31, 1998, the Company was not in compliance with the Net Income Covenant contained in the Senior Subordinated Indebtedness. In addition, pursuant to the terms of the Class A Debentures and the Class B Debentures, the Company was required to file a registration statement covering, among other things, the resale of the shares of Common Stock issuable upon the conversion of the Class A Debentures and the Class B Debentures on or prior to October 27, 1997 and to have the registration statement declared effective by the Securities and Exchange Commission (the "SEC") on or prior to January 25, 1998. This
Registration   Statement   is  being   filed  to  satisfy   these   registration
requirements. Unless the Company completes the required registration, the interest rate on the Class A Debentures and the Class B Debentures will increase (subject to a maximum interest rate of 17% per annum). The holders of the Class A Debentures and the Class B Debentures had the right to declare all amounts thereunder due and payable if the registration statement was not declared effective by the SEC on or prior to April 25, 1998. Although the Company has obtained waivers of the covenant defaults described above, including permanent waivers of the Net Income Covenant, from the holders of its indebtedness, there can be no assurance that the Company will not default in the performance of its obligations thereunder or that the holders of the Company's indebtedness will waive any future defaults that may occur. In the event that the Company fails to comply with the terms of its indebtedness or to obtain waivers of any defaults that occur, its business, financial condition and results of operations would be materially and adversely affected.


          In the event that the Company is unable to comply with the terms of the indebtedness described above and does not obtain waivers of any defaults that might occur as a result thereof, the Bank and the holders of the Senior Subordinated Indebtedness would have the right to declare the amounts outstanding thereunder due and owing. In the event of such acceleration, the Company would be required to obtain replacement financing to repay the amounts owed to the Bank and the holders of the Senior Subordinated Indebtedness or to take other actions to protect its business and assets. There can be no assurance that the Bank and the holders of the Senior Subordinated Indebtedness will continue to waive compliance with the covenants contained in the Facility and the Senior Subordinated Indebtedness. Likewise, there can be no assurance that the Company would be able to obtain replacement financing on acceptable terms, if at all if the Bank and the holders of the Senior Subordinated Indebtedness demanded payment.


          As set forth in the Consolidated Financial Statements included herein, the Company had a significant amount of indebtedness outstanding at March 31, 1998, a substantial portion of which becomes due and payable in 1999. Based on the Company's current working capital resources, the Company may not be able to repay all of such indebtedness as it becomes due. In the event that the holders of the Company's indebtedness do not agree to extend such indebtedness or do not convert their debt into shares of Common Stock (to the extent convertible), the Company will be required to obtain replacement financing to repay such indebtedness or to take other actions to protect its business and assets. There can be no assurance that the Company would be able to obtain replacement financing on acceptable terms, if at all.


          As a result of the Company's history of losses and inability to generate sufficient cash flow to satisfy its need for working capital, the Company's business has been subjected to certain additional risks. For example, in 1996, the Company wrote down the carrying value of its inventory by approximately $1.4 million to reflect the fair market value of such inventory in light of the Company's strategic shift toward commercial applications for its technology. In addition, until recently, the Company has not engaged in significant product development activities in its high-power amplifier business. See "-Dependence on New Product Development; Technological Advancement" and
"Business-Product Development." Also, until recently, the Company has been unable to pay amounts due to its suppliers on a timely basis. As a result, certain suppliers have refused to provide trade credit to the Company, which has resulted in supply disruptions from time to time that have materially and adversely affected its business. See "Dependence on Limited Number of Suppliers" and "Business-Manufacturing and Assembly." Certain creditors of the Company also have failed to pay amounts owed to the Company when due, forcing the Company to reserve against non-payment of accounts receivable which has further restricted the Company's working capital resources. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."


          While the Company has attempted to address its liquidity needs through, among other things, headcount reductions and negotiation of credit terms with its suppliers, the Company has continued to record losses and has failed to generate sufficient cash flow to fund its cash flow needs. In the event that the Company is not able to attain profitable operations and to generate sufficient cash flow or to obtain sufficient financing to fund its operations, the Company may be required to curtail its business operations and may be unable to continue as a going concern. See "-Dependence on Sales of Securities; Need for Additional Financing" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."


Competition

          In the markets for TWTAs and other high-power amplifiers, the Company competes with other entities, including Communications and Power Industries, Inc., Amplifier Research Corp. and Xicom Technology, a number of which have significantly greater financial, marketing and other resources than the Company. In the emerging LMDS market, the Company expects that its competitors will include Wytech, PCS Wireless, Inc. and certain major communications equipment manufacturers, a number of which have significantly greater financial, marketing and other resources than the Company. The Company believes that principal competitive factors in its respective markets include performance capability, reliability, size, weight and price. Until recently, the Company has not engaged in significant product development activities in its high-power amplifier business. Accordingly, the Company has not kept pace with its competitors in the markets for TWTAs and other high-power amplifiers in reducing the size and weight of its products. As a result, the Company may be at a competitive
disadvantage   in  the
markets for those products. See "Business-Product Development." There can be no assurance that the Company will be able to compete successfully with its competitors or be able to compete with new market entrants or in new markets that may develop. The failure of the Company to successfully compete in its markets would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-Competition."

International Business; Risk of Change in Foreign Regulations; Fluctuations in Exchange Rates


          The Company markets its products to customers outside of the U.S. and, accordingly, is exposed to the risks of international business operations, including unexpected changes in foreign and domestic regulatory requirements, possible foreign currency controls, uncertain ability to protect and utilize its intellectual property in foreign jurisdictions, currency exchange rate fluctuations or devaluations, tariffs or other barriers, difficulties in obtaining and managing vendors and distributors and potentially negative tax consequences. International sales are subject to certain inherent risks including embargoes and other trade barriers, maintaining an international sales distribution network and collecting accounts receivable. The Company is also subject to risks associated with regulations relating to the import and export of high technology products. The Company cannot predict whether quotas, duties, taxes or other charges or restrictions upon the importation or exportation of the Company's products in the future will be implemented by the U.S. or any other country. There can be no assurance that any of these factors will not have a material adverse effect on the Company's business, financial condition and results of operations.

          Fluctuations in currency exchange rates could adversely affect the Company's profitability and could cause the Company's products to become relatively more expensive to customers in a particular country, leading to fewer sales or reduced selling prices in that country. As a result, the Company is exposed to a certain degree of exchange rate risk. There can be no assurance that the Company will not experience material losses in the future as a result of currency fluctuations or that any such losses will not have a material adverse effect on the Company's business, financial condition and results of operations.


Dependence on Independent Representatives


          The Company markets and sells its products, in part, through a network of 32 independent sales representatives located in the U.S., Asia and Europe. As a result, a substantial portion of the Company's revenues are dependent upon the sales efforts of those representatives. There can be no assurance that the Company's representatives, certain of which operate relatively small businesses, have the financial stability to assure their continuing presence in their markets.

          As a result of cash constraints caused by the Company's history of operating losses, from time to time in the past, certain representatives have reduced the level of their support for the Company's products, which, in certain cases, has resulted in lost revenues. There can be no assurance that future disruptions in the Company's relationships with its independent representatives will not occur. Any future disruption would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-Sales and Marketing."

Dependence on Limited Number of Suppliers


          Certain key components used in the Company's products have been designed by the Company to its specifications and are currently purchased from a limited number of suppliers. The Company currently does not have long-term agreements with these suppliers. Moreover, in view of the high cost of many of these components, the Company does not maintain significant inventories of some necessary components. If the Company's suppliers were to experience financial, operational, production or quality assurance difficulties, the supply of components to the Company would be reduced or interrupted. In the event that a supplier were to cease operations, discontinue production of a component or withhold supply for any reason, the Company might be unable to acquire certain components from alternative sources, to find alternative third-party manufacturers or sub-assemblers, or to obtain sufficient quantities of certain components, which could result in delays or interruptions in product shipments, and could have a material adverse effect on the Company's business, financial condition and results of operations.

          As a result of cash constraints caused by the Company's history of operating losses, the Company has been unable to pay amounts due to its suppliers on a timely basis. As a result, certain suppliers have refused to provide trade credit to the Company, which, in the past, has resulted in supply disruptions that have materially and adversely affected its business. There can be no assurance that future supply disruptions will not occur. The Company's failure to maintain adequate supplies of components would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business-Manufacturing and Assembly."



Retention of and Dependence on Key Personnel


          The Company's success will depend, in part, on its ability to retain the services of its key personnel, including management and technical employees, who are and will continue to be instrumental in the development and management of the Company's business. Although the Company expects to enter into an employment agreement with its Chief Executive Officer and has entered into employment agreements with certain of its other senior executives, the loss of the services of one or more of the Company's key employees could have a material adverse effect on the Company.


Warranty Claims


          The Company generally provides a one-year parts and labor warranty on its products, although the Company generally provides a two-year warranty to CT&T and its licensees, and from time to time, the Company has provided extended warranties to other customers. There can be no assurance that warranty claims will not increase as the Company's sales increase, or as a result of other factors. Increased warranty claims could have a material adverse effect on the Company's business, financial condition and results of operations.


Potential Product Liability Insurance Limits


          The Company currently maintains product liability insurance in the amount of $3.0 million per occurrence. The Company's insurance policy covers certain claims and the cost of legal fees involved in the defense of such claims, which are either covered under the policy or alleged in such a manner so as to invoke the insurer's duty to defend the Company. The Company believes that, as it distributes more products into the marketplace and expands its product lines, its exposure to potential product liability claims and litigation may increase. There can be no assurance that the Company's current level of insurance will be sufficient to protect the business and assets of the Company from all claims, nor can any assurance be given that the Company will be able to maintain its existing coverage or obtain additional coverage at commercially reasonable rates. Product liability losses in excess of insurance coverage could have a material adverse effect on the Company's business, financial condition and results of operations.

Absence of Public Market for Securities; Potential Volatility of Stock Price


          There is no public trading market for the Securities, other than the Common Stock, and there can be no assurance that any trading market for the Securities will be created and sustained. In addition, while the Common Stock trades sporadically on the OTC Bulletin Board, there can be no assurance that an active trading market in the Common Stock will be developed or, if developed, be maintained. As a result, purchasers may have difficulty selling, or otherwise disposing of, the Securities offered hereby. Accordingly, an investment in the Common Stock or the other Securities offered hereby may be deemed to be highly illiquid.

          In addition, as a result of the lack of an active trading market for the Common Stock, the market price of the shares of Common Stock is likely to be highly volatile. Factors such as fluctuation in the Company's operating results, announcements of technological innovations or new products and services by the Company or its competitors, developments in the Company's strategic partnerships and general market conditions may have a significant effect on the market price of the Securities offered hereby.


Effects of Warrants

          Holders of the Warrants offered hereby will have the opportunity to profit from a rise in the market price of the Common Stock without assuming the risk of ownership of the shares of Common Stock issuable upon the exercise of such Warrants, with a resulting dilution in the interests of the Company's stockholders by reason of exercise of Warrants at a time when the exercise price is less than the market price for the Common Stock. Further, the terms on which the Company could obtain additional capital during the life of the Warrants may be adversely affected. Holders of Warrants may be expected to exercise their Warrants at a time when the Company could, in all likelihood, obtain any needed capital by an offering of Common Stock on terms more favorable than those provided by the Warrants.

Non-Registration in Certain Jurisdictions of Shares Underlying the Warrants

          The Warrants are not exercisable unless, at the time of the exercise, the Company has a current prospectus covering the shares of Common Stock issuable upon exercise of the Warrants, and such shares are registered, qualified or deemed to be exempt under the securities laws of the states of residence of the exercising holders of the Warrants. Although the Company will use its best efforts to have all of the shares of Common Stock issuable upon exercise of the Warrants registered or qualified prior to the exercise of any Warrants and to maintain a current prospectus relating thereto until the expiration of the Warrants, there is no assurance that it will be able to do so.

          Purchasers of the Warrants offered hereby may purchase Warrants in the after-market or may move to jurisdictions in which the shares underlying the Warrants are not registered or qualified during the period that the Warrants are exercisable. In this event, the Company would be unable to issue shares of Common Stock to those persons desiring to exercise their Warrants unless and until the shares could be qualified for sale in the jurisdictions in which such purchasers reside, or exemptions exist in such jurisdictions from such qualification. Warrant holders would have no choice but to attempt to sell the Warrants or allow them to expire unexercised. See "Description of Warrants."

Shares Eligible For Future Sale

          A substantial number of outstanding shares of Common Stock and shares of Common Stock issuable upon the exercise or conversion of outstanding options, warrants and convertible securities will become available for public resale upon the effectiveness of the Registration Statement of which this Prospectus is a part. The Company cannot predict the effect, if any, that sales of additional shares of Common Stock or the availability of shares for future sale will have on the market price of the Common Stock. Sales in the public market of substantial amounts of Common Stock (including shares issued upon the exercise or conversion of outstanding options, warrants and convertible securities), or the perception that such sales might occur, could adversely affect prevailing market prices for the Common Stock. Such sales also may make it more difficult for the Company to sell equity securities or equity related securities in the future at a time and price that the Company deems appropriate. See "Shares Eligible For Future Sale."

Certain Charter Provisions

          The Board of Directors of the Company is empowered to issue shares of preferred stock without stockholder action. The existence of this "blank check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise and may adversely affect the prevailing market price of the Common Stock. The Company currently has no plans to issue additional shares of preferred stock. In addition, Section 203 of the Delaware General Corporation Law restricts certain persons from engaging in business combinations with the Company. See "Description of Capital Stock."

                                 USE OF PROCEEDS

          The Company will not receive any of the proceeds from the sale of the Securities offered hereby. All net proceeds from the sale of the Securities will be paid directly to the Selling Securityholders. The Company will receive the exercise price with respect to the exercise of any Warrants or Options exercised by the holders thereof, estimated to be approximately $7.7 million, if all of such Warrants and Options are exercised, including the Optional Warrants. The net proceeds, if any, from the exercise of the Warrants and the Options will be added to the Company's working capital and will be used for general corporate purposes.


                           PRICE RANGE OF COMMON STOCK

          The Common Stock is traded in the over-the-counter market under the symbol "LGMTA." There is no established trading market for any of the other Securities. The following table sets forth, for the periods indicated, the high and low bid quotations for the Common Stock as reported on the OTC Bulletin Board. Such quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

                                            High                 Low



Fiscal 1997

         First quarter                      $1.250             $0.50
         Second quarter                      1.00               0.375
         Third quarter                       1.00               0.4375
         Fourth quarter                      0.875              0.4375

Fiscal 1998


         First quarter                      $1.375             $0.80
         Second quarter                      1.00               0.375
         Third quarter                       0.86               0.3125
         Fourth quarter                      0.875              0.5625

Fiscal 1999

          First quarter
             (through July __, 1998)       $                   $



          On July   ,  1998,  the  average  of the bid and asked  prices for the
Common Stock as reported on the OTC Bulletin Board was $____ per share. As of June 30, 1998, the Company had approximately 435 stockholders of record.


                                 DIVIDEND POLICY

          The Company has never declared or paid cash dividends on its Common Stock. The Board of Directors currently intends to retain future earnings to support its business and does not anticipate paying dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Board of Directors after taking into account various factors, including the Company's financial condition, results of operations, current and anticipated cash needs and plans for expansion. Substantially all of the Company's indebtedness prevents the payment of dividends by the Company.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview


          On April 25, 1997, a wholly owned subsidiary of the Company merged into mmTech, in a transaction accounted for as a pooling of interests. Accordingly, the consolidated financial statements have been restated to include the accounts of mmTech for all periods presented. Unless otherwise indicated, all references to the Company in the Management's Discussion and Analysis of Financial Condition and Results of Operations include mmTech and all references to LogiMetrics mean the Company excluding mmTech.

Nine Months Ended March 31, 1998 Compared to Nine Months Ended March 31, 1997

          Net Revenues. Net revenues for the nine months ended March 31, 1998 decreased $1.5 million, or 18%, to $6.9 million from $8.4 million for the comparable period of 1997. The decrease in revenues resulted primarily from lower revenues from TWTAs and related equipment which more than offset a slight increase in sales of LMDS equipment. During the nine months ended March 31, 1997, the Company had a higher level of longer-term projects for which it recognized revenues prior to shipment under the percentage-of-completion method of accounting. During the comparable period in fiscal 1998, a higher proportion of the Company's sales was comprised of equipment sales for which revenues are recognized only upon shipment. Accordingly, the decline in TWTA revenues resulted primarily from these differences in the timing of the recognition of revenues. As described in Note 5 to the accompanying consolidated financial statements, during the quarter ended December 31, 1997, the Company recognized approximately $3.0 million in revenues from the sale of LMDS equipment to CT&T and certain of its affiliates. Based upon the Company's understanding of current conditions in the emerging LMDS market, including delays in the FCC auction of the LMDS spectrum which did not conclude until March 25, 1998, the Company expects sales of LMDS equipment to be substantially lower for the remainder of fiscal 1998.

          Cost of Revenues. Cost of revenues for the nine months ended March 31, 1998 decreased $2.4 million, or 38%, to $4.1 million from $6.5 million for the comparable period of 1997. As a percentage of net revenues, cost of revenues was 59% for the nine months ended March 31, 1998, compared to 78% for the nine months ended March 31, 1997. The decline in cost of revenues primarily resulted from a decrease in sales during the 1998 period, certain production inefficiencies during the 1997 period and the completion of several large projects during the nine months ended March 31, 1997 which had significantly higher associated costs.

          Selling, General and Administrative. SG&A expenses for the nine months ended March 31, 1998 increased $757,000, or 32%, to $3.2 million from $2.4 million for the comparable period of 1997, primarily as a result of the recording of a $356,000 allowance for doubtful accounts relating to amounts owed to the Company by CT&T, $240,000 resulting from the addition of certain key personnel and $190,000 on the loss on the sale of the CVNY Note. As a percentage of net revenues, SG&A expenses increased to 46% of net revenues for the nine months ended March 31, 1998 from 29% for the comparable period of 1997 primarily as a result of fixed compensation and other SG&A expenses in conjunction with a lower revenue base.

          Research and Development. Research and development expenses for the nine months ended March 31, 1998 decreased $207,000, or 37%, to $352,000 from $560,000 for the comparable period of 1997 as a result of the Company's efforts to streamline its operations and deploy its resources more efficiently.

          For the reasons discussed above, the Company recorded an operating loss of $721,000 for the nine months ended March 31, 1998, compared to an operating loss of $1.1 million for the comparable period in 1997.

          Interest Expense. Interest expense for the nine months ended March 31, 1998 increased $157,000, or 28%, to $709,000 from $552,000 for the comparable period of 1997, primarily as a result of a higher level of average outstanding indebtedness.

          Income Taxes. During the nine months ended March 31, 1998, the Company had an income tax benefit of $133,000, compared to an income tax expense of $357,000 for the nine months ended March 31, 1997. LogiMetrics and mmTech currently file separate federal and state tax returns. The tax expense recorded in the nine months ended March 31, 1997 relates to pre-tax income generated by mmTech in that period.

          During the nine months ended March 31, 1998 and 1997, the Company accrued dividends on its outstanding preferred stock of $159,000, and $171,000, respectively.

          For the reasons discussed above, the Company recorded a net loss attributable to common stockholders for the nine months ended March 31, 1998 of $1.5 million, compared to a net loss attributable to common stockholders of $2.2 million for the comparable period in 1997.

Fiscal Year Ended June 30, 1997 Compared to Fiscal Year Ended June 30, 1996

          Net Revenues. For the fiscal year ended June 30, 1997, net revenues increased by $2.5 million, or 28.1%, to $11.4 million from $8.9 million for the fiscal year ended June 30, 1996, due to increased sales of transmitting equipment to CT&T and its licensees for use in the LMDS market. Net revenues from the sale of TWTAs and other high-power amplifiers in the Company's traditional markets were approximately the same as for the prior year.

          Gross Profit. For the fiscal year ended June 30, 1997, gross profit increased by $3.8 million to $2.8 million from a negative $1.0 million for the fiscal year ended June 30, 1996. As a percentage of net revenues, gross profit increased to 24.7% for the 1997 fiscal year from a negative 10.7% for the 1996 fiscal year. The improvement in gross profit was attributable to increased sales of LMDS equipment, which typically have higher margins than the Company's other products. In addition, gross profit for the 1996 fiscal year was adversely affected as a result of the write-off, in connection with the Company's revised marketing focus, of approximately $1.4 million of inventory consisting primarily of approximately $960,000 of write-downs of inventory to lower of cost or market and $448,000 of write-offs for slow moving and obsolete inventory. The write-offs resulted primarily from the Company's decision to shift the focus of its marketing efforts away from military applications and toward commercial applications. As a result of this change in marketing focus, the Company determined that the value of certain inventory items relating primarily to defense-related products and components should be written down to net realizable value or, in some cases, written off.



          Selling, General and Administrative. For the fiscal year ended June 30, 1997, selling, general and administrative expenses increased by $309,000, or 9.6%, to $3.5 million from $3.2 million for the fiscal year ended June 30, 1996. As a percentage of net revenues, selling, general and administrative expenses decreased to 30.9% in the 1997 fiscal year from 36.2% in the 1996 fiscal year. Selling, general and administrative expenses primarily increased as a result of an increase in professional fees of $311,000 due primarily to fees incurred in connection with the mmTech merger. The decrease in selling, general and administrative expenses as a percentage of net revenues was primarily attributable to the spreading of expenses over a higher revenue base and actions taken by management to conserve cash and rationalize the Company's operations.


          Research and Development. For the fiscal year ended June 30, 1997, research and development expense increased by $19,000, or 3.0%, to $648,000 from $629,000 for the fiscal year ended June 30, 1996. Research and development expenses for the fiscal year ended June 30, 1997 related to both new product development as well as enhancements of the Company's existing LMDS product line.

          Interest Expense. For the fiscal year ended June 30, 1997, interest expense increased by

$308,000, or 67.6%, to $764,000 from $456,000 for the fiscal year ended June 30,
1996. Interest expense increased primarily as a result of increased borrowings used to finance the Company's working capital needs, as well as an increase in the average rate of interest resulting from the failure of the Company to comply with certain registration covenants contained in certain of the Company's debt instruments.


          Income Taxes. In the fiscal year ended June 30, 1997, the Company had an income tax expense of $380,000, compared to an income tax benefit of $299,000 for the fiscal year ended June 30, 1996. LogiMetrics and mmTech currently file separate federal and state tax returns. The tax expense recorded in 1997 relates to pre-tax income generated by mmTech.


Financial Condition, Liquidity and Capital Resources


          At March 31, 1998, the Company had cash and cash equivalents of $931,000. At such date, the Company had total current assets of $6.7 million and total current liabilities of $6.6 million.

          Net cash used for operating activities was $2.3 million for the nine months ended March 31, 1998. Net cash provided by operating activities was $212,000 for the 1997 fiscal year, compared to cash used for operating activities of $2.1 million in fiscal 1996. Net cash used for operating activities during the nine months ended March 31, 1998 resulted primarily from a net loss of $1.3 million, the repayment of $2.3 million in accounts payable and increases in inventory of $379,000, offset in part by a $785,000 decrease in costs and estimated earnings in excess of billings or uncompleted contracts, an increase in accrued interest expense of $388,000 and an allowance for doubtful accounts of $356,000. Net cash provided by operating activities during fiscal 1997 resulted primarily from a significant increase in accounts payable and accrued expenses as the Company sought to defer payments to suppliers to conserve cash, offset in part by a higher level of inventory, and the Company's net loss of $2.5 million. Net cash used in operating activities during fiscal 1996 resulted primarily from the Company's net loss of $4.9 million, offset in part by an increase in cash resulting from payments received under certain long-term contracts, an increase in accounts payable and accrued expenses of and a decrease in accounts receivable as the Company continued its efforts to conserve cash.



          Net cash used for investing activities was $110,000 for the nine months ended March 31, 1998, $159,000 for the 1997 fiscal year, and $139,000 for the 1996 fiscal year. Net cash used for investing activities in each period resulted from the purchase of equipment to support the Company's operations. The Company does not expect to have additional significant capital expenditures during the remainder of the fiscal year ended June 30, 1998.

          Net cash provided by financing activities was $3.0 million for the nine months ended March 31, 1998, $46,000 for the 1997 fiscal year and $2.2 million for the 1996 fiscal year. Net cash provided by financing activities during the nine months ended March 31, 1998 resulted primarily from the proceeds of certain debt and warrant issuances by the Company, offset in part by the repayment of certain outstanding indebtedness as well as the repayment of loans from a stockholder of the Company. Net cash provided by financing activities during fiscal 1997 resulted primarily from the proceeds of certain debt and warrant issuances by the Company, offset in part by the repayment of certain outstanding indebtedness. Net cash provided by financing activities during fiscal 1996 resulted primarily from increased borrowings, offset in part by the repayment of certain outstanding indebtedness.




          Since January 1, 1996, the Company has raised approximately $6.1 million from private sales of convertible debentures, convertible preferred stock and warrants to fund a portion of its cash flow needs. In addition, the Company has attempted to address its liquidity needs through, among other things, headcount reductions and negotiations of credit terms with its suppliers. However, to date, the Company has continued to record losses and has failed to generate sufficient cash flow to fund its working capital requirements. To the extent that the Company is unable to meet its working capital requirements by generating positive cash flow from operations, the
Company intends to continue to fund a portion of its working capital requirements through the sale of its securities. There can be no assurance that the Company can continue to finance its operations through the sale of securities or as to the terms of any such sales that may occur in the future. If the Company is unable to attain profitable operations and to generate sufficient cash flow or to obtain sufficient financing to fund its operations, the Company may not be able to achieve its growth objectives, may have to curtail its marketing, development or operations, and may be unable to continue as a going concern. See "Risk Factors -- Continuing Defaults under Substantially All Indebtedness; Other Liquidity Risks."


          The Company has recently engaged in preliminary discussions with various institutional investors regarding the financing of the Company's working capital requirements. The discussions to date have involved a range of financing alternatives, including the extension of the Company's current indebtedness, the private or public offering of its equity and/or debt securities, and strategic alliances. However, the Company has not entered into any agreements, understandings or arrangements with respect to any such financing transactions. There can be no assurance that the Company will be able to raise sufficient funds to satisfy its requirements or as to the terms or timing of any financing that does take place. The sale by the Company of Common Stock or securities exercisable for, convertible into or exchangeable for, shares of Common Stock could result in substantial dilution to purchasers of the Securities offered hereby. Further, the terms of any debt financing may contain restrictive covenants that significantly restrict the Company's ability to take certain actions. If the Company is unable to generate sufficient cash from its operations or other sources, the Company may not be able to achieve its growth objectives, may have to curtail its marketing and development activities and may be unable to operate as a going concern. See "Risk Factors--History of Losses; Cash Constraints; Ability to Continue as a Going Concern; and "Dependence on Sales of Securities; Need for Additional Financing."

          The Company is a party to a Restated and Amended Term Loan Note, dated as of April 25, 1997, and a Modified Revolving Credit Note, dated as of April 30, 1998, pursuant to which North Fork Bank (the "Bank") has provided the Company with a $640,000 term loan (the "Term Loan") which matures December 31, 1998 and a revolving credit facility (the "Revolver") which matures on January 2, 1999, which may be extended to July 1, 1999 under certain circumstances. Pursuant to the terms of the Revolver, the Company is entitled to draw up to $2.2 million assuming sufficient eligible inventory and accounts receivable (the Term Loan and the Revolver are referred to herein collectively as the "Facility"). At June 4, 1998, the Company had approximately $430,000 available under the Revolver. Outstanding amounts under the Facility bear interest at the rate of 2% per annum in excess of the Bank's prime rate. At March 31, 1998, the Bank's prime rate was 8.5%. At March 31, 1998, the Company was in violation of a covenant contained in the Facility that the Company report net income of at least $1.00 for each fiscal quarter (the "Net Income Covenant"). The Bank has waived compliance with the Net Income Covenant for each fiscal quarter commencing with the fiscal quarter ended March 31, 1998 and ending on and including the fiscal quarter ended December 31, 1998.



          In addition to the Facility, at March 31, 1998 the Company had issued and outstanding $3.0 million of its Class A Debentures, $1.6 million of its Class B Debentures and $45,000 of its Senior Subordinated Notes (together with the Class A Debentures and the Class B Debentures, the "Senior Subordinated Indebtedness"), which contain financial covenants identical to those contained in the Facility. Accordingly, at March 31, 1998, the Company was in default of the Net Income Covenant to the same extent as under the Facility. The holders of the Senior Subordinated Indebtedness have waived the Net Income Covenant default for the quarter ended March 31, 1998. Pursuant to the terms of the Class A Debentures and the Class B Debentures, the Company was required to file a registration statement covering, among other things, the resale of the shares of Common Stock issuable upon the conversion of the Class A Debentures and the Class B Debentures on or prior to October 27, 1997 and to have the registration statement declared effective by the Securities and Exchange Commission (the "SEC") on or prior to January 25, 1998. This Registration Statement is being filed to satisfy these registration requirements. Unless the Company completes the required registration, the interest rate on the Class A Debentures and the Class B Debentures will increase (subject to a maximum interest rate of 17% per annum). The holders of the Class A Debentures and the Class B Debentures had the right to declare all amounts thereunder due and payable if the registration statement was not declared effective by the SEC on or prior to April 25, 1998. The holders of the Class A Debentures and the Class B Debentures have waived until September 30, 1998 any default arising as a result of the Company's failure to have the required registration statement declared effective by the SEC.


          In the event that the Company is unable to comply with the terms of the indebtedness described above and does not obtain waivers of any defaults that might occur as a result thereof, the

Bank and the holders of the Senior Subordinated Indebtedness would have the right to declare the amounts due thereunder due and owing. In the event of such acceleration, the Company would be required to obtain additional financing to repay the amounts owed to the Bank and the holders of the Senior Subordinated Indebtedness or to take other actions to protect its business and assets.


          As set forth in the Consolidated Financial Statements included herein, the Company had a significant amount of indebtedness outstanding at March 31, 1998, a substantial portion of which becomes due and payable in 1999. Based on the Company's current working capital resources, the Company may not be able to repay all of such indebtedness as it becomes due. In the event that the holders of the Company's indebtedness do not agree to extend such indebtedness or do not convert their debt into shares of Common Stock (to the extent convertible), the Company will be required to obtain additional financing to repay such indebtedness or to take other actions to protect its business and assets. See "Risk Factors - Continuing Defaults Under Substantially All Indebtedness; Other Liquidity Risks."





          At December 31, 1997, CT&T was indebted to the Company in the amount of approximately $3.4 million, representing amounts due and owing as a result of equipment purchased by CT&T and certain of its affiliates. In December 1997, CVNY, an affiliate of CT&T, entered into a letter agreement with the Company pursuant to which CVNY agreed to pay on behalf of CT&T approximately $3.0 million of the amounts owed by CT&T. Under the terms of the letter agreement, CVNY paid $350,000 to the Company, and delivered to the Company the CVNY Note in the principal amount of approximately $2.6 million. In December 1997, CVNY paid the Company approximately $50,000 pursuant to the terms of the CVNY Note. On December 31,1997, the Company sold the CVNY Note without recourse for approximately $2.4 million. There can be no assurance that the Company will receive payment of the remaining amounts owed to it by CT&T or as to the timing of any such payments that are ultimately made.

        LogiMetrics and mmTech currently file separate federal and state income tax returns. As of June 30, 1997, LogiMetrics had approximately $6.1 million net operating loss carry forwards available to be used to offset future income. Such loss carry-forwards expire between 2011 and 2012.


Inflation

          Inflation was not a material factor in either the sales or the operating expenses of the Company during the periods presented herein.

Recent Pronouncements of the Financial Accounting Standards Board

          In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128") which establishes standards for computing and presenting earnings per share. SFAS 128 replaces the presentation of primary earnings per share and fully diluted earnings per share with basic earnings per share and diluted earnings per share, respectively. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share is computed similarly to fully diluted earnings per share. The standard is effective for financial statements for periods ending after December 15, 1997, with earlier application not permitted.

          Because the Company incurred losses in both of the fiscal years ended June 30, 1997 and 1996 and for the nine month period ended March 31, 1998, the reported losses per share would not have been affected by using this new standard.


          In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," which requires disclosure of reportable operating segments and will be effective for financial statements issued for fiscal years beginning after December 31, 1997. The Company will be reviewing this pronouncement to determine its applicability to the Company, if any.

Year 2000 Issue

          The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Certain computer programs may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activity. Based on a recent internal assessment, the Company has determined that the cost to modify its existing software and/or to convert to new software will not be significant. However, if customers, suppliers or others with whom the Company does business experience problems relating to the year 2000 issue, the Company's business, financial condition or results of operation could be materially adversely affected.

                                    BUSINESS

Overview


          The Company manufactures and sells high-power amplifiers, including TWTAs and other peripheral transmission equipment, used to transmit communication signals. The Company also manufactures and sells instrumentation amplifiers for industrial, commercial and military applications, either as stand-alone units or as part of electromagnetic test systems used to measure the electromagnetic compatibility ("EMC") and electromagnetic susceptibility ("EMS") of various equipment, including satellite earth stations, wireless communication systems, automobiles and other transportation equipment. These systems frequently incorporate multiple TWTAs. The Company's customers include military and other governmental agencies, manufacturers and testing laboratories. Customers using the Company's amplifiers, systems and test systems in the communications area include CT&T, the National Aeronautics and Space Administration, the European Space Agency, Eaton Corporation and the NASA Lewis Research Center Jet Propulsion Laboratory, and in the EMC/EMS area include General Motors Proving Ground, TRW, Inc., Lockheed Martin Corporation and Space Systems Loral.

          The TWTAs sold by the Company are used for a variety of purposes, including: LMDS and Very Small Aperture Terminal ("VSAT") transmitting devices, EMC/EMS testing, microwave studies and general high-power component testing. In addition, the Company sells complete specialty systems in response to specific customer requests. These systems are typically designed to meet specific customer needs and range from automated EMS testing systems to sophisticated electronic ground-based or airborne electronic warfare equipment. These systems typically incorporate one or more TWTAs and may also include software developed by third parties and other ancillary equipment.


          Since March 1996, the Company has sought to redirect its business focus away from defense applications and toward commercial opportunities. In particular, the Company is now actively pursuing the sale of TWTAs, other high-power amplifiers and peripheral equipment operating in the Ka band (26-40
GHz) for use in the emerging market for LMDS service and for new satellite applications. See "Industry Overview."

          In furtherance of this change in strategic focus, in April 1997, the Company merged with mmTech, which designs, develops, manufactures and sells telecommunications equipment for use in the LMDS market. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Overview." The Company's customers in the LMDS market presently consist of CT&T and certain licensees of CT&T. See "Sales and Marketing."

          The Company was founded in December 1968. The Company's headquarters are located at 50 Orville Drive, Bohemia, New York 11716, and its telephone number is (516) 784-4110.

Industry Overview

          The Company believes that many of the existing markets for its TWTAs, other high-power amplifiers and related products are mature. For instance, prior to 1995, a significant portion of the Company's business consisted of sales of high-power electronic jamming systems and related products to the U.S. military and foreign military organizations. However, in conjunction with the contraction of the U.S. defense industry, the Company's military sales have declined.

          Other traditional markets for the Company's TWTAs, other high-power amplifiers and related products have historically been characterized by low revenue growth. For instance, the Company sells equipment to manufacturers for testing the sensitivity of various products to electromagnetic forces. In the EMC/EMS market, the Company's products are generally used to flood an instrument or piece of equipment with electromagnetic energy over a broad spectrum of frequencies and to record the results of the test. The Company believes that this and other traditional markets for the Company's products are growing at a rate of approximately 5% per year.

          In response to the decline in the U.S. defense industry and the low growth rates characterizing other existing markets for the Company's products, the Company has sought new markets for its products, with particular emphasis on the LMDS market and other broad band applications.

          LMDS generically describes a proposed method of providing two-way broadband services, such as video programming distribution, video teleconferencing, wireless local loop telephony, high speed data transmission and Internet access. On March 25, 1998, the FCC completed an auction to award licenses to provide LMDS services in each of the 493 BTAs in the U.S. ("BTAs"), excluding the New York Primary Metropolitan Statistical Area ("PMSA") where CellularVision of New York, L.P. ("CVNY"), an affiliate of CT&T, has an existing license. One license included 1,150 MHz of spectrum (the "Block A License"), consisting of frequencies in the 27.5 GHz - 28.35 GHz, 29.1 GHz - 29.25 GHz and
31.075 GHz - 31.225 GHz bands. The second license included 150 MHz of spectrum (the "Block B License"), consisting of frequencies in the 31.0 GHz. - 31.075 GHz and 31.225 GHz - 31.3 GHz bands. See "Government Regulation."


          The Company believes that, as a result of the auction, a new segment of the telecommunications industry will emerge, although no assurances can be given in that regard. See "Risk Factors - Dependence on LMDS Emerging Market." As of June 30, 1998, CVNY was the only entity with a commercial license to provide LMDS services that was operational. The Company has, through CT&T, supplied CVNY with the transmitters and other equipment used by it in the New York market.


          In addition to the LMDS market in the U.S., several foreign countries, such as Canada, the Philippines, Thailand, Russia and the Republic of Korea, have reserved spectrum for the provision of LMDS services. The Company has, through CT&T, provided transmitters and other equipment to licensees of CT&T's technology providing those services outside the United States. The Company believes that, as a result of the FCC's auction of LMDS licenses, additional countries will begin to authorize the provision of LMDS services. Due to these developments, the Company believes that the LMDS market could experience significant growth in the future, although no assurances can be given in that regard. See "Risk Factors - Dependence and Effects of Government Regulations." The Company's objective is to build on its experience as a supplier of LMDS equipment to capitalize on the expected growth of this market. In addition, many of the components used in the Company's LMDS equipment can be used for Ka-band satellite communications.

LMDS Systems

          The Company designs, develops, manufactures and sells transmitters, repeaters, relays and other infrastructure equipment used to provide LMDS service. LMDS services use signals transmitted at relatively high frequencies (28 GHz) compared to other transmission methods. At higher frequency, signals attenuate more quickly ("path loss") and can be adversely affected by rain ("rain fade").

          As currently contemplated, LMDS service will be provided in a cellular system to minimize the effects of the relatively short distances traveled by high frequency signals (typically three miles or less) because of path loss and rain fade. By utilizing a cellular system, and by employing certain techniques to limit inter-cell interference, frequencies can be re-used from cell to cell, thereby effectively covering a large area and maximizing the amount of bandwidth available to carry video, voice or data transmissions.

          Video, telephone services or data signals to be transmitted through an LMDS system are received by the system from satellite transponders, terrestrial microwave facilities and/or studios at a head-end. Signals are generally processed at the head-end and are then sent to transmitters located in each adjacent cell which, in turn, transmit the signals to subscribers within the cell. Point-to-point relays, which are installed with the transmitter, are used to transmit signals to remote cells. Because of the high frequency used by LMDS and the resulting attenuation of the signal, transmission of the signal is generally by line of sight. Where topographical conditions, such as mountains, tall buildings and heavy foliage, result in areas where the original signal cannot readily be received, a repeater is used to capture and re-transmit the signal to the shadowed area. Signals can be "repeated" in this fashion several times without any noticeable loss of signal quality.

          A small, narrow beam antenna is used by subscribers to receive signals, and the Company's system utilizes a square, flat-panel antenna which is approximately seven inches square for this purpose. As a result of the high frequencies involved, this small antenna has the same gain as much larger antennas typically used to receive broadcast television signals.

          The Company's transmitters can transmit a wide variety of signals, including, video, voice and data, without the need for significant modification and it is possible to send different signals for different services from the same transmitter. In addition, the system can be readily configured to transmit either digital or analog signals, or a combination of the two.

Advantages of LMDS Service

          The Company believes that LMDS service has several significant advantages over other existing transmission techniques. The Company believes that the most important advantages are the broad bandwidth made available for LMDS services, and the lack of restrictions on the services that licensees will be allowed to offer.

          Under the FCC's rules, 1,300 MHz of bandwidth is available to LMDS licensees in each BTA. Currently, transmission of an analog television signal requires approximately 20 MHz per channel. Accordingly, approximately 50 channels could be transmitted simultaneously under a Block A License. With digital transmission of television signals and using existing compression technologies, over 200 channels could be transmitted simultaneously under a Block A License. Similarly, a typical telephone call requires approximately 30 KHz of bandwidth. Under a Block A License, an LMDS service could handle over 33,000 simultaneous phone conversations. If certain currently available compression techniques were used, that number could be increased to over 150,000.

          The Company believes that LMDS operators could also offer wireless Internet access to subscribers. For example, with a Block B License, LMDS operators may provide one-way Internet service equivalent in speed to current ISDN service (approximately 128 KB) to over 1,200 simultaneous users. CVNY has recently commenced providing fast Internet access (48,000 KB) to subscribers in New York, and the Company expects that other LMDS operators will offer similar Internet access services in the future. The Company currently manufactures equipment used for the provision of this Internet access service.

          Unlike other spectrum grants, the LMDS service authorized by the FCC is not limited to a specific use. Instead, the FCC will allow the marketplace to determine the most valuable use of the spectrum. As a result, LMDS providers will be able to use their licenses to provide a wide variety of one-way and two-way services, such as video programming, telephony or data transmission, either exclusively, or as a package of related services. The Company believes that this broad service authorization will enhance the value of LMDS licenses and will increase the potential uses of the spectrum grant.

          The Company believes that LMDS will offer certain advantages over existing transmission techniques. Those advantages include the following:

          Low Cost Infrastructure. The Company believes that LMDS systems offer a low cost, high quality and dependable broad band alternative to both franchised cable systems and satellite systems, such as Direct Broadcast Satellite ("DBS") and fiber optic systems. The Company believes that LMDS providers will be able to offer substantially the same services at significantly lower prices than franchised cable systems because LMDS providers will not require the extensive networks of cables and amplifiers or the constant maintenance, repair and cost of upgrading system architecture inherent in such systems. DBS systems have a lower cost per household passed than will LMDS systems, but involve other expenses associated with high-power direct broadcast satellites.

          Higher Quality  Picture.  The Company's LMDS transmitter is capable of delivering a generally superior picture quality as compared to the quality generally characteristic of franchised cable or current Multichannel Multipoint Distribution Service ("MMDS") systems. In a franchised cable system, each time a television signal passes through an amplifier, some measure of noise is added which results in a "grainier" picture. As a result, franchised cable picture quality generally degrades significantly depending on the distance the signal travels from the head-end to the subscriber. Current MMDS systems lack the FM or digital video fidelity associated with the Company's system, and the Company believes that these systems are also generally subject to perceptible interference. The Company's LMDS transmitter, by contrast, has been designed to deliver a video picture without perceptible interference under most conditions, although the signals can be subject to temporary degradation as a result of atmospheric conditions, such as rain fade.

          Dependability. As compared to franchised cable systems, the Company believes that LMDS systems provide a highly reliable signal because there are no cables, amplifiers or processing and filtering equipment between the transmitter which serves the subscriber and the subscriber's household to potentially break or malfunction. Failure of any one of these components in the chain may "black-out" large portions of a franchised cable system, and diagnosis and repair efforts involve a network consisting of hundreds of miles of cable and related relay equipment, in contrast to the subscriber/cell alignment which the Company believes will be used by LMDS providers. In addition, the Company believes that many LMDS providers will use fully redundant transmitter installations, such as those currently employed by CVNY.

          Compact Antenna. Unlike currently available MMDS systems, which require rooftop mounted antennas of varying sizes up to three feet in diameter, or DBS systems, which require an outdoor dish aimed directly at a stationary satellite, the antennas used with the Company's system, in many cases, permit reception of signals when mounted inside the subscriber's window, eliminating the need for outdoor installations. The wireless nature of LMDS transmissions allow these antennas, in many cases, to be used for delivery of LMDS services to apartment buildings and office towers in urban areas without extensive in-building wiring. This wiring is necessary not only in the case of franchised cable, but also with wireless technologies such as MMDS, Satellite Master Antenna ("SMATV") service and DBS, whose signals require a direct line-of-sight to the transmitter, and, consequently, in densely populated urban environments, generally require rooftop antenna installation in apartment or office buildings and internal wiring of the building to deliver service to subscribers. However, an LMDS signal can be received in the same manner as MMDS and SMATV signals and then transmitted to subscribers within an apartment building or office building or other structure through in-building cable.

          Localized Programming and Advertising Options. Because of the cellular nature of LMDS services, the Company believes that channel offerings can be localized on a cell-by-cell basis, permitting, for example, channels targeted to demographic or linguistic groups in particular neighborhoods, as well as micro-marketing. In comparison, cable operators generally offer uniform programming throughout a geographic service area, and DBS systems offer the same programming on a nationwide basis and, to date, do not offer any local programming.

          Accurate, High-Speed Data Transmission. The Company's transmission equipment has high signal-to-noise ratios and broad band width, enabling it to transmit large volumes of data at least as accurately under normal operating conditions as fiber optic systems. This capability should make LMDS services particularly well suited for high-speed, broad band data transmission, including Internet access.

          Mitigation of the Multipath Phenomenon. Multipath is a phenomenon in broadcast transmission which results in the reception of multiple signals at the receiver (literally on multiple transmission paths) which can severely degrade the picture and audio quality or cause undesirable levels of errors in digital systems. Multipath can be a severe drawback in systems such as VHF/UHF television and currently available MMDS systems, which use AM modulation and relatively broad beam width receive antennas. The Company's system, which employs FM or digital modulation and narrow beam receive antennas, can reject multipath degradation of the signal. Because of this advantage, the Company believes that its transmitters will be relatively immune to picture "ghosting" and other degradations that result from multipath.

          Large Spectrum Grant and Efficient Spectrum Usage. As described above, the FCC has set aside 1,300 MHz of spectrum for LMDS services, all or a significant portion of which can be re-used from cell to cell. This large spectrum grant may result in advantages over competing technologies, such as MMDS systems, which typically have access to a maximum of 200 MHz of fragmented spectrum and use frequencies only once in a metropolitan area. In other countries, an even broader spectrum may be reserved for LMDS services. For instance, in Canada, 3 GHz of bandwidth has been allocated to the provision of LMDS services (which the Canadian government calls Local Multi-point Communications Service, or "LMCS").

Sales and Marketing


          The Company sells its products through a direct sales organization from its facilities in New York and New Jersey. In addition, the Company utilizes a network of independent sales representatives located in the U.S., Asia and Europe. See "-Facilities." Sales prospects generally are targeted by the Company or its independent sales representatives, although the Company also responds to requests for proposals. Substantially all of the Company's specialty systems are sold through competitive bidding after receipt of a request for proposal.

          Due to cash constraints caused by the Company's history of operating losses, from time to time in the past, certain representatives have reduced the level of their support for the Company's products, which, in certain cases, has resulted in lost business opportunities. There can be no assurance that future disruptions in the Company's relationships with its independent representatives will not occur, or as to the effects thereof. See "Risk Factors - Dependence on Independent Representatives."

          Pursuant to the CT&T Agreement, mmTech is permitted to sell certain of its products only to CT&T, licensees of CT&T's technology and third parties approved by CT&T. Under the CT&T Agreement, mmTech pays to CT&T a royalty equal to 2.5% of the gross sales from such products. See "Patents, Trademarks and Proprietary Rights." Under current arrangements between CT&T and its licensees, such as CVNY, CT&T receives orders for transmitters and other equipment from its licensees and in turn places orders with the Company and other suppliers for such equipment. CT&T has publicly disclosed that it intends to alter its method of doing business with its licensees to address certain potential conflict of interest issues raised by its current procurement policies. As a result, the Company expects in the future sales of transmitters and other LMDS equipment will be made directly to such end users, although there can be no assurance this will be the case.

          The Company generally provides a one-year parts and labor warranty on its equipment, although the Company provides a two-year warranty to CT&T and its licensees, and from time to time, the Company has provided extended warranties to other customers. During the fiscal year ended June 30, 1997, the Company incurred warranty repair expenses of approximately $200,000. See "Risk Factors - Warranty Claims." During fiscal 1997, approximately 54.0% of the Company's consolidated revenues came from sales of transmitters and related equipment to CT&T and its licensees. The Company anticipates that CT&T and its licensees will account for a substantial percentage of the Company's consolidated revenues during fiscal 1998. See "Risk Factors - Dependence on Large Orders; Customer Concentrations" and "-Relationship with CT&T."

Backlog


          The Company measures its backlog as orders for which contracts or purchase orders have been signed, but that have not yet been shipped and for which revenues have not yet been recognized. The Company includes in its backlog only those customer orders that are scheduled for delivery within the next 18 months. The Company typically ships its products within six months of receiving an order. The Company had a backlog of $6.2 million, $7.1 million and $6.4 million at March 31, 1998, June 30, 1997 and June 30, 1996, respectively. Substantially all of the Company's backlog at March 31, 1998 is expected to be shipped during the next six months. Any failure by the Company to meet an agreed-upon schedule could lead to the cancellation of the related order. All orders are subject to cancellation or delay by the customer and, accordingly, there can be no assurance that such backlog will eventually result in revenues.


Manufacturing and Assembly

          The Company manufactures and assembles TWTAs and other high-power amplifiers at its facility in Bohemia, New York, and LMDS transmitting equipment and related components at its facility in Eatontown, New Jersey. The Company assembles its products from components supplied to it by various suppliers and parts manufactured internally. Once the products are assembled, they are "burned in" and tested to assure their proper functioning. After successful completion of this procedure, the products are shipped to customers.

          Although many of the basic components used in the Company's products, such as chipboards, resistors, capacitors and other similar components, are readily available from a number of sources, the Company typically purchases such components from single suppliers to take advantage of available volume discounts. However, to assure an adequate supply of traveling wave tubes, a critical component in many of the Company's products, the Company has established multiple supply sources. A limited number of components and sub-assemblies are manufactured for the Company pursuant to the Company's proprietary specifications, but the Company does not believe it is dependent on any single source for these items. The Company does not have any long-term supply arrangements.


          Due to cash constraints caused by the Company's history of operating losses, the Company has been unable to pay amounts due to its suppliers on a timely basis. As a result, certain suppliers have refused to extend trade credit to the Company, which, in the past, has resulted in supply disruptions that have materially and adversely affected its business. There can be no assurance that the Company will not experience future supply disruptions, or as to the effects thereof. See "Risk Factors - Dependence on Limited Number of Suppliers."


Competition

          In the markets for TWTAs and other high-power amplifiers, the Company competes with other entities, including Communications and Power Industries, Inc., Amplifier Research Corp. and Xicom Technology, a number of which have significantly greater financial, marketing and other resources than the Company. In the emerging LMDS market, the Company expects that its competitors will include Wytech, PCS Wireless, Inc. and certain major communications equipment manufacturers, a number of which have significantly greater financial, marketing and other resources than the Company. The Company believes that principal competitive factors in its respective markets include performance capability, reliability, size, weight and price. Until recently, the Company has not engaged in significant product development activities in its high-power amplifier business. Accordingly, the Company has not kept pace with its competitors in the markets for TWTAs and other high-power amplifiers in reducing the size and weight of its products. As a result, the Company may be at a competitive disadvantage in the markets for those products. See "Product Development." There can be no assurance that the Company will be able to compete successfully with its competitors or be able to compete with new market entrants or in new markets that may develop. See "Risk Factors - Dependence on New Product Development; Technological Advancement" and "-Competition."

Government Regulation

          The Company's business is not subject to significant direct government regulation. However, the Company believes that demand for its LMDS products will be significantly affected by government regulation because customers for its LMDS products will be required to obtain licenses from the FCC and governmental agencies in other countries in order to provide LMDS services. A description of the FCC's authorization of LMDS service is provided below.

          The FCC has set aside a total of 1,300 MHz of spectrum for LMDS service in the United States and certain of its territories: 850 MHz in the 27.5-28.35 GHz band, 150 MHz in the 29.1-29.25 GHz band, and 300 MHz in the 31.0-31.3 MHz band. The LMDS spectrum is licensed regionally on the basis of 493 BTAs throughout the United States. Two licenses with ten-year terms ultimately will be awarded in each BTA: one 1,150 MHz "Block A" license, and one 150 MHz "Block B" license. The Block A license consists of 1,000 MHz located in the 28 GHz band (27.5-28.35 GHz and 29.1-29.25 GHz) and 150 MHz of spectrum in the middle of the 300 MHz of spectrum in the 31 GHz band (31.075-31.225 GHz). The Block B license consists of the two 75 MHz segments located at each end of the 300 MHz block (31.0-31.75 GHz and 31.225-31.3 GHz). As discussed in "Business-Industry Overview," the FCC has awarded 864 of the 986 available licenses through an auction which ended on March 25, 1998.

          The FCC has placed few restrictions on the use of the spectrum allocated to LMDS. Significantly, LMDS licensees will have substantial discretion to develop services in response to market demand. Potential uses of LMDS spectrum include video broadcasting, local telephony, Internet access, and point-to-point communications. LMDS licensees can choose to provide services on a common carrier basis, a non-common carrier basis, or a combination of the two.

          There are no restrictions on the number of licenses an entity may acquire. Parties can acquire the Block A and Block B licenses in a BTA and combine the two licenses to create a 1.3 GHz LMDS system.

          LMDS licensees will receive exclusive licenses and will be protected from interference in most of the 1,300 MHz of spectrum allocated for LMDS use. However, LMDS operations in the 150 MHz of the Block A spectrum in the 29.1-29.25 GHz band will be on a co-primary basis with Mobile Satellite Service ("MSS") operations and will be restricted to hub-to-subscriber transmissions because of FCC concerns about potential interference to MSS feeder links. Block B LMDS licensees will also be co-primary with incumbent licensees in their band and will be required to afford interference protection to those licensees. However, the incumbent operations protected in the Block B 150 MHz licenses are limited in scope: protection is to be afforded only to (i) 19 state and local government agency licensees in six states whose operations are confined to localized vehicular traffic management and control services and (ii) eight private business licensees who use the spectrum solely for internal business purposes.

          In order to encourage competition in the video and telephony markets, the FCC determined in its Second Report and Order in its LMDS proceeding (the "Second Report and Order") to limit the right of local telephone companies (known as "local exchange carriers" or "LECs") and cable television companies (known as "multiple system operators" or "MSOs") to acquire Block A licenses in their respective service regions. Under rules adopted in the Second Report and Order, LECs and MSOs will be ineligible to acquire a 20% or greater ownership interest in a Block A license in their service region for the three years following completion of the auction. LECs and MSOs are considered "in-region" in a particular BTA if 10% of the BTA's population is within the authorized service area of the LEC or MSO. There is no restriction on LECs or MSOs acquiring Block B licenses within their respective service areas or Block A licenses outside of their respective service areas.

          The eligibility restrictions on LECs and MSOs with respect to in-region Block A licenses may be extended beyond the initial three-year period if the FCC determines that incumbent LECs and/or MSOs continue to have substantial market power. Conversely, the FCC can waive the restriction on a case-by-case basis during the initial three-year period if a LEC or MSO makes a showing to the FCC that its particular market is sufficiently competitive and that it no longer possesses substantial market power. As described below, certain LECs and MSOs sought FCC reconsideration of the eligibility restrictions, and other parties challenged those restrictions in court appeals of the relevant FCC decisions.

          The Second Report and Order adopted a number of service and technical rules governing operations by LMDS licensees. In particular, the FCC will allow LMDS licensees up to ten years to provide "substantial service" to their respective service areas. While it declined to define "substantial service" in the LMDS context on a generic basis, the FCC did offer examples of service that would qualify as "substantial." For an LMDS licensee offering video distribution services, a demonstration of coverage of 20% of the population of its licensed service area at the 10-year mark would constitute substantial service. For a licensee offering point-to-point services, the construction of four links per million people in its service area would be sufficient. In making its determination as to whether a licensee is providing "substantial" service, the FCC said that it may consider such factors as (i) whether the licensee is offering a specialized or technologically sophisticated service that does not require a high level of coverage to be of benefit to customers, and (ii) whether the licensee's operations serve niche markets or focus on serving populations outside of areas served by other licensees.

          Because of the FCC's liberal service requirements, the Company cannot predict when LMDS licensees will purchase the equipment necessary to provide LMDS services. However, the Company believes that many of such LMDS licensees may delay purchases of equipment for a significant period following the auction or any re-auction. Accordingly, the Company does not expect that the completion of the auction will have a material impact on the Company's business in the short-term.


          The FCC will allow licensees to disaggregate and partition their licenses. Disaggregation refers to the assignment of a portion of the licensee's authorized spectrum to another entity; partitioning refers to the assignment of a portion of the licensee's geographic service area to another entity. The Company believes that disaggregation and partitioning opportunities will encourage the deployment of LMDS services, although no assurances can be given in that regard.


          Various parties sought reconsideration and judicial review of certain aspects of the FCC's Second Report and Order and other decisions concerning LMDS. The issues raised include (i) LEC and MSO eligibility; (ii) the allocation of spectrum in the 31 GHz band to LMDS and the reinstatement of numerous 31 GHz applications that were previously dismissed by the FCC; (iii) further reconsideration of the FCC's denial of 971 waiver applications to provide LMDS service filed in the wake of the FCC's 1991 grant of the waiver application filed by CVNY's predecessor-in-interest to authorize the provision of LMDS service in New York City; (iv) clarifications of various technical and service rules; and (v) the level of bidding credits for qualifying entities and other auction rules. On February 3, 1998, the FCC adopted an order addressing the petitions for reconsideration. The order "generally affirmed" the challenged provisions of the FCC's LMDS rules. The order "generally denied" the petitions filed by various LECs and MSOs seeking a change in the LMDS eligibility rules. The order also generally upheld (i) the FCC's plan for allocation of LMDS spectrum; (ii) the FCC's liberal LMDS construction requirements; and (iii) the denial of the 971 waiver applications.

          On February 6, 1998, the United States Court of Appeals for the District of Columbia Circuit released a decision denying various petitioners' challenges to (i) the eligibility restrictions on LECs and MSOs; and (ii) the denial of the 971 waiver applications.



          A number of countries, such as Canada, the Republic of Korea and the Philippines, have authorized the provision of LMDS services or services substantially similar thereto. The Company expects that other countries will only authorize the provision of LMDS services pursuant to licensing or other permitting processes.

          Under the FCC's rules, the Company is required to obtain certification of its LMDS equipment to the extent that the equipment is capable of emitting RF energy. The certification process is designed to insure that there is no excess RF radiation or other effects which could be inconsistent with other FCC rules or the public interest. The Company has obtained such certification for all of the equipment that it currently intends to market to LMDS licensees.

          If and when the Company develops new equipment or encounters changes to the FCC's rules, shifts in market demand, or technological developments, the Company may have to develop new equipment which would require FCC certification. While such certification can be routinely granted by the FCC in due course, any inability of the Company to obtain such certification, or any delay in marketing its equipment due to the delays occasioned by the certification process, could have a material adverse effect on the Company's business.

Product Development


          The Company incurred $352,000, $648,000 and $629,000 of expenses for the nine-month period ended March 31, 1998 and the fiscal years ended June 30, 1997 and 1996, respectively, related to research and development, the development of new products and enhancement of the Company's existing products. Until recently, the Company has not engaged in significant product development activities in its high-power amplifier business. Accordingly, the Company has not kept pace with its competitors in the markets for TWTA's and other high-power amplifiers in reducing the size and weight of its products. As a result, the Company may currently be at a competitive disadvantage in the markets for those products.


          The Company is currently developing a new power supply system for its TWTAs and other high-power amplifiers. If development of the new power supply system is successfully completed, the Company believes that it will be able to reduce substantially the size and weight of its TWTAs and other high-power amplifiers. There can be no assurance that the Company will successfully complete the development of the new power supply system, or as to the timing thereof. In addition, there can be no assurance that any products incorporating the new power supply system would, if successfully developed, achieve market acceptance or a significant level of sales. See "Risk Factors - Dependence on New Product Development; Technological Advancement."

Patents, Trademarks and Proprietary Rights

          The Company does not own any patents or trademarks relating to its TWTAs or other high-power amplifiers. The basic technology used in the design and manufacture of those products is not proprietary to the Company and is available in the public domain, however the Company believes that the know-how it has developed with respect to such products is proprietary and cannot be readily duplicated by its competitors.


          In connection with its development of LMDS technology, CT&T has obtained a patent in the United States (the "LMDS Patent") which purports to cover the system architecture and transmission methods for LMDS service. In addition, CT&T has filed applications in a number of foreign countries for the issuance of foreign patents substantially similar to the LMDS Patent. The LMDS Patent, its foreign counterparts and any other patents issued to CT&T covering the LMDS market may have the effect of significantly limiting the markets for the Company's LMDS equipment to those entities which have obtained appropriate licenses from CT&T. There can be no assurance that potential customers of the Company will choose to obtain the required licenses from CT&T or that licenses will be available from CT&T on terms which are acceptable to potential customers.

          The design and development of the initial LMDS transmitter sold by mmTech was undertaken pursuant to the CT&T Agreement. Under the CT&T Agreement, CT&T retained ownership of all intellectual property created during such development phase, including the design of the initial transmitters sold to CT&T pursuant thereto. Pursuant to the terms of that agreement, mmTech has agreed to sell transmitters utilizing such intellectual property or otherwise intended to implement or imitate the CT&T transmission system only to CT&T, its licensees and third parties approved by CT&T. mmTech is required to pay CT&T a royalty of 2.5% of its gross sales from the sale of such transmitters.

          The Company believes that its current LMDS equipment is not covered by the CT&T Agreement and that the Company can fully sell such equipment to all interested purchasers. There can be no assurance, however, that CT&T will not take the position that such equipment is covered by the CT&T Agreement. In the event that it is ultimately determined that such equipment is subject to the CT&T Agreement, the Company's business, results of operations, and financial condition would be materially and adversely affected. See "Risk Factors - Relationship with CT&T."


Facilities

          The Company does not own any real property and currently conducts its operations at the following leased premises:

                                                                      Approximate
                                                                        Square         Annual            Lease
       Location                        Description of Facility          Footage      Lease Cost       Expiration


50 Orville Drive                    Corporate headquarters,               14,000      $130,000            7/31/04
Bohemia, New York                   manufacturing and assembly,
11716                               sales and customer support

20 Meridian Way                     Research, manufacturing               11,500       $95,000            3/31/00
Eatontown, New Jersey               and assembly, customer
07724                               support and administrative


          The Company believes that its existing facilities will be sufficient to meet the Company's needs for the foreseeable future.

Employees


          As of June 30, 1998, the Company had 66 full-time and 11 part-time employees, of whom 47 were engaged in manufacturing, eleven were engaged in product development activities and 19 were engaged in sales, service and general administration. None of the Company's employees is represented by a union, and the Company considers its relationships with its employees to be satisfactory.


Litigation

         The Company is not a party to any material legal proceedings.

                                   MANAGEMENT

Executive Officers and Directors

          The following table sets forth certain information regarding the Company's executive officers and directors as of March 24, 1998.


            Name                                 Age                           Position

Kenneth C. Thompson(1)                            50        Chief Executive Officer and Director
Charles S. Brand(1)                               58        Chairman of the Board and Chief Technology Officer
Frank A. Brand(2)(3)                              73        Director
Jean-Francois Carreras(2)(3)                      48        Director
Mark B. Fisher                                    38        Director
Francisco A. Garcia(2)(3)                         46        Director
Erik S. Kruger                                    36        Vice    President-Finance  and   Administration   and
                                                            Secretary
Norman M. Phipps(1)                               37        President, Chief Operating Officer and Director



(1)  Member of Executive Committee.

(2)  Member of Audit Committee.

(3)  Member of Compensation Committee.

          Kenneth C. Thompson. Mr. Thompson has been a director of the Company since July 1997 and, since March 1998, has been the Company's Chief Executive Officer. From April 1997 until March 1998, Mr. Thompson was a private investor and consultant. Prior to April 1997, Mr. Thompson held several senior management positions with Glenayre Electronics, Inc., including President of the Voice and Data Technologies Group, Executive Vice President - Sales and Marketing and Executive Vice President - Business Operations. Glenayre is a manufacturer of infrastructure equipment for the paging and cellular industry.

          Charles S. Brand. Mr. Brand has served as the Chairman of the Board and the Chief Technology Officer since April 1997 and March 1998, respectively. From April 1997 until March 1998, Mr. Brand also served as the Chief Executive Officer of the Company. Since February 1994, Mr. Brand has been the President of mmTech, which was acquired by the Company in April 1997. Prior to founding
mmTech, Mr. Brand was the founder and President of Trontech, Inc., a manufacturer of wireless equipment for the cellular and PCS markets. Mr. Brand has been involved in the development of LMDS systems and architecture for over ten years. Mr. Brand is the nephew of Dr. Frank A. Brand.

          Dr. Frank A. Brand. Dr. Brand has been a director of the Company since April 1997. Since 1991, Dr. Brand has been a private investor and consultant. Prior to his retirement in 1991, Dr. Brand held several senior management positions with M/A-COM, Inc., a major manufacturer of telecommunications products and systems, including Chief Technical Officer, Chief Operating Officer and Acting Chief Executive Officer. Dr. Brand is a Life-Fellow of the Institute of Electrical and Electronic Engineers, a Fellow of Polytechnic University and a member of the Engineering Dean's Council at UCLA.

          Jean-Francois Carreras. Mr. Carreras has been a director of the Company since April 1997. Since October 1994, Mr. Carreras has been a partner in the Paris law firm of Sokolow, Dunaud, Mercadier and Carreras. From October 1994 to July 1995, Mr. Carreras was also a partner in the law firm of Arent, Fox, Kintner, Plotkin & Kahn. Prior thereto, until October 1994, Mr. Carreras was a partner in the law firm of Coudert Brothers. Mr. Carreras is a French citizen.

          Mark B. Fisher. Mr. Fisher has been a director of the Company since July 1997. Mr. Fisher is the President of MBF Capital Corporation, Inc. ("MBF"), a firm that invests in and advises technology driven companies. From 1990 to 1996, Mr. Fisher served as a principal of Alex. Brown & Sons, Inc. (now, BT Alex. Brown).

          Franciso A. Garcia. Mr. Garcia has been a director of the Company since July 1997. From 1987 to December 1997, Mr. Garcia has served as Chairman of the Board of Neptune Management Company, Inc., a manager of funds and accounts investing in distressed securities, obligations and consumer receivables. Since 1991, Mr. Garcia has also served as President of Nethuns, Inc., a firm engaged in financial advisory, consumer finance and investment activities. Mr. Garcia is a Spanish citizen.

          Erik S. Kruger. Mr. Kruger has been the Company's Vice President-Finance and Administration and Secretary since February 1998. Prior thereto, from February 1996 until February 1998, Mr. Kruger served as the Chief Financial Officer of CVNY. From October 1990 until February 1996, Mr. Kruger was employed by Coopers & Lybrand L.L.P.

          Norman M. Phipps. Mr. Phipps has served as the President and Chief Operating Officer of the Company since April 1997. From May 1996 to April 1997, Mr. Phipps served as Chairman and Acting President of the Company. Mr. Phipps served as a Principal of Phipps, Teman & Co. L.L.C. ("PTCO"), a private investment firm, from August 1993 to March 1998. From January 1991 to August 1993, Mr. Phipps was Managing General Partner of CP Capital Partners, a private investment firm. Mr. Phipps is a director of Avery Communications, Inc.

          The Company  currently  does not  regularly  compensate  directors for
their  service  to  the  Company.   However,   directors  are   reimbursed   for
out-of-pocket expenses incurred in their capacity as directors of the Company.

          Currently, Dr. Brand and Mr. Fisher provide consulting services to the Company and receive or will receive certain fees and/or shares of the Company's Common Stock in connection therewith. In addition, prior to his appointment as the Company's Chief Executive Officer, Mr. Thompson also provided consulting services to the Company and received certain fees and/or shares of the Company's Common Stock in connection therewith. See "Employment Agreements and Compensation Arrangements."

          Pursuant to the terms of the Stock Compensation Program, each director who has not been a full-time employee of the Company or any subsidiary for at least the prior 12 months receives an option to purchase 5,000 shares of Common Stock each year on the earlier of (i) the date of the Company's annual meeting of stockholders, or (ii) June 1. Options granted to such directors under the Stock Compensation Program have an exercise price equal to the fair market value of the underlying shares of Common Stock on the date of grant. See "1997 Stock Compensation Program."

Right to Designate Directors; Changes in Control

          In connection with the March 1996 recapitalization of the Company (the "Restructuring"), the Company and Cerberus Partners, L.P. ("Cerberus") entered into a Unit Purchase Agreement, dated March 7, 1996 (the "Unit Purchase
Agreement", pursuant to which the Company issued to Cerberus 30 Units (the "nits", each Unit consisting of $50,000 in aggregate principal amount of 12% Convertible Senior Subordinated Debentures due December 31, 1998 (the "Senior Subordinated Debentures") and a Series C Warrant to purchase 84,746 shares of Common Stock. The Senior Subordinated Debentures were subsequently exchanged for Class B Debentures in July 1997 in connection with the transactions described below. Pursuant to the terms of the Unit Purchase Agreement, Cerberus currently has the right to require the Company to increase the size of the Board of Directors by one person and to designate a person to fill the vacancy created by such increase. Cerberus has not exercised its right to designate a director.

          To assist the Company in effecting the Restructuring, the Company retained PTCO and SFM Group, Ltd. ("SFM") pursuant to the terms of a consulting agreement, dated December 20, 1995 (the "Consulting Agreement"). Pursuant to the terms of the Consulting Agreement, among other things, Murray H. Feigenbaum, a former President of the Company, and Jerome Deutsch, a former Executive Vice President of the Company, granted irrevocable proxies to PTCO and SFM to vote the shares of Common Stock owned by them at that time on certain matters, including the election of directors (the "Voting Rights"). Under the terms of the Consulting Agreement, PTCO had the right to elect three directors and SFM had the right to elect two directors. Accordingly, since Mr. Feigenbaum and Mr. Deutsch owned more than 50% of the Common Stock then outstanding, PTCO and SFM were deemed to have acquired control of the Company at that time. In connection with the acquisition of mmTech, PTCO and SFM irrevocably waived their rights under the Consulting Agreement to appoint directors and to exercise the Voting Rights. SFM is no longer in existence and its principals, which included Alfred Mendelsohn and Lawrence I. Schneider, former directors of the Company, and Mark
B. Fisher, a director of the Company, have succeeded to its rights under the Consulting Agreement and the proxy arrangements referenced above.

          Pursuant to the terms of the Agreement and Plan of Merger, dated December 18, 1996, as amended (the "Merger Agreement"), among the Company, mmTech, a wholly owned subsidiary of the Company ("Merger Sub"), and Charles S. Brand, Merger Sub merged with and into mmTech (the "Merger") and mmTech became a wholly owned subsidiary of the Company. Pursuant to the Merger, each outstanding share of mmTech common stock was converted into 192,478 shares of Common Stock, resulting in the issuance of a total of 19,247,800 shares of Common Stock to Mr. Brand. Upon consummation of the Merger, Mr. Brand became the Chairman and Chief Executive Officer of the Company and its largest stockholder. Accordingly, upon consummation of the Merger, Mr. Brand acquired control of the Company. At that time, Norman M. Phipps, previously the Chairman and Acting President of the Company, became the President and Chief Operating Officer of the Company. Following the Merger, the Company's Board of Directors was reconstituted to consist of Mr. Brand, Dr. Frank A. Brand, Jean-Francois Carreras, Alfred Mendelsohn and Mr. Phipps.


          In July 1997,  the  Company  entered  into a Purchase  Agreement  (the
"Purchase Agreement") with a group of institutional investors (the "Purchasers"), including certain entities affiliated with Mark B. Fisher, a director of the Company. Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Purchasers $2,750,000 in aggregate principal amount of the Class A Debentures, Series G Warrants to purchase an aggregate of 7,350,000 shares of Common Stock at an exercise price of $0.50 per share, Series H Warrants to purchase an aggregate of 1,100,000 shares of Common Stock at an exercise price of $0.60 per share and Series I Warrants to purchase an aggregate of 550,000 shares of Common Stock at an exercise price of $1.125 per share, for a total purchase price of $3,352,500. Pursuant to the terms of the Purchase Agreement, the Purchasers have the right, at any time prior to July 28, 1998, to purchase an additional $833,333 in aggregate principal amount of the Class A Debentures, Series G Warrants to purchase an aggregate of 2,000,000 shares of Common Stock, Series H Warrants to purchase an aggregate of 333,333 shares of Common Stock and Series I Warrants to purchase an aggregate of 166,667 shares of Common Stock for a total purchase price of $1,000,000 (the "Purchase Option"). On May 1, 1998, the Purchase Option was exercised in part. Accordingly, on that date, the Company issued $416,668 of additional Class A Debentures, additional Series G Warrants to purchase on aggregate of 1,000,000 shares of Common Stock, additional Series H Warrants to purchase an aggregate of 166,667 shares of Common Stock and additional Series I Warrants to purchase an aggregate of 83,333 shares of Common Stock.


          In connection with the transactions contemplated by the Purchase Agreement, the Purchasers, the Company and Charles S. Brand entered into a Stockholders Agreement (the "Stockholders Agreement") pursuant to which, among other things, Mr. Brand agreed to certain restrictions on his ability to sell his shares of Common Stock. Pursuant to the terms of the Stockholders Agreement, the size of the Board of Directors was increased to seven members and the Purchasers received the right to appoint three directors. In the event that the Purchase Option is exercised in full, the number of directors will be increased to eight, and the Purchasers will have the right to appoint an additional director. At any time that the Purchasers are entitled to appoint at least four directors, at either the request of Mr. Brand or the Purchasers, the size of the Board will be further increased by one and Mr. Brand and the Purchasers will have the right to mutually select an independent director to fill the resulting vacancy. Further, in the event that Cerberus (or any subsequent holder of the Class B Debentures) exercises its right under the Unit Purchase Agreement to designate a member of the Board of Directors, the number of directors will be increased by two, the holder of the Class B Debentures will have the right to appoint one director and Mr. Brand and the Purchasers will have the right to appoint an additional independent director.

          Pursuant to the terms of the Stockholders Agreement, Mr. Brand has appointed himself, Dr. Brand, Mr. Carreras and Mr. Phipps and the Purchasers have appointed Messrs. Fisher, Garcia and Thompson as directors of the Company. To facilitate the recomposition of the Board of Directors, Mr. Mendelsohn resigned as a director of the Company effective upon the closing of the transactions contemplated by the Purchase Agreement.

          Under the terms of the Stockholders Agreement, the parties agreed to cause (i) the Executive Committee of the Board of Directors to be comprised of two directors designated by Mr. Brand and one director designated by the Purchasers, (ii) the Audit Committee of the Board of Directors to be comprised of two directors designated by Mr. Brand and two directors designated by the Purchasers, and (iii) the Compensation Committee of the Board of Directors to be comprised of two directors designated by Mr. Brand and two directors designated by the Purchasers. In the event that the Purchase Option is exercised in full, the Purchasers will have the right to designate a second director to serve on the Executive Committee of the Board of Directors. All directors have been designated by either Mr. Brand or the Purchasers to serve on the respective Board committees set forth below.

          Effective in March 1998, Mr. Thompson became the Chief Executive Officer of the Company. Under the terms of the Stockholders Agreement, Mr. Thompson is treated as a director designated by Mr. Brand and is entitled to serve as a member of the Executive Committee of the Board of Directors.

          Under the terms of the Stockholders Agreement, the holders of a majority of the shares of Common Stock beneficially owned by the Purchasers have the right, subject to certain limitations, to cause the Company to enter into a "Company Sale". A Company Sale is defined to include (i) a sale of all or substantially all of the assets of the Company (other than to certain affiliates), (ii) a merger, consolidation, share exchange or other similar transaction in which the holders of the Company's voting stock receive less than 50% of the voting power of the surviving entity, (iii) a sale, disposition or issuance of shares of voting stock of the Company in which a person or entity (other than a party to the Stockholder Agreement or its affiliates) acquires 50% or more of the total voting power of the Company, and (iv) the formation of certain partnerships, joint ventures and other strategic alliances involving the sale or transfer of all or substantially all of the assets of the Company to a third party.

          The  Stockholders  Agreement  terminates upon the earliest to occur of
(i) the written consent of the holders of a majority of the shares of Common Stock beneficially owned by the Purchasers and the holders of a majority of the shares of Common Stock then beneficially owned by Mr. Brand and certain transferees, (ii) Mr. Brand and certain transferees, as a group, or the Purchasers, as a group, becoming the beneficial owners of less than 10% of the outstanding Common Stock (determined on a fully-diluted basis), or (iii) upon the consummation of a Company Sale in accordance with the terms of the Stockholders Agreement.

Compensation Committee Interlocks and Insider Participation

          The Company's Compensation Committee is currently comprised of Dr. Brand and Messrs. Carreras and Garcia. Mr. Thompson resigned as a member of the Compensation Committee effective upon his election as the Company's Chief Executive Officer. During the fiscal year ended June 30, 1997, Mr. Mendelsohn (who resigned as a director of the Company in July 1997) was also a member of the Compensation Committee. Mr. Mendelsohn has entered into a consulting agreement with the Company.

          The Company has entered into a consulting agreement with Dr. Brand pursuant to which Dr. Brand provides strategic, technological and other services to the Company for up to 90 days in any calendar year. Under the consulting agreement, which expires April 30, 1999, Dr. Brand is entitled to receive a quarterly payment of 36,363 shares of Common Stock. In the consulting agreement, Dr. Brand has agreed to certain confidentiality, non-competition and intellectual property covenants.

          The Company has entered into a consulting agreement with Mr. Thompson pursuant to which Mr. Thompson has provided strategic, technological and other services to the Company since August 1997. Under the consulting agreement, Mr. Thompson received an aggregate of approximately $47,000 for work performed under the agreement as of March 31, 1998, as well as reimbursement for certain expenses incurred by him in connection therewith. Mr. Thompson also is entitled to receive additional monthly payments of up to $12,000 per month, as well as additional expense reimbursements. In addition to the cash payments referred to above, under the consulting agreement, Mr. Thompson received 108,000 shares of Common Stock. In the consulting agreement, Mr. Thompson agreed to certain confidentiality, non-competition and intellectual property covenants. Mr. Thompson's consulting agreement will terminate upon the effectiveness of the employment agreement between the Company and Mr. Thompson. See "Employment Agreements and Compensation Arrangements."


          No executive officer of the Company and no member of the Compensation Committee is a member of any other business entity that has an executive officer that sits on the Company' Board or on the Compensation Committee.

Executive Compensation

          The following table summarizes certain information relating to the compensation paid or accrued by the Company for services rendered during the fiscal years ended June 30, 1997, June 30, 1996 and June 30, 1995 to each person serving as its Chief Executive Office and each of the Company' four other most highly paid executive officers whose total annual salary and bonus for the fiscal year ended June 30, 1997 exceeded $100,000 (collectively, the "Named Executive Officers"):


                           Summary Compensation Table


                               Annual Compensation
              -----------------------------------------------------
                                                                            Other            Long-Term
        Name and           Fiscal                                          Annual           Compensation
   Principal Position       Year      Salary($)         Bonus($)       Compensation($)   Awards/Options (#)


Charles S. Brand (1)       1997        $159,616(2)         --                 *               20,000
Chairman of the Board      1996            150,000         --                 *                 --
and Chief Executive        1995            150,000         --                 *                 --
Officer

Norman M. Phipps (3)       1997           $153,395         --                 *               825,000
President and Chief        1996          --                --                --                 --
Operating Officer          1995          --                --                --                 --

Russell J. Reardon (4)     1997           $100,000       $50,000              *               310,000
Senior Vice President-     1996             25,000         --                 *               250,000
Finance and                1995          --                --                --                 --
Administration
_______________________

(1) Mr. Thompson succeeded Mr. Brand as the Company' Chief Executive Officer in March 1998. Mr. Thompson did not receive compensation for services rendered to the Company in any capacity during the fiscal year ended June 30, 1997.

(2)  Annual compensation  payable to Mr. Brand increased to $200,000,  effective
     April   25,   1997.   See   "--Employment   Agreements   and   Compensation
     Arrangements."

(3) Includes $130,325 in consulting fees paid to Mr. Phipps prior to his employment by the Company in April 1997.

(4) Employment commenced in April 1996. Mr. Reardon resigned as an officer of the Company effective February 27, 1998.


*        Less than 10% of salary plus bonus.

Option Grants

          The following table summarizes certain information relating to the grant of options to purchase Common Stock to each of the Named Executive Officers during the fiscal year ended June 30, 1997.


                    Option/SAR Grants in Last Fiscal Year(1)


                                   Number of            % of Total
                                  Securities           Options/SARs
                                  Underlying            Granted to           Exercise or
                                 Options/SARs          Employees in          Base Price            Expiration
           Name                   Granted (#)           Fiscal Year           ($/Share)               Date

Charles S. Brand                    20,000                 0.7%                $0.605               6/20/07

Norman M. Phipps                    825,000                29.5%               $0.550               6/20/07

Russell J. Reardon                  310,000                11.1%               $0.550               6/20/07


(1) The Company did not grant stock appreciation rights during the fiscal year ended June 30, 1997.

Options Exercised in Last Fiscal Year and Fiscal Year-End Option Values

          The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during the fiscal year ended June 30, 1997 and unexercised options held by such Named Executive Officers as of June 30, 1997.



                                  Aggregated Option Exercises in Fiscal 1997 and
                                           Fiscal Year-End Option Values

                                              Number of Securities
                                         Underlying Unexercised Options                   Value of Unexercised
                                               at Fiscal Year End                       In-The-Money Options at
                                         (#) Exercisable/Unexercisable                  Fiscal Year End ($) (1)

Charles S. Brand                                      --/20,000                                   0/0
Norman M. Phipps                                   543,334/281,666                                0/0
Russell J. Reardon                                 350,000/210,000                             $12,500/0


     (1) Based on an estimated market value of $0.55 per share for the Common Stock on June 30, 1997.

1997 Stock Compensation Program

          In May 1997, the Company adopted the Stock Compensation Program in order to promote the interests of the Company, its direct and indirect present and future subsidiaries and its stockholders by providing eligible persons with the opportunity to acquire an ownership interest, or to increase their ownership interest, in the Company as an incentive to remain in the service of the Company. The Stock Compensation Program authorizes the granting of incentive stock options, non-qualified stock options, stock appreciation rights, performance shares and stock bonus awards to employees and consultants of the Company and its subsidiaries, including those employees serving as officers or directors of the Company (the "Employee Plans"). The Stock Compensation Program also authorizes automatic option grants to directors who are not otherwise employed by the Company (the "Independent Director Plan").

In connection with the Stock Compensation Program, 7,500,000 shares of Common Stock are reserved for issuance, of which up to 7,350,000 shares may be issued under the Employee Plans and up to 150,000 shares may be issued under the Independent Director Plan. The Stock Compensation Program is administered by the Compensation Committee of the Board of Directors (the "Administrator").

          Options and awards granted under the Stock Compensation Program may have an exercise or payment price as established by the Compensation Committee, provided that the exercise price of incentive stock options granted under the Employee Plans may not be less than the fair market value of the underlying shares on the date of grant. Options granted under the Independent Director Plan must have an exercise price equal to the fair market value of the underlying shares on the date of grant.

          Unless otherwise provided at the date of grant, no option or award may vest within one year of the date of grant and no option or award may be exercised more than 10 years from the date of grant. Options granted under the Independent Director Plan vest one year following the date of grant and expire if not exercised on or before the fifth anniversary thereof. Unless otherwise specified by the Compensation Committee, options and awards (other than pursuant to the Independent Director Plan) vest in four equal installments on the first, second, third and fourth anniversaries of the date of grant. Vesting of any option or award granted under the Stock Compensation Program may be accelerated in certain circumstances, including upon the occurrence of a "Change in Control Event" (as defined in the Stock Compensation Program).

          Options and awards granted under the Stock Compensation Program are nontransferable, except by will or by the laws of descent and distribution. However, the Compensation Committee may permit the recipient of a non-incentive stock option granted under the Employee Plans and options granted under the Independent Director Plan to transfer the option to a family member or a trust created for the benefit of family members. During the lifetime of a participant, an option may be exercised only by the participant or a permitted transferee. In the event that a participant's employment or service terminates as a result of death, all vested awards will be paid to the participant's estate by the Company and the participant's estate or any permitted transferee will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of death. If the participant's employment or service terminates as a result of retirement or a "disability" (as set forth in the Stock Compensation Program), all vested awards will be paid to the participant by the Company and the participant or any permitted transferee will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or one year from the date of termination. If the participant's employment or service terminates for cause, all options and awards will automatically expire upon termination. If the participant's employment or service terminates other than as a result of death, disability, retirement or termination for cause, the participant will have the right to collect all vested awards immediately and the participant or any permitted transferee will have the right to exercise vested options for a period ending on the earlier of the expiration dates of such options or awards or 30 days from the date of termination, subject to extension at the discretion of the Administrator, or three months from the date of termination in the case of options granted pursuant to the Independent Director Plan. In all cases, any unvested options or awards will terminate as of the date of termination of employment or service.

          The Stock Compensation Program terminates on April 30, 2007, unless earlier terminated by the Board of Directors. No options or awards may be granted under the Stock Compensation Program after its termination; however, termination of the Stock Compensation Program will not affect the status of any option or award outstanding on the date of termination.

Employment Agreements and Compensation Arrangements

          The Company expects to enter into a three-year employment agreement (the "Thompson Agreement") with Mr. Thompson, the Company's Chief Executive Officer, in the near future. Although no agreement has been executed as of the date hereof, the Company anticipates that, pursuant to the terms of the Thompson Agreement, in the event that the Company consummates a private or public sale of its securities resulting in net proceeds of at least $10,000,000 to the Company (a "Qualifying Offering"), Mr. Thompson will receive a base salary of $250,000 per annum, subject to periodic review in the discretion of the Board of Directors. In addition, upon consummation of a Qualifying Offering, Mr. Thompson will receive a one-time bonus of $50,000. Pursuant to the expected terms of the Thompson Agreement, Mr. Thompson will, upon consummation of a Qualifying Offering, receive a non-qualified stock option exercisable for 3,000,000 shares of Common Stock at an exercise price of $0.60 per share, subject to adjustment in certain circumstances. Such option will be immediately exercisable. The Company also will maintain a $1,000,000 term life insurance policy for Mr. Thompson's benefit upon completion of a Qualifying Offering. Mr. Thompson also will be entitled to certain other perquisites in such circumstances.


          Prior to the consummation of a Qualifying Offering, Mr. Thompson will be entitled to receive compensation for his services to the Company equivalent to those provided to him pursuant to his consulting arrangements with the Company. See "Compensation Committee Interlocks and Insider Participation." Prior to the consummation of a Qualifying Offering, Mr. Thompson will not be required to devote more than 10 days in any calendar month to the Company's affairs. In the event that a Qualifying Offering does not occur on or prior to September 30, 1998, Mr. Thompson will have the right to terminate his employment by the Company.


          If a Qualifying Offering occurs, Mr. Thompson will be entitled to certain severance benefits from the Company in the event that his employment is terminated thereafter pursuant to a Without Cause Termination, or Mr. Thompson terminates his employment thereafter for Good Reason (as such terms are expected to be defined in the Thompson Agreement). In addition, upon consummation of a Qualifying Offering, Mr. Thompson will have the right to terminate his employment in certain circumstances following a Change in Control Event (as such term is expected to be defined in the Thompson Agreement) and to receive certain payments in connection therewith.

          The Company  expects  that,  pursuant to the Thompson  Agreement,  Mr.
Thompson  will  be  subject  to  certain   confidentiality,   work-for-hire  and
non-competition covenants.

          In connection with the Merger, Mr. Charles Brand and Mr. Phipps entered into five-year employment agreements with the Company. Pursuant to such agreements, Mr. Brand receives an annual base salary of $200,000 and Mr. Phipps receives an annual base salary of $150,000, subject to periodic increases at the discretion of the Board of Directors. Mr. Brand and Mr. Phipps are entitled to participate in all compensation and employee benefit plans, including such bonuses as may be authorized by the Board of Directors from time to time. The Company also agreed to provide and maintain a $1,000,000 term-life insurance policy for the benefit of each of Mr. Brand and Mr. Phipps. In the event of the termination of employment by the Company (other than upon death, permanent disability or a "termination for cause"), each of Mr. Brand and Mr. Phipps would be entitled to receive his then-current base salary for a period equal to the greater of (i) the remainder of the term of his employment agreement, or (ii) twelve months from the effective date of termination.

          In July 1997, the Company entered into a consulting agreement with MBF, an entity which is controlled by Mr. Fisher, pursuant to which MBF agreed to cause Mr. Fisher to provide certain financial consulting services to the Company for up to 25% of Mr. Fisher's business time. Under the consulting agreement, MBF is entitled to receive a monthly payment of $5,000 The consulting agreement has a term of 18 months.

          In addition, the Company has entered into consulting agreements with Dr. Brand and Mr. Thompson. Mr. Thompson's consulting arrangements were terminated upon his election as the

Company's Chief Executive Officer. See "Compensation Committee Interlocks and Insider Participation."

          Mr. Reardon resigned as an officer of the Company effective February 27, 1998. Pursuant to the terms of his severance agreement, the Company agreed to continue to pay to Mr. Reardon his current base salary and certain medical benefits through June 30, 1998 (subject to certain exceptions). Also pursuant to the severance agreement, Mr. Reardon has agreed to terminate certain vested options held by him and, in exchange therefor, the Company has granted Mr. Reardon an option to purchase an equal number of shares of Common Stock which option shall remain exercisable for one year from the effective date of termination. Mr. Reardon has agreed to provide certain consulting services to the Company upon request until June 30, 1998.

Indemnification of the Directors and Officers

          The Certificate of Incorporation provide that every person who is or was a director, officer, employee or agent of the Company shall be indemnified by the Company pursuant to the provisions of Section 145 of the Delaware General Corporation Law to the fullest extent permitted thereby against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or officer or continues to serve in any capacity with any other enterprise at the request of the Company. In addition, the Company's by-laws, as amended, provide the directors, officers and employees of the Company with similar protections. Such provisions may provide indemnification to the officers and directors of the Company for liability under the Securities Act.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                              CERTAIN TRANSACTIONS

          In July 1995, the Company sold to SFM Series B Warrants to purchase 1,500,000 shares of Common Stock, at a price of $0.02 per share, with an exercise price of $0.25 per share, for services rendered in obtaining financing for the Company. Alfred Mendelsohn and Lawrence I. Schneider, former directors of the Company, were principals in SFM. Mark B. Fisher, a director of the Company, was also a principal in SFM.

          In December 1995, the Company entered into a consulting agreement with two companies, SFM and PTCO, for services to be rendered in obtaining additional financing for the Company. SFM and PTCO were granted Series E Warrants to purchase a total of 1,000,000 shares of the Company's Common Stock at $0.50 per share any time prior to March 7, 2003. SFM and PTCO also were subsequently paid fees of $87,500 and $216,377, respectively, when the financing was provided in March 1996. Norman M. Phipps, a director of the Company, and Wade Teman, a former officer of the Company, are principals in PTCO.

          In May 1996, a former director of the Company, Lawrence I. Schneider, was elected Chairman of the Executive Committee for a five-year term. As compensation, he was paid $100,000, in June 1996. Mr. Schneider resigned as a director in November 1996.

          During the fiscal year ended June 30, 1996, the Company paid Orbitrex International, Inc. ("Orbitrex"), whose President is Alfred Mendelsohn, a former director of the Company, $71,000 for business development services provided to the Company. Additionally, the Company granted Mr. Mendelsohn Series F Warrants to purchase 100,000 shares of Common Stock at $0.50 per share.

          In June 1997, the Company entered into a consulting agreement with Orbitrex. Under the consulting agreement, Orbitrex agreed to provide certain services in connection with product development and international marketing opportunities. Under the consulting agreement, Orbitrex is entitled to receive payments aggregating $60,000, payable in monthly installments on or prior to April 30, 1998. In the consulting agreement, Orbitrex agreed to certain confidentiality, non-competition and intellectual property covenants.

          In July 1997, Mr. Phipps purchased 850,000 shares of Common Stock from the Company for $467,500, or $0.55 per share. In connection with the purchase, $8,500 was paid in cash from the proceeds of a one-time bonus paid to Mr. Phipps and the remainder was paid in the form of a non-recourse secured promissory note (the "Phipps Note"). The Phipps Note does not bear interest, has no fixed maturity date, and is secured by a pledge of the shares of Common Stock purchased by Mr. Phipps. The Phipps Note will automatically be forgiven upon the occurrence of a "Change in Control Event" (as defined in the Phipps Note). The Phipps Note will become due and payable upon the occurrence of certain events, including a sale or other disposition by Mr. Phipps of the shares of Common Stock or the termination of Mr. Phipps' employment as a result of a "Termination for Cause" (as defined in the Phipps Note). If Mr. Phipps' employment terminates, other than as a result of a Termination for Cause or a "Without Cause Termination" (as defined in the Phipps Note), the Phipps Note will become payable in 60 monthly installments. The Company has agreed to make certain payments to Mr. Phipps in respect of certain federal income tax consequences which may result from the terms of the Phipps Note.

          MBF, an entity controlled by Mark B. Fisher, a director of the Company, paid $35,000 of the purchase price payable by it in connection with its July 1997 purchase of Class A Debentures, Series G Warrants, Series H Warrants, and Series I Warrants in the form of a non-recourse secured promissory note (the "MBF Note"). The MBF Note matures on July 29, 2000 and bears interest
(compounded annually) at a rate of 6.07% per annum, which is payable at maturity. The MBF Note is secured by a pledge of the Series G Warrants purchased by MBF. The MBF Note will become immediately due and payable upon the occurrence of certain events, including a sale or other disposition by MBF of the Series G Warrants purchased by it or the consummation of a Company Sale (as defined in the Stockholders Agreement).

          Prior to its acquisition by the Company, Mr. Brand, the Company's Chairman and Chief Executive Officer, lent certain amounts to mmTech on an as-needed basis to fund a portion of mmTech's working capital requirements. The maximum amount advanced by Mr. Brand was $649,150, and $623,086 in such advances were outstanding at June 30, 1997. Pursuant to an agreement between Mr. Brand and the Company, the Company has agreed to pay interest on the unpaid advances (which previously had been interest-free) at a rate of seven percent per annum. The Company also agreed that, subject to its cash flow requirements, it would use its best efforts to repay up to $300,000 of such advances on or before September 30, 1997 and that the remaining advances would be repaid at a rate of $50,000 per month, commencing in October 1997. As of April 15, 1998, the Company had paid Mr. Brand $200,000 pursuant to the arrangements described above.

          Mr. Brand owns 40% of the outstanding common stock of Advanced Control Components, Inc. ("ACC"). ACC currently sublets space from the Company at its Eatontown, New Jersey facility and pays to mmTech $33,312 in annual rent. Employees from mmTech perform services for ACC and employees from ACC perform services for mmTech from time to time. The company utilizing such services pays to the company providing such services an amount equal to two times the base hourly salary of the employees providing such services for the number of hours involved. Pursuant to such arrangements, ACC paid to mmTech net amounts of $230,686 during the fiscal year ended June 30, 1997 and $154,850 during the fiscal year ended June 30, 1996.

          Certain holders of the Company's securities, including directors, officers and beneficial owners of more than 5% of the Common Stock are entitled to certain registration rights with respect to securities of the Company held by them.

          For a description of certain other transactions between the Company and certain of its directors, executive officers and major stockholders, See "Management - Right to Designate Directors; Changes in Control."

                             SELLING SECURITYHOLDERS

         The Securities registered hereby will be offered from time to time by the Selling Securityholders. For a description of certain relationships between the Company and certain of the Selling Securityholders, See "Management--Executive Officers and Directors," "--Right to Designate Directors; Changes in Control" and "Certain Transactions." Mr. Laird served as the Company's Chairman of the Board, President and Chief Executive Officer from March 1996 to May 1996. Mr. Wade Teman was a Principal of PTCO until March 1998 and served as a Senior Vice President of the Company from May 1996 until August 1997. Mr. Gaffney currently is an employee of mmTech.


         The following tables sets forth certain information with respect to the Selling Securityholders. All ownership information is as of June 15, 1998.



                                  Common Stock

                                                                                               Common Stock
                                          Common Stock                Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder               Prior to Offering(1)(2)          be Sold(2)           Maximum is Sold(1)(2)
------------------------------    -----------------------------    ---------------    -------------------------------

                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------


Charles S. Brand                  19,387,800 (3)        68.4%       19,367,800             20,000             *
Stephen Feinberg                   6,041,158 (4)        17.6         6,041,158              --               --
Mark B. Fisher                     5,044,551 (5)        15.2         5,044,551              --               --
Gregory Manocherian                4,086,063 (6)        12.7         4,086,063              --               --
A.C. Israel Enterprises, Inc.      2,423,944 (7)         7.9         2,423,944              --               --
Gerald B. Cramer                   2,423,944 (8)         7.9         2,423,944              --               --
CRM Partners, L.P.                 2,181,549 (9)         7.2         2,181,549              --               --
Norman M. Phipps                   2,153,118 (10)        7.3         1,328,118            825,000             2.9%
CRM Enterprise Fund, L.L.C.        1,624,040 (11)        5.4         1,624,040              --               --
CRM Retirement Partners, L.P.      1,211,971 (12)        4.1         1,211,971              --               --
CRM Madison Partners, L.P.         1,211,971 (13)        4.1         1,211,971              --               --
Beja International SA                943,400 (14)        3.3           943,400              --               --
Murray H. Feigenbaum                 795,344             2.8           795,344              --               --
L.A.D. Equity Partners, L.P.         757,290 (15)        2.6           757,290              --               --
Lawrence I. Schneider                622,857 (16)        2.2           622,857              --               --
Lamare Investments Ltd.              617,360 (17)        2.2           617,360              --               --
CRM-EFO Partners, L.P.               605,984 (18)        2.1           605,984              --               --
Wade Teman                           585,739 (19)        2.0           335,739            250,000             *
Jerome Deutsch                       575,376             2.0           575,376              --               --
Alfred Mendelsohn                    506,250 (20)        1.8           390,000            116,250             *
Cramer   Rosenthal   McGlynn,
Inc.                                 450,685 (21)        1.6           450,685              --               --
UTO Bank                             420,000             1.5           420,000              --               --
Michael Gaffney                      411,000 (22)        1.5           400,000            11,000              *
RILAR Family Associates, L.P.        380,000 (23)        1.3           380,000              --               --
Frederick G. Graham                  377,360 (24)        1.3           377,360              --               --
Freydun Manocherian                  377,360 (25)        1.3           377,360              --               --
Stanley Associates                   377,360 (26)        1.3           377,360              --               --
CRM U.S. Value Fund, Ltd.            363,592 (27)        1.3           363,592              --               --
Richard S. Fuld                      363,592 (28)        1.3           363,592              --               --
Russell J. Reardon                   353,333 (29)        1.3           353,333              --               --
Henry N. Schneider                   342,013 (30)        1.2           322,013            20,000              *
Eurycleia Partners, L.P.             325,326 (31)        1.1           325,326              --               --
Nathan A. Low                        308,680 (32)        1.1           308,680              --               --
Richard K. Laird                     298,781 (33)        1.1           298,781              --               --
Radix Associates                     248,680 (34)        *             248,680              --               --
Weiskopf, Silver & Co.               248,680 (35)        *             248,680              --               --
McGlynn Family Partnership           242,394 (36)        *             242,394              --               --
Edward J. Rosenthal Keogh            242,394 (37)        *             242,394              --               --
Fred M. Filoon                       242,394 (38)        *             242,394              --               --
Erik S. Kruger                       240,000 (39)        *              40,000            200,000             *
Venturetek, L.P.                     214,340 (40)        *             214,340              --               --
Danilan Investments Inc.             188,680 (41)        *             188,680              --               --
Howard & Lois Lorsch                 188,680 (42)        *             188,680              --               --
Erdinch H. Ozada                     188,680 (43)        *             188,680              --               --
JAM Investment Associates            188,680 (44)        *             188,680              --               --
Stephen J. DeGroat                   188,680 (45)        *             188,680              --               --
Jeremy Isaacs                        188,680 (46)        *             188,680              --               --
Steven B. Kalafer                    188,680             *             188,680              --               --
Rita Schneider                       188,680 (47)        *             188,680              --               --
Seymour & Arlene Teman               188,680 (48)        *             188,680              --               --
Frank A. Brand                       181,816             *             181,816              --               --
Kenneth C. Thompson                  133,000             *             108,000            $25,000            --
Eugene A. Trainor                    121,198 (49)        *             121,198              --               --
Sabina International Inc.            120,000 (50)        *             120,000              --               --
Amy Schneider                        120,000             *             120,000              --               --
Leonard P. Shaykin                   120,000 (51)        *             120,000              --               --
Kenneth & Claire Alpert               94,340 (52)        *              94,340              --               --
Spencer Brown                         94,340 (53)        *              94,340              --               --
Scott Schneider                       94,340 (54)        *              94,340              --               --
RBC, Inc.                             60,000 (55)        *              60,000              --               --
Kenneth I. Haber                      50,000 (56)        *              50,000              --               --
Allan Schneider                       50,000 (57)        *              50,000              --               --
Waveland Limited Partnership          50,000 (58)        *              50,000              --               --
Edward J. Harrison                    40,000 (59)        *              40,000              --               --
David & Julie Musicant                40,000 (60)        *              40,000              --               --
Russell T. Stern, Jr.                 40,000 (61)        *              40,000              --               --
Jeffrey Plattus                       33,333 (62)        *              33,333              --               --
Jean-Francois Carreras                32,500 (63)        *              32,500              --               --
Kemlink, Inc.                         20,000 (64)        *              20,000              --               --
William & Janice Fisher               15,000 (65)        *              15,000              --               --
Arthur L. Chianese                     7,500 (66)        *               7,500              --               --
Robert Danziger                        7,500 (67)        *               7,500              --               --
Carlton Ziegenfus                      7,500 (68)        *               7,500              --               --
Gilda Miodownic                        4,000 (69)        *               4,000              --               --
Mark & Rita Woltin                     3,000 (70)        *               3,000              --               --
Elaine Nakis                           1,000 (71)        *               1,000              --               --
-----------------------
*Less than 1%.

(1) Assumes the full exercise or conversion of outstanding convertible securities, warrants, rights or options for such person or entity exercisable or convertible.
(2)    Certain amounts shown are subject to adjustment in certain circumstances.

(3)    Includes   20,000  shares  of  Common Stock issuable upon the exercise of options.


(4) Consists of (i) 2,815,104 shares of Common Stock issuable upon the conversion of Class B Debentures held by Cerberus, (ii) 683,674 shares of Common Stock issuable upon the conversion of Class B Debentures issuable to Cerberus in lieu of cash interest on the outstanding Class B Debentures, and (iii) 2,542,380 shares of Common Stock issuable upon the exercise of Series C Warrants held by Cerberus. Mr. Feinberg is the Managing Member of Cerberus Associates, L.L.C., the general partner of Cerberus and, accordingly, is deemed to be the beneficial owner of all shares of Common Stock owned by Cerberus.


(5) Includes (i) 284,425 shares of Common Stock issuable upon the conversion of Class A Debentures held by Mr. Fisher, (ii) 60,000 shares of Common Stock issuable upon the exercise of Series A Warrants held by Mr. Fisher,
       (iii) 520,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Mr. Fisher, (iv) 241,935 shares of Common Stock issuable upon the exercise of Series G Warrants held by Mr. Fisher, (v) 12,943 shares of Common Stock issuable upon the exercise of Series H Warrants held by Mr. Fisher, and (vi) 6,472 shares of Common Stock issuable upon the exercise of Series I Warrants held by Mr. Fisher. Also includes (i) 500,000 shares of Common Stock issuable to MBF upon the exercise of Series G Warrants held by MBF, (ii) 568,850 shares of Common Stock issuable upon the conversion of Class A Debentures held by MBF Broadband Systems, L.P. ("Broadband Systems"), (iii) 483,871 shares of Common Stock issuable upon the exercise of Series G Warrants held by Broadband Systems, (iv) 25,886 shares of Common Stock issuable upon the exercise of Series H Warrants held by Broadband Systems, (v) 12,943 shares of Common Stock issuable upon the exercise of Series I Warrants held by Broadband Systems, (vi) 441,861 shares of Common Stock issuable upon the exercise of Series G Warrants held by Phineas Broadband Systems, L.P. ("Phineas"), (vii) 883,721 shares of Common Stock issuable upon the exercise of Series H Warrants held by Phineas and (viii) 441,861 shares of Common Stock issuable upon the exercise of Series I Warrants held by Phineas. Also includes (i) 69,075 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Mr. Fisher in lieu of cash interest on the outstanding Class A Debentures held by him, (ii) 138,151 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Broadband Systems in lieu of cash interest on the outstanding Class A Debentures held by it, and (iii) 232,557 shares of Common Stock issuable upon the exercise of additional Series G Warrants, Series H Warrants and Series I Warrants which Phineas has the right to acquire from the Company. Mr. Fisher is the sole officer, director and shareholder of MBF and MBF Broadband Systems, Inc., the general partner of both Broadband Systems and Phineas. Accordingly, Mr. Fisher is deemed to be the beneficial owner of all shares of Common Stock beneficially owned by each of MBF, Broadband Systems and Phineas.


(6) Includes 47,170 shares of Common Stock issuable upon the conversion of one-half of a share of Series A Preferred Stock held by Mr. Manocherian. Also includes (i) 113,770 shares of Common Stock issuable upon the conversion of Class A Debentures held by Kabuki Partners ADP, GP ("Kabuki"), (ii) 96,774 shares of Common Stock issuable upon the exercise of Series G Warrants held by Kabuki, (iii) 5,177 shares of Common Stock issuable upon the exercise of Series H Warrants held by Kabuki, (iv) 2,589 shares of Common Stock issuable upon the exercise of Series I Warrants held by Kabuki, (v) 488,096 shares of Common Stock issuable upon the conversion of Class A Debentures held by Whitehall Properties LLC ("Whitehall"), (vi) 437,870 shares of Common Stock issuable upon the exercise of Series G Warrants held by Whitehall, (vii) 22,536 shares of Common Stock issuable upon the exercise of Series H Warrants held by Whitehall, (viii) 11,268 shares of Common Stock issuable upon the exercise of Series I Warrants held by Whitehall, (ix) 976,193 shares of Common Stock issuable upon the conversion of Class A Debentures held by Pamela Equities Corp. ("PEC"), (x) 875,740 shares of Common Stock issuable upon the exercise of Series G Warrants held by PEC, (xi) 45,072 shares of Common Stock issuable upon the exercise of Series H Warrants held by PEC, and (xii) 22,536 shares of Common Stock issuable upon the exercise of Series I Warrants held by PEC. Also includes (i) 27,630 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Kabuki in lieu of cash interest on the outstanding Class A Debentures held by it, (ii) 118,539 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Whitehall in lieu of cash interest on the outstanding Class A Debentures held by it, (iii) 237,078 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to PEC in lieu of cash interest on the outstanding Class A Debentures held by it, (iv) 134,138 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which Whitehall has the right to acquire from the Company, (v) 268,275 Shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and Series G Warrants, Series H Warrants and Series I Warrants which PEC has the right to acquire from the Company,
       (vi) 16,147 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Whitehall in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company, and (vii) 32,295 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to PEC in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company. Mr. Manocherian is (i) the controlling general partner of Kabuki, (ii) a member of Whitehall, and (iii) an officer of PEC. Accordingly, Mr. Manocherian may be deemed to be the beneficial owner of all shares of Common Stock beneficially owned by each of Kabuki, Whitehall and PEC.

(7) Consists of (i) 976,193 shares of Common Stock issuable upon the conversion of Class A Debentures held by A.C. Israel Enterprises, Inc. ("ACIE"), (ii) 842,495 shares of Common Stock issuable upon the exercise of Series G Warrants held by ACIE, (iii) 45,072 shares of Common Stock issuable upon the exercise of Series H Warrants held by ACIE, and (iv) 22,536 shares of Common Stock issuable upon the exercise of Series I Warrants held by ACIE. Also includes (i) 237,078 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to ACIE in lieu of cash interest on the outstanding Class A Debentures held by it,
       (ii) 268,275 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which ACIE has the right to acquire from the Company, and (iii) 32,295 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to ACIE in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.

(8) Consists of (i) 976,193 shares of Common Stock issuable upon the conversion of Class A Debentures held by Mr. Cramer, (ii) 842,495 shares of Common Stock issuable upon the exercise of Series G Warrants held by Mr. Cramer, (iii) 45,072 shares of Common Stock issuable upon the exercise of Series H Warrants held by Mr. Cramer, and (iv) 22,536 shares of Common Stock issuable upon the exercise of Series I Warrants held by Mr. Cramer. Also includes (i) 237,078 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Mr. Cramer in lieu of cash interest on the outstanding Class A Debentures held by him, (ii) 268,275 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which Mr. Cramer has the right to acquire from the Company, and (iii) 32,295 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Mr. Cramer in lieu of cash interest on the Optional Class A Debentures he has the right to acquire from the Company.

(9) Consists of (i) 878,554 shares of Common Stock issuable upon the conversion of Class A Debentures held by CRM Partners, L.P. ("CRM Partners"), (ii) 758,245 shares of Common Stock issuable upon the exercise of Series G Warrants held by CRM Partners, (iii) 40,565 shares of Common Stock issuable upon the exercise of Series H Warrants held by CRM Partners, and (iv) 20,282 shares of Common Stock issuable upon the exercise of Series I Warrants held by CRM Partners. Also includes (i) 213,370 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM Partners in lieu of cash interest on the outstanding Class A Debentures held by it, (ii) 241,468 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which CRM Partners has the right to acquire from the Company, and (iii) 29,065 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM Partners in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.

(10) Includes (i) 296,042 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. Phipps, (ii) 134,906 shares of Common Stock issuable upon the exercise of Series F Warrants held by Mr. Phipps, (iii) 23,585 shares of Common Stock issuable upon the conversion of one-quarter share of Series A Preferred Stock held by Mr. Phipps, and (iv) 825,000 shares of Common Stock issuable upon the exercise of options.

(11) Consists of (i) 654,047 shares of Common Stock issuable upon the conversion of Class A Debentures held by CRM 1997 Enterprise Fund, L.L.C. ("CRM Enterprise Fund"), (ii) 564,472 shares of Common Stock issuable upon the exercise of Series G Warrants held by CRM Enterprise Fund, (iii) 30,199 shares of Common Stock issuable upon the exercise of Series H Warrants held by CRM Enterprise Fund, and (iv) 15,099 shares of Common Stock issuable upon the exercise of Series I Warrants held by CRM Enterprise Fund. Also includes (i) 158,841 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM Enterprise Fund in lieu of cash interest on the outstanding Class A Debentures held by it, (ii) 179,745 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which CRM Enterprise Fund has the right to acquire from the Company, and (iii) 21,637 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM Enterprise Fund in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.

(12) Consists of (i) 488,096 shares of Common Stock issuable upon the conversion of Class A Debentures held by CRM Retirement Partners, L.P. ("CRM Retirement Partners"), (ii) 421,248 shares of Common Stock issuable upon the exercise of Series G Warrants held by CRM Retirement Partners,
       (iii) 22,536 shares of Common Stock issuable upon the exercise of Series H Warrants held by CRM Retirement Partners, and (iv) 11,268 shares of Common Stock issuable upon the exercise of Series I Warrants held by CRM Retirement Partners. Also includes (i) 118,539 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM Retirement Partners in lieu of cash interest on the outstanding Class A Debentures held by it, (ii) 134,137 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which CRM Retirement Partners has the right to acquire from the Company, and (iii) 16,147 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM Retirement Partners in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.

(13) Consists of (i) 488,096 shares of Common Stock issuable upon the conversion of Class A Debentures held by CRM Madison Partners, L.P. ("CRM Madison Partners"), (ii) 421,248 shares of Common Stock issuable upon the exercise of Series G Warrants held by CRM Madison Partners, (iii) 22,536 shares of Common Stock issuable upon the exercise of Series H Warrants held by CRM Madison Partners, and (iv) 11,268 shares of Common Stock issuable upon the exercise of Series I Warrants held by CRM Madison Partners. Also includes (i) 118,539 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM Madison Partners in lieu of cash interest on the outstanding Class A Debentures held by it,
       (ii) 134,137 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which CRM Madison Partners has the right to acquire from the Company, and (iii) 16,147 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM Madison Partners in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.


(14) Consists of 471,700 shares of Common Stock issuable upon the conversion of five shares of Series A Preferred Stock held by Beja International SA.


(15) Consists of (i) 304,981 shares of Common Stock issuable upon the conversion of Class A Debentures held by L.A.D. Equity Partners ("LAD"),
       (ii) 263,212 shares of Common Stock issuable upon the exercise of Series G Warrants held by LAD, (iii) 14,081 shares of Common Stock issuable upon the exercise of Series H Warrants held by LAD, and (iv) 7,043 shares of Common Stock issuable upon the exercise of Series I Warrants held by LAD. Also includes (i) 74,066 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to LAD in lieu of cash interest on the outstanding Class A Debentures held by it, (ii) 83,817 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which LAD has the right to acquire from the Company, and (iii) 10,090 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to LAD in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.


(16) Consists of (i) 291,667 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. Schneider and (ii) 331,190 shares of Common Stock issuable upon the exercise of Series F Warrants held by Mr. Schneider.


(17) Includes 188,680 shares of Common Stock issuable upon the conversion of two shares of Series A Preferred Stock held by Lamare Investments Ltd.

(18) Consists of (i) 244,048 shares of Common Stock issuable upon the conversion of Class A Debentures held by CRM-EFO Partners, L.P. ("CRM-EFO"), (ii) 210,624 shares of Common Stock issuable upon the exercise of Series G Warrants held by CRM-EFO, (iii) 11,268 shares of Common Stock issuable upon the exercise of Series H Warrants held by CRM-EFO, and (iv) 5,634 shares of Common Stock issuable upon the exercise of Series I Warrants held by CRM-EFO. Also includes (i) 59,269 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM-EFO in lieu of cash interest on the outstanding Class A Debentures held by it, (ii) 67,068 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which CRM-EFO has the right to acquire from the Company, and (iii) 8,073 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM-EFO in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.


(19) Includes (i) 200,125 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. Teman, (ii) 88,444 shares of Common Stock issuable upon the exercise of Series F Warrants held by Mr. Teman, (iii) 23,585 shares of Common Stock issuable upon the conversion of one-quarter share of Series A Preferred Stock held by Mr. Teman, and (iv) 250,000 shares of Common Stock issuable upon the exercise of options.


(20) Includes (i) 290,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Mr. Mendelsohn, (ii) 100,000 shares of Common Stock issuable upon the exercise of Series F Warrants held by Mr. Mendelsohn, and (iii) 85,000 shares of Common Stock issuable upon the exercise of options.


(21) Consists of (i) 100,905 shares of Common Stock issuable upon the conversion of Class A Debentures held by Cramer Rosenthal McGlynn, Inc. ("CRM"), (ii) 287,217 shares of Common Stock issuable upon the exercise of Series G Warrants held by CRM, (iii) 4,659 shares of Common Stock issuable upon the exercise of Series H Warrants held by CRM, and (iv) 2,331 shares of Common Stock issuable upon the exercise of Series I Warrants held by CRM. Also includes (i) 24,506 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM in lieu of cash interest on the outstanding Class A Debentures held by it,
       (ii) 27,730 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which CRM has the right to acquire from the Company, and (iii) 3,337 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to CRM in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.

(22) Includes 11,000 shares of Common Stock issuable upon the exercise of options.

(23) Consists of 380,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by RILAR Family Associates, L.P.

(24) Consists of 188,680 shares of Common Stock issuable upon the conversion of two shares of Series A Preferred Stock held by Mr. Graham.

(25) Consists of 188,680 shares of Common Stock issuable upon the conversion of two shares of Series A Preferred Stock held by Mr. Manocherian.

(26) Consists of 188,680 shares of Common Stock issuable upon the conversion of two shares of Series A Preferred Stock held by Stanley Associates.

(27) Consists of (i) 146,428 shares of Common Stock issuable upon the conversion of Class A Debentures held by CRM U.S. Value Fund, Ltd. ("Value Fund"), (ii) 126,374 shares of Common Stock issuable upon the exercise of Series G Warrants held by Value Fund, (iii) 6,761 shares of Common Stock issuable upon the exercise of Series H Warrants held by Value Fund, and (iv) 3,381 shares of Common Stock issuable upon the exercise of Series I Warrants held by Value Fund. Also includes (i) 35,562 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Value Fund in lieu of cash interest on the outstanding Class A Debentures held by it, (ii) 40,242 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which Value Fund has the right to acquire from the Company, and (iii) 4,844 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Value Fund in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.

(28) Consists of (i) 146,428 shares of Common Stock issuable upon the conversion of Class A Debentures held by Mr. Fuld, (ii) 126,374 shares of Common Stock issuable upon the exercise of Series G Warrants held by Mr. Fuld, (iii) 6,761 shares of Common Stock issuable upon the exercise of Series H Warrants held by Mr. Fuld, and (iv) 3,381 shares of Common Stock issuable upon the exercise of Series I Warrants held by Mr. Fuld. Also includes (i) 35,562 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Mr. Fuld in lieu of cash interest on the outstanding Class A Debentures held by him, (ii) 40,242 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which Mr. Fuld has the right to acquire from the Company, and
       (iii) 4,844 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Mr. Fuld in lieu of cash interest on the Optional Class A Debentures he has the right to acquire from the Company.

(29) Consists of 353,333 shares of Common Stock issuable upon the exercise of options.

(30) Consists of (i) 133,333 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. Schneider, (ii) 94,340 shares of Common Stock issuable upon the conversion of one share of Series A Preferred Stock held by Mr. Schneider, and (iii) 20,000 shares of Common Stock issuable upon the exercise of options.


(31) Consists of (i) 131,019 shares of Common Stock issuable upon the conversion of Class A Debentures held by CRM Eurycleia Partners, L.P. ("Eurycleia"), (ii) 113,074 shares of Common Stock issuable upon the exercise of Series G Warrants held by Eurycleia, (iii) 6,049 shares of Common Stock issuable upon the exercise of Series H Warrants held by Eurycleia, and (iv) 3,025 shares of Common Stock issuable upon the exercise of Series I Warrants held by Eurycleia. Also includes (i) 31,818 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Eurycleia in lieu of cash interest on the outstanding Class A Debentures held by it, (ii) 36,006 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which
       Eurycleia has the right to acquire from the Company, and (iii) 4,335 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Eurycleia in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.


(32) Includes 94,340 shares of Common Stock issuable upon the conversion of one-share of Series A Preferred Stock held by Mr. Low.

(33) Includes 94,340 shares of Common Stock issuable upon the exercise of Series D Warrants held by Mr. Laird.

(34) Consists of 94,340 shares of Common Stock issuable upon the exercise of Series D Warrants held by Radix, and (iii) 94,340 shares of Common Stock issuable upon the conversion of one share of Series A Preferred Stock held by Radix Associates.

(35) Includes 94,340 shares of Common Stock issuable upon the conversion of one share of Series A Preferred Stock held by Weiskopf, Silver & Co.

(36) Consists of (i) 97,619 shares of Common Stock issuable upon the conversion of Class A Debentures held by McGlynn Family Partnership ("McGlynn"), (ii) 84,250 shares of Common Stock issuable upon the exercise of Series G Warrants held by McGlynn, (iii) 4,507 shares of Common Stock issuable upon the exercise of Series H Warrants held by McGlynn, and (iv) 2,254 shares of Common Stock issuable upon the exercise of Series I Warrants held by McGlynn. Also includes (i) 23,708 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to McGlynn in lieu of cash interest on the outstanding Class A Debentures held by it, (ii) 26,827 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which McGlynn has the right to acquire from the Company, and (iii) 3,229 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to McGlynn in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.

(37) Consists of (i) 97,619 shares of Common Stock issuable upon the conversion of Class A Debentures held by Edward J. Rosenthal Keogh ("Keogh"), (ii) 84,250 shares of Common Stock issuable upon the exercise of Series G Warrants held by Keogh, (iii) 4,507 shares of Common Stock issuable upon the exercise of Series H Warrants held by Keogh, and (iv) 2,254 shares of Common Stock issuable upon the exercise of Series I Warrants held by Keogh. Also includes (i) 23,708 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Keogh in lieu of cash interest on the outstanding Class A Debentures held by it,
       (ii) 26,827 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which Keogh has the right to acquire from the Company, and (iii) 3,229 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Keogh in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.

(38) Consists of (i) 97,619 shares of Common Stock issuable upon the conversion of Class A Debentures held by Mr. Filoon, (ii) 84,250 shares of Common Stock issuable upon the exercise of Series G Warrants held by Mr. Filoon, (iii) 4,507 shares of Common Stock issuable upon the exercise of Series H Warrants held by Mr. Filoon, and (iv) 2,254 shares of Common Stock issuable upon the exercise of Series I Warrants held by Mr. Filoon. Also includes (i) 23,708 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Mr. Filoon in lieu of cash interest on the outstanding Class A Debentures held by it, (ii) 26,827 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which Mr. Filoon has the right to acquire from the Company, and (iii) 3,229 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Mr. Filoon in lieu of cash interest on the Optional Class A Debentures it has the right to acquire from the Company.

(39) Includes 200,000 shares of Common Stock issuable upon the exercise of options.

(40) Consists of (i) 40,000 shares of Common Stock issuable upon the exercise of Series A Warrants held by Venturetek, L.P. ("Venturetek") , (ii) 47,170 shares of Common Stock issuable upon the exercise of Series D Warrants held by Venturetek, and (iii) 47,170 shares of Common Stock issuable upon the conversion of one-half share of Series A Preferred Stock held by Venturetek.

(41) Consists of 94,340 shares of Common Stock issuable upon the conversion of one share of Series A Preferred Stock held by Danilan Investments Inc.

(42) Includes 94,340 shares of Common Stock issuable upon the conversion of one share of Series A Preferred Stock held by Mr. and Mrs. Lorsch as joint tenants.

(43) Includes 94,340 shares of Common Stock issuable upon the conversion of one share of Series A Preferred Stock held by Mr. Ozada.

(44) Consists of 94,340 shares of Common Stock issuable upon the conversion of one share of Series A Preferred Stock held by JAM Investment Associates.

(45) Includes 94,340 shares of Common Stock issuable upon the conversion of one-share of Series A Preferred Stock held by Mr. DeGroat.

(46) Includes 94,340 shares of Common Stock issuable upon the conversio of one-share of Series A Preferred Stock held by Mr. Isaacs.

(47) Includes 94,340 shares of Common Stock issuable upon the conversion of one-share of Series A Preferred Stock held by Mrs. Schneider.

(48) Includes 94,340 shares of Common Stock issuable upon the conversion of one-share of Series A Preferred Stock held by Mr. and Mrs. Teman as joint tenants.

(49) Consists of (i) 48,810 shares of Common Stock issuable upon the conversion of Class A Debentures held by Mr. Trainor, (ii) 42,125 shares of Common Stock issuable upon the exercise of Series G Warrants held by Mr. Trainor, (iii) 2,254 shares of Common Stock issuable upon the exercise of Series H Warrants held by Mr. Trainor, and (iv) 1,294 shares of Common Stock issuable upon the exercise of Series I Warrants held by Mr. Trainor. Also includes (i) 11,854 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Mr. Trainor in lieu of cash interest on the outstanding Class A Debentures held by him, (ii) 13,246 shares of Common Stock issuable upon the exercise or conversion of Optional Class A Debentures and additional Series G Warrants, Series H Warrants and Series I Warrants which Mr. Trainor has the right to acquire from the Company, and (iii) 1,615 shares of Common Stock issuable upon the conversion of Class A Debentures issuable to Mr. Trainor in lieu of cash interest on the Optional Class A Debentures he has the right to acquire from the Company.

(50) Includes 40,000 shares of Common Stock issuable upon the exercise of Series A Warrants held by Sabina International Inc.

(51) Includes 40,000 shares of Common Stock issuable upon the exercise of Series A Warrants held by Mr. Shaykin.

(52) Consists of 47,170 shares of Common Stock issuable upon the conversion of one-half share of Series A Preferred Stock held by Mr. and Mrs. Alpert as joint tenants.

(53) Includes 47,170 shares of Common Stock issuable upon the conversion of one-half-share of Series A Preferred Stock held by Mr. Brown.


(54) Includes 47,170 shares of Common Stock issuable upon the conversion of one-half-share of Series A Preferred Stock held by Mr. Schneider.

(55) Includes 20,000 shares of Common Stock issuable upon the exercise of Series A Warrants held by RBC, Inc.

(56) Consists of 50,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Mr. Haber.

(57) Consists of 50,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Mr. Schneider.

(58) Consists of 50,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Waveland Limited Partnership.

(59) Consists of 40,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Mr. Harrison.

(60) Consists of 40,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Mr. and Mrs. Musicant as joint tenants.

(61) Consists of 40,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Mr. Stern.

(62) Consists of 33,333 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. Plattus.

(63) Consists of (i) 20,000 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. Carreras, and (ii) 12,500 shares of Common Stock issuable upon the exercise of Series F Warrants held by Mr. Carreras.

(64) Consists of 20,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Kemlink, Inc..

(65) Consists of 15,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Mr. and Mrs. Fisher as joint tenants.

(66) Insists of 7,500 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. Chianese.

(67) Consists of 7,500 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. Danziger.

(68) Consists of 7,500 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. Ziegenfus.

(69) Consists of 4,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Ms. Miodownic.

(70) Consists of 3,000 shares of Common Stock issuable upon the exercise of Series E Warrants held by Mr. and Mrs. Woltin as joint tenants.

(71) Consists of 1,000 shares of Common Stock issuable upon the exercise of Series B Warrants held by Ms. Nakis.


                                                          Series A Warrants

                                                                                            Series A Warrants
                                       Series A Warrants              Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder                  Prior to Offering              be Sold                Maximum is Sold
------------------------------    -----------------------------    ---------------    -------------------------------


                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------
Mark B. Fisher                        60,000            30.0            60,000                 --             --
Sabina International Inc.             40,000            20.0            40,000                 --             --
Leonard P. Shaykin                    40,000            20.0            40,000                 --             --
Venturetek, L.P.                      40,000            20.0            40,000                 --             --
RBC, Inc.                             20,000            10.0            20,000                 --             --





                                                          Series B Warrants

                                                                                            Series B Warrants
                                       Series B Warrants              Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder                  Prior to Offering              be Sold                Maximum is Sold
------------------------------    -----------------------------    ---------------    -------------------------------

                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------

Mark B. Fisher                       520,000            34.7%          520,000                 --             --
RILAR Family Associates, L.P.        380,000            25.3           380,000                 --             --
Alfred Mendelsohn                    290,000            19.3           290,000                 --             --
Kenneth I. Haber                      50,000             3.3            50,000                 --             --
Allan Schneider                       50,000             3.3            50,000                 --             --
Waveland Limited Partnership          50,000             3.3            50,000                 --             --
Edward J. Harrison                    40,000             2.7            40,000                 --             --
Russell T. Stern, Jr.                 40,000             2.7            40,000                 --             --
David & Julie Musicant                40,000             2.7            40,000                 --             --
Kemlink, Inc.                         20,000             1.3            20,000                 --             --
William & Janice Fisher               15,000             1.0            15,000                 --             --
Gilda Miodownic                        4,000             *               4,000                 --             --
Elaine Nakis                           1,000             *               1,000                 --             --
-----------------------
*Less than 1%.


                                                          Series C Warrants

                                                                                            Series C Warrants
                                       Series C Warrants              Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder                  Prior to Offering              be Sold                Maximum is Sold
------------------------------    -----------------------------    ---------------    -------------------------------

                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------

Stephen Feinberg                   2,542,380 (1)       100.0%        2,542,380                 --             --
-------------------

(1) Consists of Series C Warrants to acquire an aggregate of 2,542,380 shares of Common Stock held by Cerberus. Mr. Feinberg is the Managing Member of Cerberus Associates, L.L.C., the general partner of Cerberus and, accordingly, is deemed to be the beneficial owner of all Series C Warrants owned by Cerberus.




                                                          Series D Warrants

                                                                                            Series D Warrants
                                       Series D Warrants              Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder                  Prior to Offering              be Sold                Maximum is Sold
------------------------------    -----------------------------    ---------------    -------------------------------

                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------


Richard K. Laird                      94,340            67.7            94,340              --                --
Venturetek, L.P.                      47,170            33.3            47,170              --                --




                                                          Series E Warrants

                                                                                            Series E Warrants
                                       Series E Warrants              Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder                  Prior to Offering              be Sold                Maximum is Sold
------------------------------    -----------------------------    ---------------    -------------------------------

                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------

Norman M. Phipps                     296,042            29.6%          296,042              --                --
Lawrence Schneider                   291,667            29.2           291,667              --                --
Wade Teman                           200,125            20.0           200,125              --                --
Henry N. Schneider                   133,333            13.3           133,333              --                --
Jeffrey Plattus                       33,333             3.3            33,333              --                --
Jean-Francois Carreras                20,000             2.0            20,000              --                --
Arthur L. Chianese                     7,500             *               7,500              --                --
Robert Danziger                        7,500             *               7,500              --                --
Carlton L. Ziegenfus                   7,500             *               7,500              --                --
Mark & Rita Woltin                     3,000             *               3,000              --                --
-----------------------
*Less than 1%.





                                                          Series F Warrants

                                                                                            Series F Warrants
                                       Series F Warrants              Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder                  Prior to Offering              be Sold                Maximum is Sold
------------------------------    -----------------------------    ---------------    -------------------------------

                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------

Lawrence I. Schneider                331,190            49.7%          331,190              --                --
Norman M. Phipps                     134,906            20.2           134,906              --                --
Alfred Mendelsohn                    100,000            15.0           100,000              --                --
Wade Teman                            88,444            13.3            88,444              --                --
Jean-Francois Carreras                12,500             1.9            12,500              --                --



                                                          Series G Warrants

                                                                                            Series G Warrants
                                       Series G Warrants              Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder                 Prior to Offering(1)            be Sold               Maximum is Sold(1)
------------------------------    -----------------------------    ---------------    -------------------------------

                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------


Mark B. Fisher                     1,725,806 (2)        20.5%        1,725,806              --                --
Gregory Manocherian                1,598,254 (3)        18.7         1,598,254              --                --
A.C. Israel Enterprises, Inc.        967,742 (4)        11.4           967,742              --                --
Gerald B. Cramer                     967,742 (5)        11.4           967,742              --                --
CRM Partners, L.P.                   870,967 (6)        10.3           870,967              --                --
CRM Enterprise Fund, L.L.C.          648,388 (7)         7.7           648,388              --                --
CRM Madison Partners, L.P.           483,872 (8)         5.8           483,872              --                --
CRM Retirement Partners, L.P.        483,872 (9)         5.8           483,872              --                --
L.A.D. Equity Partners, L.P.         302,342 (10)        3.6           302,342              --                --
Cramer Rosenthal McGlynn, Inc.       300,163 (11)        3.6           300,163              --                --
CRM-EFO Partners, L.P.               241,936 (12)        2.9           241,936              --                --
Richard S. Fuld                      145,161 (13)        1.7           145,161              --                --
CRM U.S. Value Fund, Ltd.            145,161 (14)        1.7           145,161              --                --
Eurycleia Partners, L.P.             129,884 (15)        1.6           129,884              --                --
Fred M. Filoon                        96,774 (16)        1.2            96,774              --                --
McGlynn Family Partnership            96,774 (17)        1.2            96,774              --                --
Edward J. Rosenthal Keogh             96,774 (18)        1.2            96,774              --                --
Eugene A. Trainor                     48,388 (19)        *              48,388              --                --

-----------------------
*Less than 1%.

(1) Assumes that the full exercise of the holders' rights to purchase additional Series G Warrants as described herein.


(2) Consists of (i) 241,935 Series G Warrants held by Mr. Fisher, (ii) 500,000 Series G Warrants held by MBF, (iii) 483,871 Series G Warrants held by Broadband Systems, (iv) 441,861 Series G Warrants held by Phineas, and (v) 58,139 additional Series G Warrants which Phineas has the right to acquire from the Company. Mr. Fisher is the sole officer, director and shareholder of MBF and MBF Broadband Systems, Inc., the general partner of both Broadband Systems and Phineas. Accordingly, Mr. Fisher is deemed to be the beneficial owner of all Series G Warrants beneficially owned by each of MBF, Broadband Systems and Phineas.

(3) Consists of (i) 96,774 Series G Warrants held by Kabuki, (ii) 437,870 Series G Warrants held by Whitehall, (iii) 875,740 Series G Warrants held by PEC, (iv) 62,623 additional Series G Warrants which Whitehall has the right to acquire from the Company, and (v) 125,247 additional Series G Warrants which PEC has the right to acquire from the Company. Mr. Manocherian is (i) the controlling general partner of Kabuki, (ii) a member of Whitehall, and (iii) an officer of PEC. Accordingly, Mr. Manocherian may be deemed to be the beneficial owner of all Series G Warrants beneficially owned by each of Kabuki, Whitehall and PEC.

(4) Consists of (i) 842,495 Series G Warrants held by ACIE, and (ii) 125,247 additional Series G Warrants which ACIE has the right to acquire from the Company.

(5) Consists of (i) 842,495 Series G Warrants held by Mr. Cramer, and (ii) 125,247 additional Series G Warrants which Mr. Cramer has the right to acquire from the Company.

(6) Consists of (i) 758,245 Series G Warrants held by CRM Partners, and (ii) 112,722 additional Series G Warrants which CRM Partners has the right to acquire from the Company.

(7) Consists of (i) 564,472 Series G Warrants held by CRM Enterprise Fund, and (ii) 83,916 additional Series G Warrants which CRM Enterprise Fund has the right to acquire from the Company.

(8) Consists of (i) 421,248 Series G Warrants held by CRM Madison Partners, and (ii) 62,624 additional Series G Warrants which CRM Madison Partners has the right to acquire from the Company.

(9) Consists of (i) 421,248 Series G Warrants held by CRM Retirement Partners, and (ii) 62,624 additional Series G Warrants which CRM Retirement Partners has the right to acquire from the Company.

(10) Consists of (i) 263,212 Series G Warrants held by LAD, and (ii) 39,130 additional Series G Warrants which LAD has the right to acquire from the Company.

(11) Consists of (i) 287,217 Series G Warrants held by CRM, and (ii) 12,946 additional Series G Warrants which CRM has the right to acquire from the Company.

(12) Consists of (i) 210,624 Series G Warrants held by CRM-EFO, and (ii) 31,312 additional Series G Warrants which CRM-EFO has the right to acquire from the Company.

(13) Consists of (i) 126,374 Series G Warrants held by Mr. Fuld, and (ii) 18,787 additional Series G Warrants which Mr. Fuld has the right to acquire from the Company.

(14) Consists of (i) 126,374 Series G Warrants held by Value Fund, and (ii) 18,787 additional Series G Warrants which Value Fund has the right to acquire from the Company.

(15) Consists of (i) 113,074 Series G Warrants held by Eurycleia, and (ii) 16,810 additional Series G Warrants which Eurycleia has the right to acquire from the Company.

(16) Consists of (i) 84,250 Series G Warrants held by Mr. Filoon, and (ii) 12,524 additional Series G Warrants which Mr. Filoon has the right to acquire from the Company.

(17) Consists of (i) 84,250 Series G Warrants held by McGlynn, and (ii) 12,524 additional Series G Warrants which McGlynn has the right to acquire from the Company.

(18) Consists of (i) 84,250 Series G Warrants held by Keogh, and (ii) 12,524 additional Series G Warrants which Keogh has the right to acquire from the Company.

(19)   Consists of (i) 42,125  Series G Warrants held by Mr.  Trainor,  and (ii)
       6,263  additional   Series G Warrants  which Mr. Trainor has the right to
       acquire from the Company.


                                                          Series H Warrants

                                                                                            Series H Warrants
                                       Series H Warrants              Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder                 Prior to Offering(1)            be Sold               Maximum is Sold(1)
------------------------------    -----------------------------    ---------------    -------------------------------

                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------


Mark B. Fisher                     1,038,829 (2)        75.1%        1,038,829              --                --
Gregory Manocherian                   82,835 (3)         6.5            82,835              --                --
A.C. Israel Enterprises, Inc.         51,772 (4)         4.1            51,772              --                --
Gerald B. Cramer                      51,772 (5)         4.1            51,772              --                --
CRM Partners, L.P.                    46,595 (6)         3.7            46,595              --                --
CRM Enterprise Fund, L.L.C.           34,688 (7)         2.7            34,688              --                --
CRM Madison Partners, L.P.            25,886 (8)         2.0            25,886              --                --
CRM Retirement Partners, L.P.         25,886 (9)         2.0            25,886              --                --
L.A.D. Equity Partners, L.P.          16,174 (10)        1.3            16,174              --                --
CRM-EFO Partners, L.P.                12,943 (11)        1.0            12,943              --                --
CRM U.S. Value Fund, Ltd.              7,766 (12)        *               7,766              --                --
Richard S. Fuld                        7,766 (13)        *               7,766              --                --
Eurycleia Partners, L.P.               6,949 (14)        *               6,949              --                --
Cramer   Rosenthal   McGlynn, Inc.     5,352 (15)        *               5,352              --                --
Fred M. Filoon                         5,177 (16)        *               5,177              --                --
McGlynn Family Partnership             5,177 (17)        *               5,177              --                --
Edward J. Rosenthal Keogh              5,177 (18)        *               5,177              --                --
Eugene A. Trainor                      2,589 (19)        *               2,589              --                --

-----------------------
*Less than 1%.

(1) Assumes that the full exercise of the holders' rights to purchase additional Series H Warrants as described herein.


(2) Consists of (i) 12,943 Series H Warrants held by Mr. Fisher, (ii) 25,886 Series H Warrants held by Broadband Systems, (iii) 883,721 Series H Warrants held by Phineas, and (iv) 116,279 additional Series H Warrants which Phineas has the right to acquire from the Company. Mr. Fisher is the sole officer, director and shareholder of MBF Broadband Systems, Inc., the general partner of both Broadband Systems and Phineas. Accordingly, Mr. Fisher is deemed to be the beneficial owner of all Series H Warrants beneficially owned by each of Broadband Systems and Phineas.

(3) Consists of (i) 5,177 Series H Warrants held by Kabuki, (ii) 22,536 Series H Warrants held by Whitehall, (iii) 45,072 Series H Warrants held by PEC, (iv) 3,350 additional Series H Warrants which Whitehall has the right to acquire from the Company, and (v) 6,700 additional Series H Warrants which PEC has the right to acquire from the Company. Mr. Manocherian is (i) the controlling general partner of Kabuki, (ii) a member of Whitehall, and (iii) an officer of PEC. Accordingly, Mr. Manocherian may be deemed to be the beneficial owner of all Series H Warrants beneficially owned by each of Kabuki, Whitehall and PEC.

(4) Consists of (i) 45,072 Series H Warrants held by ACIE, and (ii) 6,700 additional Series H Warrants which ACIE has the right to acquire from the Company.

(5) Consists of (i) 45,072 Series H Warrants held by Mr. Cramer, and (ii) 6,700 additional Series H Warrants which Mr. Cramer has the right to acquire from the Company.

(6) Consists of (i) 40,565 Series H Warrants held by CRM Partners, and (ii) 6,030 additional Series H Warrants which CRM Partners has the right to acquire from the Company.

(7)    Consists of (i) 30,199 Series H Warrants held by CRM Enterprise Fund, and
       (ii) 4,489 additional Series H Warrants which CRM Enterprise Fund has the right to acquire from the Company.

(8) Consists of (i) 22,536 Series H Warrants held by CRM Madison Partners, and (ii) 3,350 additional Series H Warrants which CRM Madison Partners has the right to acquire from the Company.

(9) Consists of (i) 22,536 Series H Warrants held by CRM Retirement Partners, and (ii) 3,350 additional Series H Warrants which CRM Retirement Partners has the right to acquire from the Company.

(10) Consists of (i) 14,081 Series H Warrants held by LAD, and (ii) 2,093 additional Series H Warrants which LAD has the right to acquire from the Company.

(11) Consists of (i) 11,268 Series H Warrants held by CRM-EFO, and (ii) 1,675 additional Series H Warrants which CRM-EFO has the right to acquire from the Company.


(12) Consists of (i) 6,761 Series H Warrants held by Value Fund, and (ii) 1,005 additional Series H Warrants which Value Fund has the right to acquire from the Company.

(13) Consists of (i) 6,761 Series H Warrants held by Mr. Fuld, and (ii) 1,005 additional Series H Warrants which Mr. Fuld has the right to acquire from the Company.

(14) Consists of (i) 6,049 Series H Warrants held by Eurycleia, and (ii) 900 additional Series H Warrants which Eurycleia has the right to acquire from the Company.

(15) Consists of (i) 4,659 Series H Warrants held by CRM, and (ii) 693 additional Series H Warrants which CRM has the right to acquire from the Company.

(16) Consists of (i) 4,507 Series H Warrants held by Mr. Filoon, and (ii) 670 additional Series H Warrants which Mr. Filoon has the right to acquire from the Company.

(17) Consists of (i) 4,507 Series H Warrants held by McGlynn, and (ii) 670 additional Series H Warrants which McGlynn has the right to acquire from the Company.

(18) Consists of (i) 4,507 Series H Warrants held by Keogh, and (ii) 670 additional Series H Warrants which Keogh has the right to acquire from the Company.

(19) Consists of (i) 2,254 Series H Warrants held by Mr. Trainor, and (ii) 335 additional Series H Warrants which Mr. Trainor has the right to acquire from the Company.


                                                          Series I Warrants

                                                                                            Series I Warrants
                                       Series I Warrants              Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder                 Prior to Offering(1)            be Sold               Maximum is Sold(1)
------------------------------    -----------------------------    ---------------    -------------------------------

                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------


Mark B. Fisher                       519,415 (2)        75.1%          519,415              --                --
Gregory Manocherian                   41,418 (3)         6.5            41,418              --                --
A.C. Israel Enterprises, Inc.         25,886 (4)         4.1            25,886              --                --
Gerald B. Cramer                      25,886 (5)         4.1            25,886              --                --
CRM Partners, L.P.                    23,297 (6)         3.7            23,297              --                --
CRM Enterprise Fund, L.L.C.           17,343 (7)         2.7            17,343              --                --
CRM Madison Partners, L.P.            12,942 (8)         2.0            12,942              --                --
CRM Retirement Partners, L.P.         12,942 (9)         2.0            12,942              --                --
L.A.D. Equity Partners, L.P.           8,091 (10)        1.3             8,091              --                --
CRM-EFO Partners, L.P.                 6,471 (11)        1.0             6,471              --                --
CRM U.S. Value Fund, Ltd.              3,882 (12)        *               3,882              --                --
Richard S. Fuld                        3,882 (13)        *               3,882              --                --
Eurycleia Partners, L.P.               3,474 (14)        *               3,474              --                --
Cramer   Rosenthal   McGlynn, Inc.     2,677 (15)        *               2,677              --                --
Fred M. Filoon                         2,589 (16)        *               2,589              --                --
McGlynn Family Partnership             2,589 (17)        *               2,589              --                --
Edward J. Rosenthal Keogh              2,589 (18)        *               2,589              --                --
Eugene A. Trainor                      1,294 (19)        *               1,294              --                --


-----------------------
*Less than 1%.

(1) Assumes that the full exercise of the holders' rights to purchase additional Series I Warrants as described herein.


(2) Consists of (i) 6,472 Series I Warrants held by Mr. Fisher, (ii) 12,943 Series I Warrants held by Broadband Systems, (iii) 441,861 Series I Warrants held by Phineas, and (iv) 58,139 additional Series I Warrants which Phineas has the right to acquire from the Company. Mr. Fisher is the sole officer, director and shareholder of MBF Broadband Systems, Inc., the general partner of both Broadband Systems and Phineas. Accordingly, Mr. Fisher is deemed to be the beneficial owner of all Series I Warrants beneficially owned by each of Broadband Systems and Phineas.

(3) Consists of (i) 2,589 Series I Warrants held by Kabuki, (ii) 11,268 Series I Warrants held by Whitehall, (iii) 22,536 Series I Warrants held by PEC, (iv) 1,675 additional Series I Warrants which Whitehall has the right to acquire from the Company, and (v) 3,350 additional Series I Warrants which PEC has the right to acquire from the Company. Mr. Manocherian is (i) the controlling general partner of Kabuki, (ii) a member of Whitehall, and (iii) an officer of PEC. Accordingly, Mr. Manocherian may be deemed to be the beneficial owner of all Series I Warrants beneficially owned by each of Kabuki, Whitehall and PEC.

(4) Consists of (i) 22,536 Series I Warrants held by ACIE, and (ii) 3,350 additional Series I Warrants which ACIE has the right to acquire from the Company.

(5) Consists of (i) 22,536 Series I Warrants held by Mr. Cramer, and (ii) 3,350 additional Series I Warrants which Mr. Cramer has the right to acquire from the Company.

(6) Consists of (i) 20,282 Series I Warrants held by CRM Partners, and (ii 3,015 additional Series I Warrants which CRM Partners has the right to acquire from the Company.

(7)    Consists of (i) 15,099 Series I Warrants held by CRM Enterprise Fund, and
       (ii) 2,244 additional Series I Warrants which CRM Enterprise Fund has the right to acquire from the Company.

(8) Consists of (i) 11,268 Series I Warrants held by CRM Madison Partners, and (ii) 1,674 additional Series I Warrants which CRM Madison Partners has the right to acquire from the Company.

(9) Consists of (i) 11,268 Series I Warrants held by CRM Retirement Partners, and (ii) 1,674 additional Series I Warrants which CRM Retirement Partners has the right to acquire from the Company.

(10) Consists of (i) 7,043 Series I Warrants held by LAD, and (ii) 1,048 additional Series I Warrants which LAD has the right to acquire from the Company.

(11) Consists of (i) 5,634 Series I Warrants held by CRM-EFO, and (ii) 837 additional Series I Warrants which CRM-EFO has the right to acquire from the Company.

(12) Consists of (i) 3,381 Series I Warrants held by Value Fund, and (ii) 501 additional Series I Warrants which Value Fund has the right to acquire from the Company.

(13) Consists of (i) 3,381 Series I Warrants held by Mr. Fuld, and (ii) 501 additional Series I Warrants which Mr. Fuld has the right to acquire from the Company.

(14) Consists of (i) 3,025 Series I Warrants held by Eurycleia, and (ii) 449 additional Series I Warrants which Eurycleia has the right to acquire from the Company.

(15) Consists of (i) 2,331 Series I Warrants held by CRM, and (ii) 346 additional Series I Warrants which CRM has the right to acquire from the Company.

(16) Consists of (i) 2,254 Series I Warrants held by Mr. Filoon, and (ii) 335 additional Series I Warrants which Mr. Filoon has the right to acquire from the Company.

(17) Consists of (i) 2,254 Series I Warrants held by McGlynn, and (ii) 335 additional Series I Warrants which McGlynn has the right to acquire from the Company.

(18) Consists of (i) 2,254 Series I Warrants held by Keogh, and (ii) 335 additional Series I Warrants which Keogh has the right to acquire from the Company.

(19)   Consists  of (i) 1,127  Series I Warrants  held by Mr.  Trainor  and (ii)
       167 additional  Series  I  Warrants   which  Mr. Trainor has the right to
       acquire from the Company.


                                                           Preferred Stock

                                                                                             Preferred Stock
                                        Preferred Stock               Maximum                     Owned
           Selling                           Owned                   Amount to              After Offering if
       Securityholder                  Prior to Offering              be Sold                Maximum is Sold
------------------------------    -----------------------------    ---------------    -------------------------------

                                      Amount          Percent                             Amount            Percent
                                  ----------------    ---------                       ----------------     ----------


Beja International SA                      5            17.9%                5              --                --
Frederick G. Graham                        2            7.1                  2              --                --
Lamare Investments Ltd.                    2            7.1                  2              --                --
Freydun Manocherian                        2            7.1                  2              --                --
Stanley Associates                         2            7.1                  2              --                --
Danilan Investments Inc.                   1            3.6                  1              --                --
Stephen J. DeGroat                         1            3.6                  1              --                --
Jeremy Isaacs                              1            3.6                  1              --                --
Howard & Lois Lorsch                       1            3.6                  1              --                --
Nathan Low                                 1            3.6                  1              --                --
Erdinch H. Ozada                           1            3.6                  1              --                --
Leonard Pearlman                           1            3.6                  1              --                --
Radix Associates                           1            3.6                  1              --                --
Henry N. Schneider                         1            3.6                  1              --                --
Rita Schneider                             1            3.6                  1              --                --
Seymour & Arlene Teman                     1            3.6                  1              --                --
Weiskopf, Silver & Co.                     1            3.6                  1              --                --
Kenneth & Claire Alpert                    0.5          1.8                  0.5            --                --
Spencer Brown                              0.5          1.8                  0.5            --                --
Gregory Manocherian                        0.5          1.8                  0.5            --                --
Scott Schneider                            0.5          1.8                  0.5            --                --
Venturetek, L.P.                           0.5          1.8                  0.5            --                --
Norman M. Phipps                           0.25          *                   0.25           --                --
Wade Teman                                 0.25          *                   0.25           --                --


-----------------------
*Less than 1%.


                          DESCRIPTION OF CAPITAL STOCK

General

          The following is a brief summary of certain provisions of the capital stock of the Company. Such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Certificate of Incorporation, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.


          The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 200 shares of Preferred Stock, par value $0.01 per share, of which 30 shares are designated as Series A 12% Cumulative Convertible Redeemable Preferred Stock, stated value $50,000 per share. As of June 15, 1998, the Company had outstanding 28,332,701 shares of Common Stock and 28 shares of Series A Preferred Stock. In addition, as of June 15, 1998, the Company had 42,496,773 shares of Common Stock reserved for issuance pursuant to options, warrants and convertible securities outstanding as of that date. See "Shares Eligible For Future Sale." As of June 15, 1998, there were approximately 435 record holders of Common Stock.


Common Stock

          The holders of shares of Common Stock are entitled to one vote for each share on all matters on which the holders of Common Stock are entitled to vote. Subject to the rights of any outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation or dissolution after payment or provision for all liabilities and the preferential liquidation rights of any shares of
Preferred Stock then outstanding. The holders of Common Stock have no pre-emptive rights to purchase any shares of any class of stock of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued by the Company pursuant hereto will be, upon payment therefor, fully paid and non-assessable.

Preferred Stock

          The Preferred Stock may be issued from time to time in one or more classes or series, and the Board of Directors is authorized, subject to any limitations prescribed by Delaware law, to fix the rights, preferences and privileges of the shares and the qualifications, limitations or restrictions thereon, the number of shares constituting such class or series and the designation thereof, without any further vote or action by the stockholders.

          One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. Depending upon the rights of such Preferred Stock, the issuance of additional Preferred Stock could adversely affect the holders of Common Stock. For example, Preferred Stock issued by the Company may rank senior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

          For a description of the terms of the Series A Preferred Stock, see "Description of Preferred Stock."

Section 203 of the Delaware General Corporation Law

          Section 203 of the Delaware General Corporation Law generally restricts a corporation from entering into certain business combinations with an interested stockholder (defined as any person or entity that is the beneficial owner of at least 15% of a corporation's voting stock) or its affiliates for a period of three years after the date of the transaction in which the person became an interested stockholder unless (i) the transaction is approved by the board of directors of the corporation prior to such business combination, (ii) the interested stockholder acquires 85% of the corporation's voting stock in the same transaction in which it exceeds 15%, or
(iii) the business combination is approved by the board of directors and by a vote of two-thirds of the outstanding voting stock not owned by the interested stockholder. The Delaware General Corporation Law provides that a corporation may elect not to be governed by Section 203. At present, the Company does not intend to make such an election. Section 203 may render more difficult a change in control of the Company or the removal of incumbent management.

Transfer Agent and Registrar

          The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company, New York, New York.

Possible Changes in Capital Structure


          In April 1998, the Company's stockholders approved a number of amendments to the Company's Certificate of Incorporation, including (i) an amendment to change the Company's name to "Broadband Wireless Communications, Inc." (ii) an amendment authorizing a one-for ten reverse stock split of the Common Stock, in which each ten shares of issued and outstanding Common Stock would be reclassified into one share of new Common Stock of the Company, par value $.01 per share, and the number of authorized shares of Common Stock would be reduced to 10,000,000 (the "Reverse Split Amendment"), (iii) an amendment to increase the number of authorized shares of capital stock of the Company from 100,000,200 to 355,000,000 (or from 10,000,200 to 40,000,000 if the Reverse
Split Amendment is effected), to be comprised of 350,000,000 shares of Common Stock (or 35,000,000 if the Reverse Split Amendment is effected), and 5,000,000 shares of Preferred Stock, and (iv) an amendment to change the terms of the Series A Preferred Stock to (x) limit the voting rights of the holders thereof to those provided by Delaware law, and (y) permit the Company to pay dividends on the Series A Preferred Stock in shares of Common Stock at the discretion of the Board of Directors. As of the date of this Prospectus, none of the amendments has been effected. Pursuant to Delaware law, the Board of Directors has reserved the right not to effect the amendments if the Board of Directors, in its sole discretion, determines that any or all of such amendments are no longer in the best interests of the Company and its stockholders. Accordingly, no assurance can be given as to whether any of the amendments will be effected or as to the timing thereof. The Company currently intends to sell additional securities to fund its working capital needs. See "Risk Factors-Dependence on Sales Securities; Need For Additional Financing." In order to avoid any potential adverse impact on the Company's ability to raise additional equity capital that might occur if the Reverse Split Amendment is effected, the Board of Directors has determined not to effect the Reverse Split Amendment at the present time. If the Reverse Split Amendment is effected, the number of shares of Common Stock outstanding would be reduced significantly which could adversely affect trading in the Common Stock. In addition, although the price per share of the Common Stock should increase if the Reverse Split Amendment is effected, there can be no assurance that such price would increase proportionately or that any increase could be sustained for any period of time.



                         DESCRIPTION OF PREFERRED STOCK

          Holders of Series A Preferred Stock have a preference in the payment of dividends over the payment of dividends on Common Stock or any other class of stock of the Company junior to the Series A Preferred Stock with respect to the payment of dividends. No dividends may be paid or declared, nor any distribution made, upon any shares of Common Stock or any other class of stock of the Company junior to the Series A Preferred Stock, unless all cumulative dividends payable on Series A Preferred Stock have been paid or sufficient funds set aside for payment thereof. In addition, no shares of Common Stock or any class of stock junior to the Series A Preferred Stock with respect to the payment of dividends may be redeemed, retired or otherwise acquired by the Company unless all cumulative dividends payable on Series A Preferred Stock have been paid or sufficient funds have been set aside for payment thereof. Cumulative dividends on Series A Preferred Stock are payable, when and as declared by the Board of Directors, at an annual rate of $6,000 per share, on a quarterly basis. The dividends payable on the Series A Preferred Stock are subject to escalation in the event that the Company does not satisfy in a timely fashion its obligation to register the shares of Common Stock into which the Series A Preferred Stock is convertible. Pursuant to these provisions, dividends on the Series A Preferred Stock are currently accumulating at an annual rate of $8,500.

          Holders of shares of Series A Preferred Stock are not entitled to preemptive or subscriptive rights for the purchase or additional shares of any class of capital stock of the Company.

          The Company may, at its option, redeem all (but not less than all) of the Series A Preferred Stock at $50,000 per share, plus accrued dividends, so long as the average closing price of the Common Stock is not less than $5.00 per share during the 120-day period immediately preceding the date notice of redemption is given, and the closing price of the Common Stock is at least $5.00 per share for each of the thirty trading days immediately preceding the date of such notice.

          In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any reduction in its capital resulting in any distribution of assets to its stockholders (subject to certain exceptions), holders of Series A Preferred Stock will be entitled to a liquidation preference of $50,000 per share plus accrued and unpaid dividends before any payments are made with respect to the Common Stock or any other class of stock of the Company which is junior to the Series A Preferred Stock with respect to the payment of dividends. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the liquidation preference on the outstanding shares of Series A Preferred Stock and the liquidation preferences on all shares of other classes or series of the Company's capital stock ranking on a parity with the Series A Preferred Stock, the holders of such shares will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.

          Holders of shares of Series A Preferred Stock have the right, at their option, at any time (unless the shares have been called for redemption, in which case to and including the close of business on the date fixed for redemption) to convert each share of Series A Preferred Stock into 94,340 shares of Common Stock (subject to adjustment as summarized below). Shares of Common Stock will be delivered upon surrender to the Company of the certificate or certificates representing the shares of Series A Preferred Stock being converted. On conversion, no payment or adjustment for dividends on either class will be made.

          The number of shares of Common Stock into which each share of Series A Preferred Stock is convertible is subject to adjustment in following circumstances: (i) upon the issuance or sale by the Company of Common Stock (subject to certain exceptions) at a price per share less than $0.27 (subject to adjustment in certain circumstances) (the "Trigger Price"); (ii) upon the issuance or sale by the Company of securities convertible into Common Stock at a per share price below the Trigger Price (subject to certain exceptions); (iii) upon the grant by the Company of any rights or options to acquire Common Stock or securities convertible into Common Stock at a per share price below the Trigger Price (subject to certain exceptions); (iv) the issuance of securities or, under certain circumstances, the payment of cash by the Company to holders of Common Stock as a dividend; (v) the distribution of securities and other property of the Company to holders of Common Stock as the result of a stock split, or other "corporate rearrangement"; and (vi) as the result of the reorganization, merger or consolidation of the Company or the sale of all or substantially all of its assets.

          The Company may not, without the approval of the holders of at least 66 2/3% of the outstanding Series A Preferred Stock, (i) increase the authorized Preferred Stock, or authorize or create, or increase the authorized amount of, any other class of stock ranking prior to or on a parity with the Preferred Stock as to dividends or assets, or authorize or create, or increase the authorized amount of, any class of stock or obligations convertible into or evidencing the right to purchase any class of stock ranking prior to or on parity with the Preferred Stock as to dividends or assets, (ii) amend, alter or repeal any of the provisions of the Certificate of Incorporation or any of the rights, preferences or powers of the Preferred Stock or its holders, including changes in the terms of the Series A Preferred Stock that would adversely affect the rights, preferences or powers of the Series A Preferred Stock, (iii) sell, lease or convey all, or substantially all, of its property or assets, (iv) merge or consolidate with or into any other entity (subject to certain exceptions), or
(v) amend or repeal any of the voting rights of the holders of the Series A Preferred Stock.

          As described above, holders of the Series A Preferred Stock are entitled to certain registration rights with respect to the shares of Common Stock into which the Series A Preferred Stock is convertible. This Registration Statement is intended to satisfy those registration rights.

          For a description of certain potential changes to the terms of the Series A Preferred Stock, see "Description of Capital Stock-Possible Changes in Capital Structure."

                             DESCRIPTION OF WARRANTS

          The following is a brief summary of certain provisions of the Warrants. Such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the particular Warrant. A copy of the form of Warrant has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. See "Additional Information."

Purchase Price and Terms


          Upon issuance, the Series A Warrants were exercisable for an aggregate of 600,000 shares of Common Stock at an exercise price of $0.25 per share prior to July 15, 2002. Series A Warrants exercisable for an aggregate of 200,000 shares of Common Stock were outstanding as of June 15, 1998.

          Upon issuance, the Series B Warrants were exercisable for an aggregate of 1,500,000 shares of Common Stock at an exercise price of $0.25 per share prior to July 15, 2002. Series B Warrants exercisable for an aggregate of 1,500,000 shares of Common Stock were outstanding as of June 15, 1998.

          Upon issuance, the Series C Warrants were exercisable for an aggregate of 2,542,380 shares of Common Stock at an exercise price of $0.01 per share prior to March 7, 2003. Series C Warrants exercisable for an aggregate of 2,542,380 shares of Common Stock were outstanding as of June 15, 1998.

          Upon issuance, the Series D Warrants were exercisable for an aggregate of 2,830,200 shares of Common Stock at an exercise price of $0.01 per share prior to March 7, 2003. Series D Warrants exercisable for an aggregate of 141,510 shares of Common Stock were outstanding as of June 15, 1998.

          Upon issuance, the Series E Warrants were exercisable for an aggregate of 1,000,000 shares of Common Stock at an exercise price of $0.40 per share prior to March 7, 2003. Series E Warrants exercisable for an aggregate of 1,000,000 shares of Common Stock were outstanding as of June 15, 1998.

          Upon issuance, the Series F Warrants were exercisable for an aggregate of 667,040 shares of Common Stock at an exercise price of $0.50 per share prior to March 7, 2003. Series F Warrants exercisable for an aggregate of 667,040 shares of Common Stock were outstanding as of June 15, 1998.

          Upon issuance, the Series G Warrants (including the Optional Series G Warrants) were exercisable for an aggregate of 9,350,000 shares of Common Stock at an exercise price of $0.50 per share prior to July 29, 2004. Series G Warrants exercisable for an aggregate of 8,350,000 shares of Common Stock were outstanding as of June 15, 1998 (excluding the Optional Series G Warrants).

          Upon issuance, the Series H Warrants (including the Optional Series H Warrants) were exercisable for an aggregate of 1,433,333 shares of Common Stock at an exercise price of $0.60 per share prior to July 29, 2004. Series H Warrants exercisable for an aggregate of 1,266,666 shares of Common Stock were outstanding as of June 15, 1998 (excluding the Optional Series H Warrants).

          Upon issuance, the Series I Warrants (including the Optional Series I Warrants) were exercisable for an aggregate of 716,667 shares of Common Stock at an exercise price of $1.125 per share prior to July 29, 2004. Series I Warrants exercisable for an aggregate of 633,334 shares of Common Stock were outstanding as of June 15, 1998 (excluding the Optional Series I Warrants).


          The number of shares of Common Stock issuable upon the exercise of the Warrants is subject to adjustment in accordance with the anti-dilution and other provisions referred to below. The holder of any Warrant may exercise such Warrant by surrendering the certificate representing the Warrant to the Company, with the subscription form thereon properly completed and executed, together with payment of the purchase price. The Warrants may be exercised at any time in whole or in part at the purchase price then in effect until the expiration of the Warrants. No fractional shares will be issued upon the exercise of the Warrants.

Adjustments

          The number of shares of Common Stock purchasable upon the exercise of each series of Warrants is subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications of the Common Stock, or sale by the Company of shares of its Common Stock (exclusive of shares issued upon the exercise or conversion of outstanding options, warrants, debentures and convertible securities) at a price less than a price specified in the respective series of Warrants. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, payment of a dividend in other securities or property, consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving corporation) or sale of all or substantially all of the assets of the Company in order to enable Warrant holders to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares of Common Stock that might otherwise have been purchased upon the exercise of the Warrant.

Transfer, Exchange and Exercise

          The Warrants are in registered form and may be presented to the Company for transfer, exchange or exercise at any time prior to their expiration date. If a market for the Warrants develops, the holder may sell the Warrants instead of exercising them. There can be no assurance, however, that a market for the Warrants will develop or continue.

Warrant Holder Not a Stockholder

          The Warrants do not confer upon holders any voting, dividend or other rights as stockholders of the Company.

                         SHARES ELIGIBLE FOR FUTURE SALE


          As of June 15, 1998, the Company had outstanding 28,332,701 shares of Common Stock. As of that date, the Company also had reserved for issuance an aggregate of 39,742,437 shares of Common Stock which are issuable upon the exercise or conversion of outstanding options, warrants and convertible securities (excluding options granted pursuant to the Stock Compensation Program). Upon the effectiveness of the Registration Statement of which this Prospectus is a part, all 65,153,210 shares of Common Stock that would be issued and outstanding (assuming the sale of all shares of Common Stock covered hereby) would be freely tradable without restriction or further registration under the Securities Act, unless purchased by "affiliates" of the Company as that term is defined in Rule 144 under the Securities Act.


          In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of Common Stock for at least one year, including an "affiliate" as that term is defined under the Securities Act, is entitled to sell, within any three-month period commencing, a number of shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the Common Stock on all exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the date on which notice of the sale is filed with the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person (or persons whose shares are aggregated) who is not deemed to have been an "affiliate" of the Company at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the limitations described above. Restricted securities sold by the Company to, among others, its employees, officers and directors in reliance of Rule 701 under the Securities Act may be resold in reliance on Rule 144 by such persons who are not affiliates subject only to the provisions of Rule 144 regarding manner of sale, and by such persons who are affiliates without complying with the Rule's holding period requirements. Rule 144A under the Securities Act permits the immediate sale by the current holders of shares of Common Stock of all or a portion of their shares to certain qualified institutional buyers as defined in Rule 144A, subject to certain conditions.

          In addition, 7,500,000 shares of Common Stock are issuable upon the exercise of options granted under the Stock Compensation Plan. The Company intends to file a registration statement on Form S-8 covering the shares of Common Stock issuable upon the exercise of options and other awards made or eligible to be made under the Stock Compensation Program. Upon the filing of that registration statement, the shares of Common Stock issuable under the Stock Compensation Program will be freely tradable without restriction or registration under the Securities Act, other than shares acquired by affiliates of the Company.

          Sales of substantial amounts of such shares in the public market, or the perception that such sales might occur, could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Risk Factors--Shares Eligible for Future Sale."

                              PLAN OF DISTRIBUTION

          An aggregate of 17,550,930 shares of Common Stock covered hereby is issuable upon the exercise of the Warrants. Such shares of Common Stock may be offered and sold from time to time by the Company upon exercise of the Warrants by the holders thereof. The Warrants may be exercised by the holders thereof by tendering the exercise price, together with the warrant certificate and exercise form, to the Company prior to the expiration of the Warrants.

          The distribution of the Securities (including the shares of Common Stock issuable upon the exercise of the Warrants) by the Selling
Securityholders, or by the Selling Securityholders' pledgees, donees, transferees or other successors in interest, may be effected from time to time in one or more transactions in the over-the-counter market, in special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the applicable rules of the National Association of Securities Dealers, Inc. ("NASD"), in negotiated transactions (including, without limitation, privately negotiated transactions), through the writing of options on the Securities, or through the issuance of other securities convertible into the Securities (whether such options or other securities are listed on an options or securities exchange or otherwise), or a combination of such methods of distribution, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          Any or all of the Securities may be sold from time to time to purchasers directly by a Selling Securityholder. Sales of Securities also may be made pursuant to Rules 144, 144A or 904 of the Securities Act, provided that the requirements of such rules, including, without limitation, any applicable holding periods and manner of sale requirements, are met. Alternatively, a Selling Securityholder may from time to time offer any or all of the Securities through underwriters, dealers, brokers or agents, including in transactions in which any such underwriters, dealers, brokers or agents solicit purchasers, in block transactions or in transactions in which any such underwriters, dealers, brokers, or agents will attempt to sell such Securities as an agent but may resell such Securities as a principal pursuant to this Prospectus.

          Any underwriters, dealers, brokers or agents participating in the distribution of the Securities offered hereby may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a Selling Securityholder and/or purchasers of Securities for whom they may act as agents (which compensation may be in excess of customary commissions). In addition, a Selling Securityholder and any such underwriters, dealers, brokers or agents that participate in the distribution of Securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commissions received by them and any profit on the resale of the Securities may be deemed to be underwriting compensation. Additionally, the Selling Securityholders may pledge Securities, and in such event agents or dealers may acquire the Securities or interests therein, and may, from time to time, effect distribution of the Securities or interests in such capacity.

          At the time any underwritten or coordinated distribution of any Securities is made, to the extent required, a supplement to this prospectus will be distributed which will set forth the aggregate amount of Securities being offered and the terms of the offering, including the name or names of any participating Selling Securityholders, underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

          In order to comply with the securities laws of certain states, if applicable, the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the Securities may not be sold unless registered or qualified for sale in such state or unless an exemption from registration or qualification is available and such sale is made in compliance with such exemption.

                                  LEGAL MATTERS

          The validity of the Securities offered hereby will be passed upon for the Company by Lowenstein Sandler PC, Roseland, New Jersey.

                                     EXPERTS


          The financial statements of LogiMetrics, Inc. and its consolidated subsidiaries as of June 30, 1997 and for each of the two years in the period ended June 30, 1997, except mmTech, Inc. for the year ended October 31, 1996, included in this Prospectus have been audited by Deloitte & Touche LLP as stated in their report appearing herein (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's losses from operations, its deficiency in working capital and the stockholders' capital deficiency which raise substantial doubt about its ability to continue as a going concern). The financial statements of mmTech, Inc. (consolidated with those of the Company) have been audited by Reydel, Perier & Neral, PA, as stated in their report included herein. Such financial statements of the Company and its consolidated subsidiaries are included herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent auditors.

                          INDEX TO FINANCIAL STATEMENTS

                                                                   Page



For the Nine Months Ended March 31, 1998 (Unaudited):


Consolidated Balance Sheet as of March 31, 1998...................  F-2

Consolidated Statements of Operations
for the Nine Months Ended March 31, 1998 and 1997.................  F-3

Consolidated Statements of Cash Flows
for the Nine Months Ended March 31, 1998 and 1997.................  F-4

Notes to Consolidated Financial Statements........................  F-5

For the Fiscal Years Ended June 30, 1997 and 1996:

Independent Auditors' Reports.....................................  F-7

Consolidated Balance Sheet as of June 30, 1997....................  F-9

Consolidated Statements of Operations
for the Fiscal Years Ended June 30, 1997 and 1996.................  F-10

Consolidated Statements of Stockholders' Equity (Deficiency)
for the Fiscal Years Ended June 30, 1997 and 1996.................  F-11

Consolidated Statements of Cash Flows
for the Fiscal Years Ended June 30, 1997 and 1996.................  F-13

Notes to Consolidated Financial Statements........................  F-14

                                LOGIMETRICS, INC.
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 1998
                                   (Unaudited)

ASSETS
CURRENT ASSETS:
Cash                                                                $930,518
Accounts receivable, less allowance
for doubtful accounts of $505,875                                  1,990,914
Inventories (Note 2)                                               3,728,386
Prepaid expenses and other current assets                             36,257
                                                                 ------------

             Total current assets                                  6,686,075

Equipment and fixtures (net)                                         594,504
Deferred financing costs                                              91,290
Other assets                                                          37,477
                                                                 ------------

TOTAL ASSETS                                                      $7,409,346
                                                                 ============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES:
Accounts payable and other accrued expenses                       $3,073,383
Advance payments                                                     885,631
Income taxes payable                                                 283,948
Current portion of long-term debt (Note 3)                         2,310,467
                                                                 ------------

             Total current liabilities                             6,553,429

Long term debt (Note 3)                                            5,070,596
                                                                 ------------

             TOTAL LIABILITIES                                   $11,624,025
                                                                 ------------

COMMITMENTS
STOCKHOLDERS' DEFICIENCY (Note 3 and 4)
Preferred Stock:
Series A, stated value $50,000 per share;
authorized, 200 shares; issued and
outstanding, 28 shares                                               924,526
Common Stock:
Par value $.01; authorized,
100,000,000 shares; issued and
outstanding, 25,892,414 shares                                       258,924
Additional paid-in capital                                         4,324,978
Deficit                                                           (8,858,657)
Stock subscriptions receivable (Note 4)                             (864,450)
                                                                 ------------

TOTAL STOCKHOLDERS' DEFICIENCY                                   $(4,214,679)
                                                                 ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY                    $7,409,346
                                                                 ============
                 See Notes to Consolidated Financial Statements

                                LOGIMETRICS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                         Nine Months Ended March 31,
                                          1998                     1997
                                                            Restated (Note 1)

Net revenues (Note 5)                    $6,865,193                 $8,420,252
Costs and expenses:
Cost of revenues                          4,076,584                  6,539,726
Selling, general and
administrative expenses                   3,157,326                  2,400,290
Research and development                    352,416                    559,606
                                        ------------             --------------

Loss from operations                       (721,133)                (1,079,370)

Interest expense                            709,450                    552,207
                                        ------------             --------------

Loss before income taxes                 (1,430,583)                (1,631,577)

Provision (benefit) for
income taxes                               (132,615)                   356,542
                                        ------------             --------------

Net loss                                 (1,297,968)                (1,988,119)

Preferred stock dividends                   159,238                    171,079
                                        ------------             --------------

Net loss attributable
to common stockholders                  $(1,457,206)               $(2,159,198)
                                        ============             ==============

Loss per common share (Note 6)               $(0.06)                   $(0.10)

Weighted average number of
common shares outstanding                25,336,207                 22,246,137
                                        ============             ==============


                 See Notes to Consolidated Financial Statements

                                LOGIMETRICS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (Unaudited)
                                                  Nine Months Ended March 31,
                                                1998                     1997
                                                               Restated (Note 1)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                      $(1,297,968)          $(1,988,119)
                                             -------------         -------------

Adjustments to reconcile net loss to
net cash (used for) provided by
operating activities:
Depreciation and amortization                     399,031               366,242
Allowance for doubtful accounts                   355,875                75,000
Accrued interest expense paid by
             issuance of debentures               387,917                 --
Increase (decrease) in cash from:
Accounts receivable                              (182,624)              224,131
Costs and estimated earnings
           in excess of billings on
           uncompleted contracts                  785,013               266,887
Inventories                                      (379,350)             (112,635)
Prepaid expenses and other
           current assets                          44,254                74,323
Accounts payable and accrued expenses          (2,293,851)              840,829
Other assets/liabilities                         (131,649)              357,847
                                             -------------         -------------

             Total adjustments                 (1,015,384)            2,092,624
                                             -------------         -------------

Net cash (used for) provided by operating
activities                                     (2,313,352)              104,505
                                             -------------         -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase           of equipment and fixtures     (110,411)             (113,888)
                                             -------------         -------------

Net cash used for investing activities           (110,411)             (113,888)
                                             -------------         -------------

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from debt issuance - net               2,750,000                   --
Proceeds from warrant issuance                    567,500                   --
Proceeds from sale of stock                        32,500                   --
Repayment of loan from stockholder - net         (175,489)              (63,558)
Proceeds from exercise of warrants                 16,131                 1,887
Stock subscriptions received                        8,500                 1,250
Repayment of debt - net                          (213,188)              (93,630)
                                             -------------             ---------

Net cash (used for) provided by
financing activities                            2,985,954              (154,051)
                                             -------------             ---------

NET INCREASE (DECREASE) IN CASH                   562,191              (163,434)

CASH AND CASH EQUIVALENTS, beginning
of period                                         368,327               269,248
                                             -------------         -------------

CASH AND CASH EQUIVALENTS, end of period         $930,518              $105,814
                                             =============         =============
                 See Notes to Consolidated Financial Statements

                                LOGIMETRICS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

1.       Financial Statements

The accompanying consolidated financial statements include the accounts of LogiMetrics, Inc. ("LogiMetrics") and its wholly-owned subsidiaries, mmTech, Inc. ("mmTech") and LogiMetrics FSC, Inc. (collectively, the "Company"). All intercompany balances and transactions have been eliminated. The consolidated financial statements have been prepared to give retroactive effect to the business combination with mmTech which occurred on April 25, 1997 and which has been accounted for as a pooling of interests.

The Company's financial statements have been prepared assuming that the Company will continue as a going concern. The independent auditors' report on the Company's financial statements for the fiscal year ended June 30, 1997 included an emphasis paragraph concerning the Company's ability to continue as a going concern The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


The balance sheet as of March 31, 1998, the statement of operations for the nine-month period ended March 31, 1998, and the statements of cash flows for the nine-month period ended March 31, 1998, are unaudited. Such unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial reporting and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments, consisting of normal recurring accruals considered necessary for a fair presentation, have been included. Results for the nine months ended March 31, 1998 are not necessarily indicative of the results that may be achieved for any other interim period or for the fiscal year ending June 30, 1998. These statements should be read in conjunction with the financial statements and related notes included in the Company's Annual Report on Form 10-KSB for the year ended June 30, 1997.


2.       Inventories


Inventory consists of the following at March 31, 1998:

Raw material and components                               $1,407,401
Work-in-progress                                           2,091,312
Finished goods                                               229,673
                                                         -----------

                                                          $3,728,386
                                                         ===========

3.       Long-Term Debt

Long-term debt consists of the following at March 31, 1998:

Notes payable to Bank                                        $2,208,249
Class A Debenture                                             3,001,921
Class B Debenture                                             1,635,996
Less:      Discount at issuance                                (457,628)
Plus:      Amortization of discount                             343,224
Notes payable - stockholder                                     447,598
Notes payable - other                                            45,000
Capital lease obligations                                       156,703
                                                            -----------

Sub-total                                                     7,381,063
Less:      current portion                                    2,310,467
                                                            -----------

Total long-term debt                                         $5,070,596
                                                            ===========

Principal payments due on all long-term debt consist of the following:


Fiscal year ending June 30, 1998                               $150,003
Fiscal year ending June 30, 1999                              2,173,944
Fiscal year ending June 30, 2000                              5,045,578
Thereafter                                                       11,538
                                                            -----------

                                                             $7,381,063
                                                            ===========


4.       Stockholders' Deficiency


Stock subscriptions receivable consists of the following at March 31, 1998:


Notes from former officers                                   $154,450
Notes from two employees                                      675,000
Note from a director                                           35,000
                                                            ---------

                                                             $864,450
                                                            =========

5.       Revenue Recognition


In December 1997, CellularVision of New York, L.P. ("CVNY") entered into a letter agreement with the Company pursuant to which CVNY agreed to pay on behalf of CellularVision Technology & Telecommunications L.P. ("CT&T") approximately $3.0 million of the amounts owed by CT&T. Under the terms of the letter agreement, CVNY paid $350,000 to the Company, and delivered to the Company a secured promissory note in the principal amount of approximately $2.6 million (the "CVNY Note"). The CVNY Note relates to equipment, substantially all of which had been ordered by CT&T and CVNY in prior periods, and which was being held at the Company's premises at CVNY's request. In addition, CVNY has confirmed to the Company in writing that it has purchased the equipment covered by the CVNY Note and assumed the risk of loss with respect thereto. CVNY has committed to accept delivery of all such equipment by June 30, 1998. As of December 28, 1997, CVNY had paid approximately $50,000 pursuant to the CVNY Note. On December 31, 1997, the Company sold the CVNY Note without recourse for approximately $2.4 million. The loss of approximately $190,000 on the sale of the CVNY Note was recorded in selling, general and administrative expenses. During the second quarter of fiscal 1998, the Company recorded approximately $3.0 million of sales related to these transactions.

6.       Loss Per Share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share". SFAS No. 128 specifies the computation, presentation and disclosure requirements for earnings per share ("EPS") and became effective for both interim and annual periods ending after December 15, 1997. In accordance with SFAS No. 128, basic earnings per common share are computed based on the weighted-average number of common shares outstanding during each period. The loss per share calculations for the nine-month period ended March 31, 1998 do not give effect to common stock equivalents because they would have an antidilutive effect.

INDEPENDENT AUDITORS' REPORT


Board of Directors and Stockholders LogiMetrics, Inc. and Subsidiaries Bohemia, New York


We have audited the accompanying consolidated balance sheet of LogiMetrics, Inc. and Subsidiaries (the "Company") as of June 30, 1997 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the statements of income, accumulated deficit and cash flows of mmTech, Inc., a wholly-owned subsidiary, for the year ended October 31, 1996, which statements reflect total revenues constituting 43% of consolidated total revenues for the year ended June 30, 1996. Those financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for mmTech, Inc. is based solely on the report of such auditors.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 1997, and the results of their operations and their cash flows for each of the two years in the period ended June 30, 1997 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company's losses from operations, its deficiency in working capital and the stockholders' capital deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Jericho, New York
January 5, 1998

INDEPENDENT AUDITORS' REPORT

To the Stockholder of
mmTech, Inc.

We have audited the statements of income, accumulated deficit, and cash flows of mmTech, Inc. for the year ended October 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the results of operations and cash flows of mmTech, Inc. for the year ended October 31, 1996 in conformity with generally accepted accounting principles.


/s/ Reydel, Perier & Neral

REYDEL, PERIER & NERAL, PA
Wall, New Jersey
February 7, 1997

                                        LOGIMETRICS, INC.
                                 CONSOLIDATED BALANCE SHEET
                                          June 30, 1997


   ASSETS
          Current Assets
              Cash (Note 8)                                          $368,327
              Accounts receivable, less allowance
                   for doubtful accounts of $150,000                2,156,464
              Costs and estimated earnings in excess of
                   billings on uncompleted contracts (Note 4)         785,013
              Inventories (Note 5)                                  3,349,036
              Prepaid expenses and other current assets                89,512
                                                                   ----------


                         Total current assets                       6,748,352

          Equipment and fixtures (net) (Note 7)                       620,243
          Deferred financing costs                                    216,462
          Other assets                                                 38,443
                                                                   ----------

              TOTAL ASSETS                                         $7,623,500
                                                                   ==========

              LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                 Current Liabilities
              Accounts payable and other accrued expenses          $4,975,804
              Advance payments                                      1,125,907
              Income taxes payable                                    416,564
              Current portion of long-term debt (Note 8)            3,193,018
                                                                   ----------

                         Total current liabilities                  9,711,293

              Long term debt                                        1,594,314
                                                                   ----------

              TOTAL LIABILITIES                                    11,305,607
                                                                   ----------

          Commitments (Note 12)
          Stockholders' deficiency (Notes 8 and 10)
              Preferred Stock:
                   Series A, stated value $50,000 per share;
                   authorized, 200 shares; issued and
                   outstanding, 30 shares                             990,564
              Warrants (Note 10)                                    1,023,234
              Common Stock:
                   Par Value $.01; authorized,
                   100,000,000 shares; issued and
                   outstanding, 22,391,434 shares                     223,914
              Additional paid-in capital                            1,644,583
              Deficit                                              (7,401,452)
              Stock subscriptions receivable (Note 10)               (162,950)
                                                                   ----------

              TOTAL STOCKHOLDERS' DEFICIENCY                       (3,682,107)
                                                                   ----------

              TOTAL LIABILITIES AND
                   STOCKHOLDERS' DEFICIENCY                        $7,623,500
                                                                   ==========

                 See Notes to Consolidated Financial Statements

                                LOGIMETRICS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    YEAR ENDED JUNE 30,
                                                   1997                1996
                                                               Restated (Note 3)


Net Revenues                                 $11,374,182             $8,879,544
Cost and expenses:
Cost of revenues (Note 4)                      8,563,694              9,831,316
Selling, general and
administrative expenses                        3,520,094              3,211,232
Research and development                         647,919                628,967
                                             -----------              ---------

Loss from operations                          (1,357,525)            (4,791,971)
Interest expense                                 763,801                455,741
                                             -----------              ---------

Loss before income taxes                      (2,121,326)            (5,247,712)
(Benefit) provision for
          income taxes (Note 9)                  380,000               (299,000)
                                             -----------              ---------

Net loss                                      (2,501,326)            (4,948,712)
Preferred stock dividends                        234,164                 57,205
                                             -----------              ---------

Net loss attributable
to common shareholders                       $(2,735,490)           $(5,005,917)
                                             ===========            ============

Loss per common
share (Note 11)                                   $(0.12)                $(0.23)

Weighted average number of common shares
and equivalents outstanding (Note 10)          22,282,361            22,202,754

                     See Notes to Consolidated Financial Statements


                                              LOGIMETRICS, INC.
                                         CONSOLIDATED STATEMENTS OF
                                       STOCKHOLDERS' EQUITY (DEFICIENCY)

                              Par Value
                           Class A      Class B                  Additional            Stock           Retained    Stockholders'
                           Common       Common     Preferred     Paid-in               Subscriptions   Earnings    Equity
                           Stock        Stock      Stock         Capital    Warrants   Receivable      (Deficit)   (Deficit)

Balance, June 30, 1995
as previously reported     $261,060    $25,000        -        $1,949,209      -      $(177,950)       $601,395     $2,658,714

Common stock issued
pursuant to merger
(Note 3)                  1,924,780        -          -       (1,923,780)      -          -           (216,400)       (215,400)
                          ---------     ------     ------     -----------    -----     ---------      ---------       ---------
Balance, June 30, 1995
as restated (Note 3)      2,185,840     25,000        -           25,429      -        (177,950)        384,995      2,443,314
                          ---------     ------     ------     ----------     -----     ---------      ---------      ---------
Receipt of stock
subscription payments       -              -          -             -          -         13,750           -             13,750

Issuance of Warrants
Series A                    -              -          -             -         11,285      -               -             11,285
Series B                    -              -          -             -         28,215      -               -             28,215
Series C                    -              -          -             -        457,628      -               -            457,628
Series D                    -              -          -             -        509,436      -               -            509,436
Series E                    -              -          -             -         10,000      -               -             10,000
Series F                    -              -          -             -          6,670      -               -              6,670

Preferred Stock issuance    -              -        990,564         -            -        -               -            990,564

Conversion of Class B
Common Stock to Class
A Common Stock              25,000     (25,000)       -             -           -          -              -               -

Change in par value per
share from
$.10 to $.01            (1,989,756)        -          -         1,989,756       -          -              -               -

Exercise of Series D
Warrants                       943         -          -             -           -          -              -              943

Expenditures relating to
Preferred Stock
offering and
registration
statement                   -              -          -         (370,602)       -          -              -         (370,602)

Net loss                    -              -          -             -           -          -          (4,948,712) (4,948,712)

Preferred Stock dividends   -              -          -             -           -          -             (57,205)    (57,205)

Balance, June 30, 1996     222,027         -        990,564     1,644,583  1,023,234  (164,200)       (4,620,922)   (904,714)
                           -------      ------      -------     ---------  ---------   -------         ---------     -------
Receipt of stock
subscription payments                                                                    1,250                         1,250

Exercise of Series D
Warrants                     1,887                                                                                     1,887

Net loss                                                                                              (2,501,326) (2,501,326)

Change in year end of pooled
company                                                                                                  (45,040)    (45,040)

Preferred Stock dividends    -             -          -             -           -         -             (234,164)   (234,164)
                           -------        ---       -------     --------   --------   --------        ----------  -----------
Balance, June 30, 1997    $223,914        $-       $990,564    $1,644,583 $1,023,234 $(162,950)      $(7,401,452)$(3,682,107)
(continued)                =======        ===       =======     =========  =========  =========       ==========  ===========


                                  LOGIMETRICS, INC.

                                               Class A       Class B
                                                                       Preferred
                                             Common Stock  Common Stock    Stock
Shares Outstanding

Balance at June 30, 1995
  as previously reported                        2,610,614      250,000      -

Common Stock issued pursuant to the merger
(Note 3)                                       19,247,800        -          -

Balance, June 30, 1995
  as restated (Note 3)                         21,858,414     250,000       -

Issuance of Preferred Stock                         -            -          30

Conversion of Class B
  Common Stock to Class A                         250,000    (250,000)      -

Exercise of Series D Warrant                       94,340      -            -

Balance at June 30, 1996                       22,202,754      -            30

Exercise of Series D Warrants                     188,680      -            -

Balance, June 30, 1997                         22,391,434      -            30
                                             ============    =====         ===

                 See Notes to Consolidated Financial Statements

                                LOGIMETRICS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                           YEAR ENDED JUNE 30,
                                                          1997           1996
                                                                      Restated
                                                                      (Note 3)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                               $(2,501,326) $(4,948,712)
                                                       -----------  -----------

Adjustments to reconcile net loss to net cash
provided by   (used for)   operating activities:
Depreciation and amortization                              462,861      198,662
          Allowance for doubtful accounts                   75,000       70,500
          Deferred income tax    (benefit)                     -       (299,000)
          Increase   (decrease)   in cash from:
                Accounts receivable                        443,865      428,080
                Costs and estimated earnings
                    in excess of billings on
                    uncompleted account contracts          216,750    2,357,220
                Inventories                               (929,883)    (963,956)
                Prepaid expenses and other
                    current assets                         134,485     (124,195)
                Accounts payable and accrued expenses    1,870,188      657,427
                Other assets                               440,282      564,726
                                                       -----------    ---------

                        Total adjustments                2,713,548    2,889,464
                                                       -----------    ---------

          Net cash provided by (used for)
              operating activities                         212,222   (2,059,248)
                                                       -----------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment and fixtures                       (159,301)    (139,325)
                                                       -----------    ---------

          Net cash used for investing activities          (159,301)    (139,325)
                                                       -----------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds of debt issuance - net                            291,003      568,602
Proceeds of warrant issuance                                   -      1,023,234
Proceeds of preferred stock issuance                           -      1,129,398
Repayment of loans from stockholders                       (5,972)      (86,032)
Proceeds from exercise of warrants                          1,887           943
Decrease in stock subscriptions receivable                  1,250        13,750
Repayment of debt                                        (242,010)     (429,191)
                                                       ----------     ---------

          Net cash provided by financing activities        46,158     2,220,704
                                                       ----------     ---------

NET INCREASE IN CASH                                       99,079        22,131

CASH and CASH EQUIVALENTS, beginning of period            269,248       230,991
                                                       ----------     ---------

CASH and CASH EQUIVALENTS, end of period                 $368,327      $253,122
                                                       ==========     =========
                 See Notes to Consolidated Financial Statements

                       LOGIMETRICS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                       YEARS ENDED JUNE 30, 1997 AND 1996

1.       Description of Business and Summary of Significant Accounting Policies

a.         Principles of Consolidation

The accompanying consolidated financial statements include the accounts of LogiMetrics, Inc. ("LogiMetrics") and its wholly-owned subsidiaries, mmTech, Inc. ("mmTech") and LogiMetrics FSC, Inc. (collectively, the "Company"). All intercompany balances and transactions have been eliminated. The consolidated financial statements of the Company have been prepared to give retroactive effect to the business combination with mmTech (Note 3) which occurred on April 25, 1997 and has been accounted for as a pooling of interests.

b.         Revenue Recognition


Revenues related to products with short-term production cycles are recognized when the products are shipped. The Company reports revenues from the sale of products which have unique customer specifications and long-term production cycles on the percentage-of-completion method for financial reporting purposes. Revenues under these contracts are recognized based on the proportion of contract costs incurred to total estimated contract costs. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, repairs, and depreciation costs. Selling, general, and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.


The net sales value of partially completed contracts in excess of billings is included in current assets.

c.         Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market.

d.         Equipment and Fixtures

Equipment and fixtures are recorded at cost and include equipment under capital leases. Depreciation and amortization are provided by the straight-line method over an estimated useful life of five or ten years and in the case of leasehold improvements, the remaining lease term.

e.         Income Taxes

The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets are determined based on differences between the financial reporting and tax bases of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

f.         Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

g.           Long-Lived Assets

Effective July 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for
Long-Lived Assets to Be Disposed Of" ("Statement 121"). Statement 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used for long-lived assets and certain identifiable intangibles to be disposed of. Statement 121 requires the review of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The adoption of Statement 121 did not have a material effect on the consolidated financial statements of the Company.

h.         Fair Value of Financial Instruments

At June 30, 1997, the carrying amount of the Company's financial instruments, including cash, accounts receivable, accounts payable, accrued liabilities, and notes payable, approximated fair value because of their short-term maturities. Long-term borrowings bear interest at variable rates, which approximate market.

i.         Deferred Financing Costs

Deferred financing costs are amortized on a straight-line basis over the lives of the related obligations.



j.         Research and Development Costs

The Company expenses all research and development costs as incurred. The Company incurred research and development expenses of approximately $648,000 and $629,000 for the fiscal years ended June 30, 1997 and 1996, respectively.

k.         Reclassifications


Certain amounts in the 1996 financial statements have been reclassified to conform with 1997 presentation.


2.        Financial Condition and Liquidity


On March 7, 1996, LogiMetrics completed a private placement of senior debentures and warrants (see Note 8) and a private placement of preferred stock and warrants (see Note 10(a)). On July 29, 1997, the Company completed a private placement of convertible debentures and warrants (see Note 16). In conjunction with the March 7, 1996 and July 29, 1997 transactions, the Company restructured certain of its debt (the "First Debt Restructuring" and the "Second Debt Restructuring", respectively). Additionally, on March 7, 1996, new management was brought in to change the focus of the Company's operations. The primary objective of this change in focus was to redirect LogiMetrics' focus toward the higher value-added, broad band wireless communications market. Consistent with this focus, on April 25, 1997, a subsidiary of LogiMetrics merged into mmTech, a manufacturer of broad band wireless communications equipment. (The merger is further discussed in Note 3.) As a result of the change in focus, the merger and other operating inefficiencies preceding the change in control, operations for the fiscal years ended June 30, 1997 and 1996, have been significantly impacted.


As shown in the financial statements, during the years ended June 30, 1997 and 1996 the Company incurred net losses of $2,501,326 and $4,948,712, respectively, and, at June 30, 1997, the Company's current liabilities exceeded its current assets by $2,962,941, while its total liabilities exceeded its total assets by $3,682,107. The net losses have caused the Company to be in default with respect to certain covenants contained in the Company's debt instruments. While the Company has currently obtained waivers covering such defaults (such defaults and related waivers are more fully discussed in Note 8), there can be no assurance that the holders of such debt will agree to new waivers, if necessary, once the original waivers expire.


The  Company  has  not  paid  any  dividends  on  its  Series  A 12%  Cumulative
Convertible Redeemable Preferred Stock, par value $0.01 per share (the "Preferred Stock"), which have accumulated in the amount of approximately $380,000 through December 31, 1997. Additionally, as of December 31, 1997, the Company is past due in payments to vendors in an amount of approximately $1,800,000.

Recognizing the need for additional resources to fund the Company's anticipated operating shortfalls, management has entered into discussions with investment bankers and other consultants to assist with identifying and pursuing additional funding sources. In relation to these efforts, during the years ended June 30, 1997 and 1996, the Company raised approximately $3.0 million from the private sale of convertible debentures, convertible preferred stock and warrants.
Through December 31, 1997, the Company raised approximately an additional $3.4 million through the private issuance of convertible debentures and warrants; and on December 31, 1997, the Company sold approximately $2.6 million of notes receivable for approximately $2.4 million in cash (refer to Note 16 for further information). While management expects that the continuing efforts of the investment bankers and other consultants will result in the identification of new financing sources, no assurance can be given that the Company will be successful in raising capital.

Based upon the above information, the Company's financial statements for the year ended June 30, 1997 have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to comply with the terms and covenants of its financial agreements, to obtain additional financing or refinancing as may be required, and ultimately to attain successful operations. If the Company is unable to generate sufficient cash flows from operations or other sources, the Company may not be able to achieve its growth objectives, may have to curtail its marketing, development or operations, and may be unable to continue as a going concern.


3.       Acquisition


On April 25, 1997, a wholly-owned subsidiary of LogiMetrics merged into mmTech, pursuant to which LogiMetrics issued 19,247,800 shares of its common stock, par value $0.01 per share (the "Common Stock"), to Mr. Charles S. Brand, the sole stockholder of mmTech. mmTech is primarily engaged in the design, development, manufacturing and sale of telecommunications equipment used in Local Multipoint Distribution Service ("LMDS") systems that deliver wireless video, telephone and data signals. The acquisition has been accounted for as a pooling of interests and, accordingly, the consolidated financial statements have been restated to include the accounts of mmTech for all periods presented. The accompanying consolidated financial statements for the year ended June 30, 1997 include the operations of mmTech on a common fiscal year. The accompanying consolidated financial statements for the year ended June 30, 1996, include the operations of mmTech for the fiscal year ended October 31, 1996. Accordingly, as a result of conforming fiscal years, mmTech's net income of $45,040 for the period July 1, 1996, through October 31, 1996, are included twice in the accompanying consolidated statements of operations for the fiscal years ended June 30, 1997 and 1996, and has been included as an adjustment to consolidated accumulated deficit. Additionally, revenues of approximately $963,000 and expenses of approximately $918,000 for the period from July 1, 1996 through October 31, 1996 are included twice in the accompanying Consolidated Statements of Operations for the fiscal year ended June 30, 1997 and 1996. Included in the operating results of the Company for the year ended June 30, 1997 are approximately $3,600,000 and $5,822,000 of revenues of mmTech and LogiMetrics, respectively, and approximately $400,000 of net income of mmTech prior to the date of acquisition and approximately $2,735,000 of net loss of LogiMetrics prior to the date of acquisition. Because the acquisition was accounted for as a pooling of interests, acquisition expenses of $135,000 have been charged against results of operations in the year ended June 30, 1997.


The following is a reconciliation of certain restated amounts with amounts previously reported for 1996:

Revenues:
As previously reported                                       $5,038,193
Effect of mmTech pooling of interests                         3,841,351
                                                            -----------

As restated                                                  $8,879,544
                                                            -----------

Net income (loss):
As previously reported                                      $(5,196,067)
Effect of mmTech pooling of interests                           190,150
                                                            -----------

As restated                                                 $(5,005,917)
                                                             -----------
       Net income (loss) per share: Primary:
As previously reported                                           $(1.82)
Effect of mmTech pooling of interests                              1.59
                                                            -----------

As restated                                                      $(0.23)
                                                            -----------

4.       Costs and Estimated Earnings in Excess of Billings on
         Uncompleted Contracts

Costs and estimated earnings in excess of billings on uncompleted contracts consist of the following at June 30, 1997:

Costs and estimated earnings                                $1,235,707

Less:               Estimated loss upon completion            (293,094)
                    Progress billings                         (157,600)
                                                            ----------


                                                            $  785,013
     `                                                      ==========


The Company bills its customers based upon terms specified in individual contracts. All costs and estimated earnings in excess of billings on uncompleted contracts as of June 30, 1997 are expected to be collected within one year.


5.       Inventories

Inventory consists of the following at June 30, 1997:

                    Raw material and components             $1,573,727
                    Work-in-progress                         1,211,598
                    Finished goods                             563,711
                                                            ----------

                                                            $3,349,036
                                                            ==========

6.       Supplementary Information - Statement of Cash Flows

                                         Cash paid during the period for:

                                                Year ended June 30,

                                                         1997           1996

                    Interest                           $359,214        $331,356
                    Income taxes                       $-0-             $9,931

             Non-cash investing and financing activities during the period for:

                                                         Year ended June 30,

                                                         1997           1996

                    Machinery and equipment
                      purchased under capital lease    $117,685        $107,686

7.       Equipment and Fixtures

Equipment and fixtures, at cost, are summarized as follows at June 30, 1997:

           Machinery and equipment                                  $2,434,271
           Furniture and fixtures                                      141,115
           Leasehold improvements                                      179,562
                                                                   -----------

                                                                     2,754,948
           Less: accumulated depreciation and amortization          (2,134,705)
                                                                   -----------

                                                                      $620,243
                                                                   ===========

8.       Long-Term Debt

Long-term debt consists of the following at June 30, 1997:

           Notes payable to Bank                                 $2,375,961
           Senior debentures                                      1,500,000
                  Less:   Discount at issuance                     (457,628)
                  Plus:   Amortization of discount                  214,515
           Subordinated debentures                                  300,000
           Notes payable - officer (Note 15)                        623,086
           Notes payable - other                                     45,000
           Capital lease obligations                                186,398
                                                                 ----------

                                                                  4,787,332
                  Less: current portion                          (3,193,018)
                                                                 ----------

                                                                  1,594,314
                                                                 ==========

Subordinated Debentures and Series A and Series B Warrants

On July 14, 1995, the Company completed a private offering of 15 units of its securities at a price of $20,800 per unit. Each unit consisted of one $20,000 12% Convertible Subordinated Debenture and one Common Stock Purchase Warrant, Series A. For managing the financing, Common Stock Purchase Warrants, Series B, to purchase 1,500,000 shares of Common Stock were sold to SFM Group, Ltd. ("SFM") at a price of $.02 per share, with an exercise price of $0.25 per share.


Subsequently, on March 7, 1996, in connection with the First Debt Restructuring, all of the holders of the 12% Convertible Subordinated Debentures and Common Stock Purchase Warrants, Series A, and Common Stock Purchase Warrants, Series B, exchanged such debentures and warrants for Amended and Restated 12% Convertible Subordinated Debentures (the "Subordinated Debentures") and Amended and Restated Series A and Series B Warrants of like tenor (the "Series A Warrants" and "Series B Warrants", respectively). Modifications reflected in the Subordinated Debentures included: (i) an amendment to the "anti-dilution" clause contained in the Subordinated Debentures to permit the issuance of the Series C Warrants (as defined below), Series D Warrants (as defined in Note 10(a) below), Series E Warrants (as defined in Note 10(c) below) and the options then awarded to a former executive of the Company; (ii) permitting the Senior Debentures (as defined below) to be secured by a second lien on the assets of the Company;
(iii) revisions to the financial covenants to conform to those contained in the Facility (as defined below) and (iv) the payment of interest on the Subordinated Debentures to be made quarterly instead of annually. (Refer to Note 10c for a further discussion of the Series A Warrants and Series B Warrants.) (Refer to discussions of Senior Debentures and Series C Warrants below for more information regarding the First Debt Restructuring and the Second Debt Restructuring.)

At June 30, 1997, accrued interest on the Subordinated Debentures totaled approximately $79,000. The principal was payable in one balloon payment on July 14, 1997. On that date, in accordance with their terms, the Subordinated Debentures were converted into an aggregate of 1,200,000 shares of Common Stock. All accrued interest on the Subordinated Debentures was paid on August 29, 1997.


North Fork Bank Credit Facilities


The Company is a party to a Restated and Amended Term Loan Note, dated as of April 25, 1997, and a Sixth Restated and Amended Revolving Credit Note, dated as of April 25, 1997, pursuant to which North Fork Bank (the "Bank") has provided the Company with a $640,000 term loan (the "Term Loan") which matures December 31, 1998 and a revolving credit facility (the "Revolver") which matures April 30, 1998, pursuant to which the Company is entitled to draw up to $2,200,000 assuming sufficient eligible inventory and accounts receivable (the Term Loan and the Revolver are referred to herein collectively as the "Facility"). The Term Loan and the Revolver bear interest at the rate of 2% per annum in excess of the Bank's prime rate. At June 30, 1997, the Bank's prime rate was 8.5%. As a result of the Company's losses during fiscal 1997, as of June 30, 1997, the Company was in violation of a covenant contained in the Facility that the Company report net income of at least $1.00 for each fiscal quarter beginning with the quarter ended June 30, 1997 (the "Net Income Covenant"). Additionally, as of October 28, 1997, the Company was in violation of a covenant contained in the Facility which required the Company to deliver audited financial statements for the fiscal year ended June 30, 1997, and as of November 14, 1997, the Company was in violation of a covenant contained in the Facility requiring the Company to deliver to the Bank financial statements for the fiscal quarter ended September 30, 1997 (these covenants are collectively referred to herein as the "Reporting Requirement Covenants"). The Bank has waived the Net Income Covenant default in respect of the fiscal quarters ended June 30, 1997 and September 30, 1997. The Bank has also waived the Reporting Requirement Covenants defaults until February 28, 1998.


Senior Debentures and Series C Warrants


In connection with the First Debt Restructuring, the Company and Cerberus Partners, L.P. ("Cerberus") entered into a Unit Purchase Agreement, dated March 7, 1996 (the "Unit Purchase Agreement"), pursuant to which the Company issued to Cerberus 30 Units (the "Units"), each Unit consisting of $50,000 in aggregate principal amount of the Company's 12% Senior Subordinated Convertible Debentures due December 31, 1998 (the "Senior Debentures") and a Common Stock Purchase Warrant Series C (the "Series C Warrants") to purchase 84,746 shares of Common Stock for $.01 per share at any time prior to March 7, 2003. The Company allocated the $1,500,000 proceeds between the Senior Debentures and the Series C Warrants based upon their estimated fair value as of March 7, 1996. On July 29, 1997, in connection with the Second Debt Restructuring, the Senior Debentures were exchanged for the Amended and Restated Class B 13% Convertible Senior Subordinated Pay-in-Kind Debentures due July 29, 1999 (the "Class B Debentures"). Each Class B Debenture is convertible into 84,746 shares of Common Stock. The Class B Debentures were senior in right of payment to the Company's Subordinated Debentures, but are subordinate to the Company's Term Loan and Revolver. As a result of the exchange of the Senior Debentures for the Class B Debentures, the principal is payable on the Class B Debentures in one balloon payment due July 29, 1999. The terms of the Class B Debentures conform, in all material respects, to the terms of the Class A Debentures defined and discussed in Note 16.


The Class B Debentures contain financial covenants identical to those contained in the Facility. Accordingly, as of June 30, 1997, the Company was in default in respect of the Net Income Covenant contained in the Class B Debentures to the same extent as under the Facility. Additionally, as of October 28, 1997 and November 14, 1997, the Company was in default of the Reporting Requirement Covenants to the same extent as under the Facility. The holder of the Class B Debentures has waived the Net Income Covenant default in respect of the fiscal quarters ended June 30, 1997, September 30, 1997 and December 31, 1997, and has waived the Reporting Requirement Covenants defaults until February 28, 1998. Pursuant to the terms of the Class B Debentures, the Company is required to file a registration statement covering, among other things, the resale of the shares of Common Stock issuable upon the conversion of Class B Debentures on or prior to October 27, 1997, and to have the registration statement declared effective by the Securities and Exchange Commission (the "SEC") on or prior to January 25, 1998. The Company has not yet filed the registration statement. As a result, effective October 28, 1997, the interest rate on the Class B Debentures was increased by 1-1/2% per annum pursuant to their terms. Unless the Company complies with its registration obligations, the interest rate on the Class B Debentures will continue to increase (subject to a maximum interest rate of 17% per annum). The holder of the Class B Debentures has the right to declare all amounts thereunder due and payable if the registration statement is not declared effective by the SEC on or prior to April 25, 1998. The holder of the Class B Debentures has waived until February 28, 1998, any default arising as a result of the Company's failure to file the required registration statement.

Principal payments due on all long-term debt consist of the following:

           Fiscal year ending June 30, 1998                      $3,193,018
           Fiscal year ending June 30, 1999                       1,568,231
           Fiscal year ending June 30, 2000                          14,505
           thereafter                                                11,578
                                                                 ----------

                                                                 $4,787,332
                                                                 ==========

9.       Income Taxes

The provision for (benefit from) income taxes consists of the following:

Year Ended June 30, 1997                 Federal        State        Total

           Current                      $272,000      $108,000       $380,000
           Deferred                   (1,330,000)     (307,000)    (1,637,000)
           Valuation Allowance         1,330,000       307,000      1,637,000
                                     -----------    ----------     ----------

                                        $272,000      $108,000       $380,000
                                     ===========    ==========     ==========

Year Ended June 30, 1996                 Federal        State        Total

           Current                         -             -             -
           Deferred                  $(1,476,000)        -         $(1,476,000)
           Valuation Allowance         1,177,000         -           1,177,000
                                     -----------       -----       -----------

                                       $(299,000)        -           $(299,000)
                                     ===========       =====       ===========


The following is a summary of deferred tax assets as of June 30, 1997:

          Current Deferred Taxes:
              Costs in excess of deferred revenue            $328,000
              Inventory Reserves                              356,000
              Accounts Receivable                              63,000
              Accrued Expenses                                 70,000
                                                            ---------

Total Current                                                 817,000
                                                            ---------

Non-Current Deferred Taxes:
              Depreciation                                     18,000
              NOL Carry-forward                             2,553,000
                                                            ---------

              Non-Current                                   2,571,000
                                                            ---------

Total Deferred Tax Assets                                   3,388,000

Valuation Allowance                                       (3,388,000)
                                                           ---------

Net Deferred Tax Assets                                         $-
                                                                ===

The valuation allowance is necessary based upon the Company's history of operating losses and the expectation of future operating losses which will, more likely than not, result in the Company's inability to utilize its deferred tax assets.

As of June 30, 1997, the Company had net operating loss carry-forwards of approximately $6.1 million available to be used to offset future income. Such net operating loss carry-forwards will expire during the period from 2011 to 2012.


The Company's effective tax rate differs from the anticipated federal statutory rate. A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

                                                       % of Pretax Earnings
                                                       Years Ended June 30,
                                                      1997           1996

       Federal statutory tax rate                      (34.0)%          (34.0)%
       Permanent difference                              1.3             -
       Net operating loss not producing
        a current tax benefit                           32.7             28.3
       Federal and state taxes
        related to the earnings
        of mmTech:
                                   State                 3.4              -
                                   Federal              12.8              1.4
             Utilization of net operating
               loss carry-forward                       -                (1.4)
             Other                                       1.7              -
                                                        ----             -----
                        Final provision                 17.9%            (5.7)%
                                                        ====             ====
10.      Stockholders' Deficiency

a.       Common and Preferred Stock


In August 1995, all 250,000 outstanding shares of Class B common stock were converted to Common Stock.

In March 1996, the Company's Certificate of Incorporation was amended. Among other things, the authorized common stock of the Company was increased from 7,000,000 shares of Class A common stock, par value $.10 per share, to 35,000,000 shares of Common Stock. The appellation "Class A" was eliminated from the common stock, since there were no longer any shares of Class B common stock outstanding. In addition, the Company's Certificate of Incorporation was amended to authorize 200 shares of Preferred Stock.

In May 1997, the Company's Certificate of Incorporation was amended. Among other things, the authorized Common Stock of the Company was increased from 35,000,000 shares of Common Stock to 100,000,000 shares of Common Stock. As of June 30, 1997, the Company had outstanding 22,391,434 shares of Common Stock and 30 shares of Preferred Stock. In addition, as of June 30, 1997, the Company had 20,312,980 shares of Common Stock reserved for issuance pursuant to stock options, warrants and convertible securities outstanding as of that date. As of December 31, 1997, the Company had outstanding 25,648,984 shares of Common Stock and 28 shares of Preferred Stock. In addition, as of December 31, 1997, the Company had 32,912,939 shares of Common Stock reserved for issuance pursuant to stock options, warrants and convertible securities outstanding as of that date.


Preferred Stock and Series D Warrants

On March 7, 1996, the Company completed a private offering with respect to an additional 30 units of its securities. Each unit was comprised of one share of Preferred Stock and one Common Stock Purchase Warrant, Series D (the "Series D Warrants"). Each share of Preferred Stock is convertible into 94,340 shares of Common Stock. Each Series D Warrant entitles the holder thereof to purchase 94,340 shares of Common Stock at $.01 per share at any time prior to March 7, 2003. Holders of Preferred Stock have no voting or preemptive rights. The Company allocated the $1,500,000 received between the Preferred Stock and the Series D Warrants based upon their estimated fair value as of March 7, 1996.


Dividends on the Preferred Stock are payable quarterly, beginning June 15, 1996. With respect to all the dividend payments due at December 31, 1997, the Board of Directors has elected to defer payment until the Company has sufficient cash for that purpose. Pursuant to the terms of the Preferred Stock and the Series D Warrants, the Company is required to effect the registration for resale of, among other things, the shares of Common Stock issuable upon the conversion of the Preferred Stock and the exercise of the Series D Warrants. The Company has not yet effected such registration.

The accumulated amount of dividends due on the Preferred Stock as of December 31, 1997 is approximately $380,000. As a result of the Company's failure to effect the registration rights of the holders of the Preferred Stock, the dividend rate on the Preferred Stock increased to 17% per annum effective March 4, 1997. Until the Company complies with its registration obligations, the dividend rate will remain at 17% per annum.


The Preferred Stock is redeemable, at the Company's option, upon the giving of thirty days prior written notice, unless the price of the Company's Common Stock fell below $5.00 per share during the 120-day period immediately preceding the date of the notice. If redeemed by the Company, the Preferred Stock must be redeemed at stated value plus all accrued and unpaid accumulated dividends.

b.       Stock Options


The Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans. Accordingly, no compensation cost has been recognized for the fixed portion of its stock option plans. Had compensation cost for the Company's fixed stock options been determined based on fair value at the grant dates consistent with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation to Employees" ("SFAS No. 123"), the Company's net loss attributable to common shareholders and net loss per share would have increased to the pro forma amounts indicated below:


                                                   1997

                                      As                      Pro
                                      Reported               Forma
Net loss attributable to
common shareholders                $(2,735,490)          $(3,321,825)
Net loss per share                       $(.12)                $(.15)



The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants. The weighted average fair value of options granted during fiscal 1997 was $0.55 per share.


                                                       1997

Dividend yield                                                0%
Expected volatility                                       100.0%
Risk-free interest rate                                    6.22%
Expected option lives, in years                               5

LogiMetrics, Inc. 1997 Stock Compensation Program


In May 1997, the Company adopted the LogiMetrics, Inc. 1997 Stock Compensation Program (the "Stock Compensation Program") which authorizes the granting of incentive stock options, non-qualified supplementary options, stock appreciation rights, performance shares and stock bonus awards to employees and consultants of the Company (the "Employee Plans"). The Stock Compensation Program also authorizes automatic option grants to directors who are not otherwise employed by the Company (the "Independent Director Plan"). A total of 4,000,000 shares of Common Stock are reserved for issuance in connection with the Stock Compensation Program, of which up to 3,850,000 shares may be issued under the Employee Plans and up to 150,000 shares may be issued under the Independent Director Plan.


In the event that an option or award granted under the Stock Compensation Program expires, is terminated or forfeited or certain performance objectives with respect thereto are not met prior to exercise or vesting, then the number of shares of Common Stock covered thereby will again become eligible for grant under the Stock Compensation Program.


A summary of the status of the Stock Compensation Program at June 30, 1997 is presented below:

                                                                    Weighted
                                                     Weighted       Average
                                    Shares           Average        Remaining
                                    Underlying       Exercise       Contractual
                                    Options          Price          Life

Outstanding at beginning of year      -                -                -
Granted                             2,798,800          $.55            10 Years
Exercised                             -                -
Forfeited                             -                -

Outstanding at end of year          2,798,800          $.55
                                   ==========          ====

Exercisable at end of year          1,442,935          $.55            10 Years
                                   ==========          ====

Other Stock Option Grants

In May 1996, the Board of Directors granted non-qualified stock options to an officer of the Company to purchase 250,000 shares of Common Stock at an exercise price of $.50 per share, exercisable at any time on or prior to March 7, 2003.

In March 1996, the Board of Directors granted non-qualified stock options to a former officer to purchase 1,000,000 shares of Common Stock at exercise prices ranging from $.40 per share to $3.40 per share. Subsequently, on September 14, 1996, in connection with a settlement agreement with the former officer, the grant was reduced to a total of 225,000 shares of Common Stock at $.40 per 0share.

The options are exercisable in accordance with the following vesting schedule:

        Date Vested               Exercise Price               Number of Shares

        March 7, 1996                   $.40                        125,000
        September 14, 1996              $.40                        100,000
                                        ----                        --------

        Total                                                       225,000
                                                                    ========

In May 1994, the Board of Directors granted non-qualified stock options to two officers to each purchase 300,000 shares of Common Stock at the fair market value of $.10 per share. These options were exercisable in whole or in part at any time until December 31, 1998. During the year ended June 30, 1995, each officer exercised options for 100,000 shares of Common Stock. During the year ended June 30, 1996, each officer agreed to terminate options for 100,000 shares of Common Stock. At June 30, 1997, the balance of these exercisable options equaled 100,000 shares of Common Stock for each of the two former officers.

c.       Warrants

As of June 30, 1997, the Company had outstanding several series of warrants.

The Series A Warrants were issued in July 1995 in connection with the issuance of the Subordinated Debentures and as of June 30, 1997, were exercisable for an aggregate of 600,000 shares of Common Stock at an exercise price of $.25 per share (subject to adjustment in certain circumstances). The Series A Warrants expire on July 15, 2002.

The Series B Warrants were issued in July 1995 in connection with the issuance of the Subordinated Debentures and as of June 30, 1997, were exercisable for an aggregate of 1,500,000 shares of Common Stock at an exercise price of $.25 per share (subject to adjustment in certain circumstances). The Series B Warrants expire on July 15, 2002.

The Series C Warrants were issued in March 1996 in connection with the issuance of the Senior Debentures and as of June 30, 1997, were exercisable for an aggregate of 2,542,380 shares of Common Stock at an exercise price of $.01 per share (subject to adjustment in certain circumstances). The Series C Warrants expire on March 7, 2003.

The Series D Warrants were issued in March 1996 in connection with the issuance of the Preferred Stock and as of June 30, 1997, were exercisable for an aggregate of 2,547,180 shares of Common Stock at an exercise price of $.01 per share (subject to adjustment in certain circumstances). The Series D Warrants expire on March 7, 2003.

The Common Stock Purchase Warrants, Series E (the "Series E Warrants") were issued in March 1996 in connection with a consulting agreement and as of June 30, 1997, were exercisable for an aggregate of 1,000,000 shares of Common Stock at an exercise price of $.40 per share (subject to adjustment in certain circumstances). The Series E Warrants expire on March 7, 2003.

The Common Stock Purchase Warrants, Series F (the "Series F Warrants") were issued in May 1996 to certain directors, officers and other related parties as compensation for services performed and as of June 30, 1997, were exercisable for an aggregate of 667,040 shares of Common Stock at an exercise price of $.50 per share (subject to adjustment in certain circumstances). The Series F Warrants expire on March 7, 2003.


The Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants, Series E Warrants and Series F Warrants are referred to herein collectively as the "Warrants". The Company used the Black-Scholes option pricing model in establishing values for the Warrants. In accordance with SFAS No. 123, the Series B Warrants, Series E Warrants and Series F Warrants, all of which were issued in return for services received, have been accounted for based upon the estimated fair value of the warrants issued. Pursuant to the terms of the Warrants, the Company is required to effect the registration for resale of, among other things, the shares of Common Stock issuable upon the exercise of the Warrants. The Company has not yet effected such registration. In the event that the Company does not fulfill its registration obligations, holders of the affected warrants may have legal recourse against the Company as a result of such failure and may have the right to seek injunctive relief requiring the Company to comply with such registration obligations.


d.       Stock Subscriptions Receivable

As of June 30, 1997, two former officers of the Company owed the Company $106,350 and $56,600 for Common Stock purchased from the Company. By agreement, such amounts are payable at the rate of $.25 per Common Share as shares are sold. During the year ended June 30, 1997, $1,250 was paid to the Company by one of the former officers.

e.       Registration Rights

Under the terms of the Class B Debentures, the Preferred Stock, the Warrants, and the options granted to an officer of the Company, the Company was obligated to effect the respective holders' registration rights within 90 days after issuance. The Company has not yet complied with these obligations.

11.      Loss Per Share

Loss per Common Share was computed by dividing the net loss by the weighted average number of shares of Common Stock outstanding during each of the years presented. The loss per share calculations for 1997 and 1996 do not give effect to Common Stock equivalents because they would have an antidilutive effect.

12.      Commitments

a.       Lease Agreements

The Company is obligated under several non-cancelable leases for office space and equipment rentals. Annual minimum lease payments under non-cancelable operating leases as of June 30, 1997, were as follows:

           Fiscal year ending June 30, 1998                        $285,827
           Fiscal year ending June 30, 1999                         284,625
           Fiscal year ending June 30, 2000                         230,523
           thereafter                                                13,320

b.     Employment Agreements

In connection with the merger with mmTech in April 1997, the Company entered into five-year employment agreements with two officers of the Company, which provide for base compensation totaling $350,000, subject to periodic increases at the discretion of the Company's Board of Directors. The agreements also provide for certain life insurance and severance benefits.


13.      Major Customers

One customer accounted for 54% and 41% of net revenues, for the years ended June 30, 1997 and 1996, respectively.

Sales to foreign customers by geographic location, as a percentage of net revenues, were as follows:


                 Years ended June 30,              1997                   1996

                 Asia                               16%                    34%
                 Canada                             11                      2
                 Europe                              9                      5
                                                   -----                   ---
                                                    36%                    41%
                                                   =====                   ===
14.      Pension Plan

The Company had two separate defined contribution plans covering eligible full-time employees as of June 30, 1997. Participation in each plan is voluntary and participants may contribute up to 15% of their compensation, subject to federal limitations. The Company, at its discretion, can make matching contributions to the LogiMetrics, Inc. Employees 401(k) Savings Plan (the "LogiMetrics Plan"). For the years ended June 30, 1997 and 1996, the Company has made no matching contribution to the LogiMetrics Plan. The mmTech, Inc. 401(k) Plan and Trust (the "mmTech Plan") provides for a Company match of 5% of participant contributions, plus a discretionary amount based on profitability. Discretionary Company contributions are vested ratably over a 6-year period. Company contributions for the year ended June 30, 1997, totaled $2,823 under the mmTech Plan. The Company made no discretionary contributions to the mmTech Plan in the fiscal year ended June 30, 1997.

15.      Certain Relationships and Related Party Transactions

In July 1995, the Company sold to SFM Series B Warrants to purchase 1,500,000 shares of Common Stock, at a price of $.02 per share, with an exercise price of $0.25 per share, in connection with obtaining financing for the Company. Alfred Mendelsohn and Lawrence I. Schneider, former directors of the Company, were principals in SFM. Mark B. Fisher, a director of the Company, was also a principal in SFM.

In December 1995, the Company entered into a consulting agreement with two companies, SFM and Phipps, Teman & Company, L.L.C. ("PTCO"), for services to be rendered in obtaining additional financing for the Company. SFM and PTCO were granted Series E Warrants to purchase a total of 1,000,000 shares of the Company's Common Stock at $.50 per share any time prior to March 7, 2003. SFM and PTCO also were subsequently paid fees of $87,500 and $216,377, respectively, when the financing was provided in March 1996. Norman M. Phipps, a director of the Company, and Wade Teman, a former officer of the Company, are principals in PTCO.

In May 1996,  a former  director  of the  Company,  Lawrence I.  Schneider,  was elected Chairman of the Executive Committee for a five-year term. As compensation, he was paid $100,000, in June 1996. Mr. Schneider resigned as a director in November 1996.

During the fiscal year ended June 30, 1996, the Company paid Orbitrex International, Inc. ("Orbitrex"), whose President is Alfred Mendelsohn, a former director of the Company, $71,000 for business development services provided to the Company. Additionally, the Company granted Mr. Mendelsohn Series F Warrants to purchase 100,000 shares of Common Stock at $.50 per share.

In June 1997, the Company entered into a consulting agreement with Orbitrex. Under the consulting agreement, Orbitrex agreed to provide certain services in connection with product development and international marketing opportunities. Under the consulting agreement, Orbitrex is entitled to receive payments aggregating $60,000, payable in monthly installments on or prior to April 30, 1998. In the consulting agreement, Orbitrex agreed to certain confidentiality, non-competition and intellectual property covenants.

In July 1997, Mr. Phipps purchased 850,000 shares of Common Stock from the Company for $467,500, or $0.55 per share. In connection with the purchase, $8,500 was paid in cash from the proceeds of a one-time bonus paid to Mr. Phipps and the remainder was paid in the form of a non-recourse secured promissory note (the "Phipps Note") and recorded as a stock subscription receivable. The Phipps Note does not bear interest, has no fixed maturity date, and is secured by a pledge of the shares of Common Stock purchased by Mr. Phipps. The Phipps Note will automatically be forgiven upon the occurrence of a "Change in Control Event" (as defined in the Phipps Note). The Phipps Note will become due and payable upon the occurrence of certain events, including a sale or other disposition by Mr. Phipps of the shares of Common Stock or the termination of Mr. Phipps' employment as a result of a "Termination for Cause" (as defined in the Phipps Note). If Mr. Phipps' employment terminates, other than as a result of a Termination for Cause or a "Without Cause Termination" (as defined in the Phipps Note), the Phipps Note will become payable in 60 monthly installments. The Company has agreed to make certain payments to Mr. Phipps in respect of certain federal income tax consequences which may result from the terms of the Phipps Note.

Prior to its acquisition by the Company, Mr. Brand, the Company's Chairman and Chief Executive Officer, lent certain amounts to mmTech on an as-needed basis to fund a portion of mmTech's working capital requirements. The maximum amount advanced by Mr. Brand was $649,150, and $623,086 in such advances were outstanding at June 30, 1997. Pursuant to an agreement between Mr. Brand and the Company, the Company has agreed to pay interest on the unpaid advances (which previously had been interest-free) at a rate of seven percent per annum. The Company also agreed that, subject to its cash flow requirements, it would use its best efforts to repay up to $300,000 of such advances on or before September 30, 1997, and that the remaining advances would be repaid at a rate of $50,000 per month, commencing in October 1997. As of December 31, 1997, the Company has paid Mr. Brand $200,000 pursuant to the arrangements described above.


Mr. Brand owns 40% of the outstanding Common Stock of Advanced Control Components, Inc. ("ACC"). ACC currently sublets space from the Company at its Eatontown, New Jersey facility and pays to mmTech $33,312 in annual rent. Employees from mmTech perform services for ACC and employees from ACC perform services for mmTech from time to time. The company utilizing such services pays to the company providing such services an amount equal to two times the base hourly salary of the employees providing such services for the number of hours involved. Pursuant to such arrangements, ACC paid to mmTech net amounts of $230,686 during the fiscal year ended June 30, 1997 and $154,850 during the fiscal year ended June 30, 1996.

Certain holders of the Company's securities, including directors, officers and beneficial owners of more than 5% of the Common Stock are entitled to certain registration rights with respect to securities of the Company held by them.

16.      Subsequent Events


In July 1997, the Company entered into a Purchase Agreement (the "Purchase Agreement") with a group of institutional investors (the "Purchasers"), including certain entities affiliated with Mark B. Fisher, a director of the Company. Pursuant to the terms of the Purchase Agreement, the Company issued and sold to the Purchasers $2,750,000 in aggregate principal amount of the Company's Class A 13% Convertible Senior Subordinated Pay-in-Kind Debentures due July 29, 1999 (the "Class A Debentures"), Common Stock Purchase Warrants - Series G (the "Series G Warrants") to purchase an aggregate of 7,350,000 shares of Common Stock at an exercise price of $0.50 per share, Common Stock Purchase Warrants - Series H (the "Series H Warrants") to purchase an aggregate of 1,100,000 shares of Common Stock at an exercise price of $0.60 per share and Common Stock Purchase Warrants - Series I (the "Series I Warrants") to purchase an aggregate of 550,000 shares of Common Stock at an exercise price of $1.125 per share, for a total purchase price of $3,352,500. Pursuant to the terms of the Purchase Agreement, the Purchasers have the right, at any time prior to July 28, 1998, to purchase an additional $833,333 in aggregate principal amount of the Class A Debentures, Series G Warrants to purchase an aggregate of 2,000,000 shares of Common Stock, Series H Warrants to purchase an aggregate of 333,333 shares of Common Stock and Series I Warrants to purchase an aggregate of 166,667 shares of Common Stock for a total purchase price of $1,000,000 (the "Purchase Option"). The Company used the Black-Scholes option pricing model in establishing values for the Series G Warrants, Series H Warrants and Series I Warrants and the Purchase Option.


In connection with the transactions contemplated by the Purchase Agreement, the Purchasers, the Company and Charles S. Brand entered into a Stockholders Agreement (the "Stockholders Agreement") pursuant to which, among other things, Mr. Brand agreed to certain restrictions on his ability to sell his shares of Common Stock. Pursuant to the terms of the Stockholders Agreement, the size of the Board of Directors was increased to seven members and the Purchasers received the right to appoint three directors. In the event that the Purchase Option is exercised in full, the number of directors will be increased to eight, and the Purchasers will have the right to appoint an additional director. At any time that the Purchasers are entitled to appoint at least four directors, at either the request of Mr. Brand or the Purchasers, the size of the Board will be further increased by one and Mr. Brand and the Purchasers will have the right to mutually select an independent director to fill the resulting vacancy. Further, in the event that Cerberus (or any subsequent holder of the Class B Debentures) exercises its right under the Unit Purchase Agreement to designate a member of the Board of Directors, the number of directors will be increased by two, the holder of the Class B Debentures will have the right to appoint one director and Mr. Brand and the Purchasers will have the right to appoint an additional independent director.

Pursuant to the terms of the Stockholders Agreement, Mr. Brand has appointed himself, Dr. Brand, Mr. Carreras and Mr. Phipps and the Purchasers have appointed Messrs. Fisher, Garcia and Thompson as directors of the Company. To facilitate the recomposition of the Board of Directors, Mr. Mendelsohn resigned as a director of the Company effective upon the closing of the transactions contemplated by the Purchase Agreement.

Under the terms of the Stockholders Agreement, the parties agreed to cause (i) the Executive Committee of the Board of Directors to be comprised of two directors designated by Mr. Brand and one director designated by the Purchasers,
(ii) the  Audit  Committee  of the Board of  Directors  to be  comprised  of two directors designated by Mr. Brand and two directors designated by the Purchasers, and (iii) the Compensation Committee of the Board of Directors to be comprised of two directors designated by Mr. Brand and two directors designated by the Purchasers. In the event that the Purchase Option is exercised in full, the Purchasers will have the right to designate a second director to serve on the Executive Committee of the Board of Directors.


Pursuant to the terms of the Stockholders Agreement, an ad hoc committee of the Board of Directors is to be formed to search for a permanent successor to Mr. Brand as the Company's Chief Executive Officer. Mr. Brand has the right, in his sole discretion, to approve any such successor. Under the terms of the Stockholders Agreement, the successor Chief Executive Officer will be treated as a director designated by Mr. Brand and will be entitled to serve as a member of the Executive Committee of the Board of Directors (which will be further increased in size to permit such appointment). As of December 31, 1997, the ad hoc committee had not yet been formed.


Under the terms of the Stockholders Agreement, the holders of a majority of the shares of Common Stock beneficially owned by the Purchasers have the right, subject to certain limitations, to cause the Company to enter into a "Company Sale". A Company Sale is defined to include (i) a sale of all or substantially all of the assets of the Company (other than to certain affiliates), (ii) a merger, consolidation, share exchange or other similar transaction in which the holders of the Company's voting stock receive less than 50% of the voting power of the surviving entity, (iii) a sale, disposition or issuance of shares of voting stock of the Company in which a person or entity (other than a party to the Stockholder Agreement or its affiliates) acquires 50% or more of the total voting power of the Company, and (iv) the formation of certain partnerships, joint ventures and other strategic alliances involving the sale or transfer of all or substantially all of the assets of the Company to a third party.

The Stockholders Agreement terminates upon the earliest to occur of (i) the written consent of the holders of a majority of the shares of Common Stock beneficially owned by the Purchasers and the holders of a majority of the shares of Common Stock then beneficially owned by Mr. Brand and certain transferees,
(ii) Mr. Brand and certain transferees, as a group, or the Purchasers, as a group, becoming the beneficial owners of less than 10% of the outstanding Common Stock (determined on a fully-diluted basis), or (iii) upon the consummation of a Company Sale in accordance with the terms of the Stockholders Agreement.

MBF Capital Corporation ("MBF"), an entity controlled by Mark B. Fisher, a director of the Company, paid $35,000 of the purchase price payable by it in connection with its July 1997 purchase of the Class A Debentures, Series G Warrants, Series H Warrants, and Series I Warrants in the form of a non-recourse secured promissory note (the "MBF Note"). The MBF Note matures on July 29, 2000 and bears interest (compounded annually) at a rate of 6.07% per annum, which is payable at maturity. The MBF Note is secured by a pledge of the Series G Warrants purchased by MBF. The MBF Note will become immediately due and payable upon the occurrence of certain events, including a sale or other disposition by MBF of the Series G Warrants purchased by it or the consummation of a Company Sale (as defined in the Stockholders Agreement).

On December 31, 1997, the Company sold without recourse approximately $2.6 million of notes receivable for approximately $2.4 million cash.



No  dealer,   salesman  or  any  other   person  has  been
authorized  to  give  any   information  or  to  make  any
representations  in connection  with this  offering  other
than those  contained in this  Prospectus and, if given or
made, such other information and representations  must not

be relied upon as having been  authorized  by the Company.             62,398,910 Shares of Common Stock
Neither the delivery of this  Prospectus nor any sale made   Amended and Restated Common Stock Purchase Warrants -
hereunder  shall,  under  any  circumstances,  create  any                         Series A
implication  that there has been no change in the  affairs   Amended and Restated Common Stock Purchase Warrants -
of  the  Company   since  the  date  hereof  or  that  the                         Series B
information  contained  herein is  correct  as of any time         Common Stock Purchase Warrants - Series C
subsequent  to  its  date.   This   Prospectus   does  not         Common Stock Purchase Warrants - Series D
constitute an offer to sell or a solicitation  of an offer         Common Stock Purchase Warrants - Series E
to buy such securities in any  circumstances in which such         Common Stock Purchase Warrants - Series F
offer or solicitation is unlawful.                                 Common Stock Purchase Warrants - Series G
                                                                   Common Stock Purchase Warrants - Series H
                                                                   Common Stock Purchase Warrants - Series I
                                                                     28 Shares of Series A 12% Cumulative
                                                                    Convertible Redeemable Preferred Stock



                                                                               LOGIMETRICS, INC.


                                                                    ______________PROSPECTUS______________


                   _____________________

                     TABLE OF CONTENTS


                                                   Page           , 1998

Available Information................................4
Forward-Looking Statements...........................5
Risk Factors.........................................5
Use of Proceeds......................................15
Price Range of Common Stock..........................15
Dividend Policy......................................15
Management's Discussion and Analysis of
Financial Condition and Results of
Operations...........................................16
Business ............................................22
Management...........................................32
Certain Transactions.................................41
Selling Securityholders..............................44
Description of Capital Stock.........................63
Description of Preferred Stock.......................64
Description of Warrants..............................66
Shares Eligible for Future Sale......................68
Plan of Distribution.................................69
Legal Matters........................................70
Experts  ............................................70
Index to Financial Statements........................F-1

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

          Article Seventh of the Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provide that every person who is or was a director, officer, employee or agent of the Company shall be indemnified by the Company pursuant to the provisions of Section 145 of the Delaware General Corporation Law to the fullest extent permitted thereby against all liabilities and expenses imposed upon or incurred by that person in connection with any proceeding in which that person may be made, or threatened to be made, a party, or in which that person may become involved by reason of that person being or having been a director or officer or continues to serve in any capacity with any other enterprise at the request of the Company. In addition, the Company's by-laws, as amended, provide the directors, officers and employees of the Company with similar protections.

          Section 145 of the General Corporation Law of the State of Delaware (the "GCL") permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been judged liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

          Article Seventh of the Certificate of Incorporation also provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) for payment of dividends or repurchases or redemptions of stock other than from lawfully available funds, or (iv) for any transaction from which the director derived an improper benefit. In the event that the Delaware General Corporation Law is amended to authorize corporate action further limiting the personal liability of directors, Article Seventh of the Certificate of Incorporation provides that the liability of a director of the Company shall be eliminated or further limited to the extent permitted thereby.

Item 25. Other Expenses of Issuance and Distribution

          The  following  table  lists the  expenses  which will be  incurred in
connection  with  the  issuance  and   distribution  of  the  Securities   being
registered:

                                                              Expense
SEC Registration Fee                                          $16,030
Accounting Fees and Expenses                                   10,000
Legal Fees and Expenses                                        50,000
Blue Sky Fees and Expenses                                     20,000
Printing and Engraving                                          1,000
Miscellaneous                                                   2,970
                                                              --------
     TOTAL                                                   $100,000
                                                              =======

          All of the above amounts, other than the registration fee, are estimates only. All of the above expenses will be paid by the Company.

Item 26. Recent Sales of Unregistered Securities

          The following information relates to securities of the Company issued or sold within the past three years which were not registered under the Securities Act:

          On July 14,  1995 the  Company  issued an  aggregate  of 15 units (the
"1995 Units"), each 1995 Unit consisting of one $20,000 12% Convertible Subordinated Debenture (the "Old Debentures") and one Common Stock Purchase Warrant - Series A (the "Old Series A Warrants") to purchase 40,000 shares of Common Stock at $0.25 per share, to private investors for an aggregate purchase price of $312,000. This transaction was completed without registration under the Securities Act of the Old Debentures, the Old Series A Warrants or the shares of Common Stock, par value $.01 per share of the Company (the "Common Stock"), issuable upon the conversion of the Old Debentures and the exercise of the Old Series A Warrants in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          In connection with the offering of the 1995 Units, the Company issued Common Stock Purchase Warrants - Series B (the "Old Series B Warrants") to purchase 1,500,000 shares of Common Stock at $0.25 per share to one private investor for services rendered in arranging the sale of the 1995 Units. This transaction was completed without registration under the Securities Act of the Old Series B Warrants or the shares of Common Stock issuable upon the exercise of the Old Series B Warrants in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          On March 7, 1996 the Company issued an aggregate of 30 units (the "1996 Units"), each 1996 Unit consisting of one $50,000 12% Convertible Senior Subordinated Debenture (the "Old Class B Debentures") and one Common Stock Purchase Warrant - Series C (the "Series C Warrants") to purchase 84,746 shares of Common Stock at $0.01 per share, to one private investor for an aggregate purchase price of $1,500,000. This transaction was completed without registration under the Securities Act of the Old Class B Debentures, the Series C Warrants or the shares of Common Stock issuable upon the conversion of the Old Class B Debentures and the exercise of the Series C Warrants in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          In addition, on March 7, 1996, the Company issued an aggregate of 30 units (the "Preferred Stock Units"), each Preferred Stock Unit consisting of one share of its Series A 12% Cumulative Convertible Redeemable Preferred Stock, stated value $50,000 per share (the "Series A Preferred Stock"), and one Common Stock Purchase Warrant - Series D (the "Series D Warrants") to purchase 94,340 shares of Common Stock at $0.01 per share, to private investors for an aggregate purchase price of $1,500,000. This transaction was completed without registration under the Securities Act of the Series A Preferred Stock, the Series D Warrants or the shares of Common Stock issuable upon the conversion of the Series A Preferred Stock and the exercise of the Series D Warrants in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          Also on March 7, 1996, (i) the holders of the Old Debentures exchanged the Old Debentures for the Company's Amended and Restated 12% Convertible Subordinated Debentures (the "New Debentures"), (ii) the holders of the Old Series A Warrants exchanged the Old Series A Warrants for the Company's Amended and Restated Series A Warrants (the "Series A Warrants"), and (iii) the holders of the Old Series B Warrants exchanged the Old Series B Warrants for the Company's Amended and Restated Series B Warrants (the "Series B Warrants"). This transaction was completed without registration under the Securities Act of the New Debentures, the Series A Warrants, the Series B Warrants or the shares of Common Stock issuable upon the conversion of the New Debentures and the exercise of the Series A Warrants and the Series B Warrants in reliance upon the exemptions provided by Sections 3(a)(9) and 4(2) of the Securities Act. There were no underwriters for this issuance.

          In connection with the offering of the 1996 Units and the Preferred Stock Units, the Company issued Common Stock Purchase Warrants - Series E (the "Series E Warrants") to purchase 1,000,000 shares of Common Stock at $0.40 per share to two private investors for services rendered in arranging the sale of the

1996 Units and the Preferred Stock Units. This transaction was completed without registration under the Securities Act of the Series E Warrants or the shares of Common Stock issuable upon the exercise of the Series E Warrants in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          On May 1, 1996, the Company issued Common Stock Purchase Warrants - Series F (the "Series F Warrants") to purchase an aggregate of 667,040 shares of Common Stock at $0.50 per share to certain directors in exchange for certain services rendered. This transaction was completed without registration under the Securities Act of the Series F Warrants or the shares of Common Stock issuable upon the exercise of the Series F Warrants in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          On April 25, 1997, the Company issued 19,247,800 shares of Common Stock to the former chief executive officer of the Company in connection with the Company's acquisition of mmTech, Inc. ("mmTech") in exchange for all of mmTech's outstanding capital stock. This transaction was completed without registration under the Securities Act of the shares of Common Stock in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          On July 22, 1997, the Company issued an aggregate of 1,250,000 shares of Common Stock to two members of management for an aggregate purchase price of $687,500 which was paid $12,500 in cash and the remainder in non-recourse promissory notes secured by the shares of Common Stock. These transactions were completed without registration under the Securities Act of the shares of Common Stock in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for these issuances.


          On July 29, 1997, the Company issued $2,750,000 in aggregate principal amount of its Class A 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999 (the "Class A Debentures"), Common Stock Purchase Warrants - Series G (the "Series G Warrants") to purchase an aggregate of 7,350,000 shares of Common Stock at $0.50 per share, Common Stock Purchase Warrants - Series H (the "Series H Warrants") to purchase an aggregate of 1,100,000 shares of Common Stock at $0.60 per share and Common Stock Purchase Warrants - Series I (the "Series I Warrants") to purchase an aggregate of 550,000 shares of Common Stock at $1.125 per share to private investors for an aggregate purchase price of
$3,352,500. Pursuant to the terms of the purchase agreement with those investors, such investors have the right, at any time prior to July 28, 1998, to purchase an additional $833,333 in aggregate principal amount of the Class A Debentures, Series G Warrants to purchase an aggregate of 2,000,000 shares of Common Stock, Series H Warrants to purchase an aggregate of 333,333 shares of Common Stock and Series I Warrants to purchase an aggregate of 166,667 shares of Common Stock for a total purchase price of $1,000,000 (the "Purchase Option"). This transaction was completed without registration under the Securities Act of the Class A Debentures, the Series G Warrants, the Series H Warrants, the Series I Warrants, the Purchase Option or the shares of Common Stock issuable upon the conversion of the Class A Debentures and the exercise of the Series G Warrants, the Series H Warrants, the Series I Warrants or the securities issuable upon the exercise of the Purchase Option in reliance upon the exemption provided by
Section  4(2) of the  Securities  Act.  There  were  no  underwriters  for  this issuance. On May 1, 1998, the Purchase Option was exercised in part. Accordingly, on that date, the Company issued $416,668 of additional Class A Debentures, additional Series G Warrants to purchase an aggregate of 1,000,000 shares of Common Stock, additional Series H Warrants to purchase an aggregate of 166,667 shares of Common Stock and additional Series I Warrants to purchase an aggregate of 83,333 shares of Common Stock.


          Also on July 29, 1997, the holder of the Old Class B Debentures exchanged the Old Class B Debentures for the Company's Amended and Restated 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999 (the "Class B Debentures"). This transaction was completed without registration under the Securities Act of the Class B Debentures or the shares of Common Stock issuable upon the conversion of the Class B Debentures in reliance upon the exemptions provided by Sections 3(a)(9) and 4(2) of the Securities Act. There were no underwriters for this issuance.


          The Company entered into a consulting agreement, dated January 20, 1998, with one of its outside directors. In connection therewith, the Company has issued an aggregate of 181,816 shares of Common Stock to such director as compensation for services rendered under the consulting agreement. These transactions were completed without registration under the Securities Act of the shares of Common Stock in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for these issuances.

          The Company entered into a consulting agreement, dated March 4, 1998, with its current chief executive officer. In connection therewith, the Company has issued an aggregate of 108,000 shares of Common Stock to such officer as compensation for services rendered under the consulting agreement. This transaction was completed without registration under the Securities Act of the shares of Common Stock in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          On March 9, 1998, the Company issued an aggregate of 40,000 shares of Common Stock to an officer of the Company for a cash purchase price of $20,000. This transaction was completed without registration under the Securities Act of the shares of Common Stock in reliance upon the exemption provided by Section 4(2) of the Securities Act. There were no underwriters for this issuance.

          At various times between January 1995 and April 1998, the Company granted stock options to certain directors, employees and consultants covering an aggregate of 3,436,133 shares of Common Stock. These grants were exempt from registration pursuant to Securities Act Release No. 33-6188 (Feb. 1, 1980). No underwriter was involved in these grants.

Item 27. Exhibits

    The following exhibits are filed as part of this Registration Statement:


     3.1           Certificate of Incorporation of the Company, as amended.

     3.2           By-laws of the Company, as amended.

     4.1 Form of Class A 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999.


     4.2 Form of Amended and Restated Class B 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999.

     4.3           Form of Series A Warrant.


     4.4           Form of Series B Warrant.

     4.5           Form of Series C Warrant.

     4.6           Form of Series D Warrant.

     4.7           Form of Series E Warrant.

     4.8           Form of Series F Warrant.

     4.9           Form of Series G Warrant.

     4.10          Form of Series H Warrant.

     4.11          Form of Series I Warrant.

     4.12 Form of Certificate of the Designations, Powers, Preferences and Rights of the Company's Series A 12% Cumulative convertible Redeemable Preferred Stock, stated value $50,000 per share.



     5.1           Opinion of Lowenstein Sandler PC.


     5.2           Opinion of Dickstein Shapiro Morin & Oshinsky.

    10.1 Restated and Amended Term Loan Note, dated as of April 25, 1997, in favor of North Fork Bank (the "Bank").

    10.2 Modified Revolving Credit Note, dated as of April 30, 1998, in favor of the Bank.

    10.3 Modified General Security Agreement, dated as of April 30, 1998, in favor of the Bank.

    10.4 Purchase Agreement, dated as of July 29, 1997, among the Company and the purchasers party thereto.

    10.5 Stockholders Agreement, dated as of July 29, 1997, among the Company, Charles S. Brand and the purchasers party thereto.

    10.6 Unit Purchase Agreement, dated as of March 7, 1996, by and between the Company and Cerberus Partners, L.P. ("Cerberus").

    10.7           Amended  and  Restated  Security   Agreement,  dated March 7,
                   1996, as amended and restated as of July 29, 1997, among the Company and Cerberus.

    10.8 Agreement to Purchase and Sell Equipment, dated as of June 30, 1994, by and between mmTech, Inc. and CellularVision Technology & Telecommunications, L.P. ("CT&T").

    10.9 Letter Agreement, dated as of October 23, 1996, by and between the Company and CT&T.

   10.10 Letter Agreement, dated December 1, 1997, by and between the Company and CellularVision of New York, L.P.

   10.11 Assignment Agreement, dated as of December 31, 1997, by and between the Company and NewStart Factors, Inc.

   10.12 Agreement of Lease, dated as of April 22, 1997, by and between the Company and Reckson FS Limited Partnership.

   10.13 Lease, dated January 24, 1994, by and between Mid Atlantic Industrial Co. and mmTech, Inc., as amended.

   10.14 Employment Agreement, dated as of April 25, 1997, by and between the Company and Charles S. Brand.

   10.15 Employment Agreement, dated as of April 25, 1997, by and between the Company and Norman M. Phipps.

   10.16 Consulting Agreement, dated as of July 29, 1997, by and between the Company and MBF Capital Corp.

   10.17 Non-Recourse Secured Promissory Note, dated July 22, 1997, made by Norman M. Phipps in favor of the Company.

   10.18 Pledge Agreement, dated July 22, 1997, between the Company and Norman M. Phipps.

   10.19 Letter Agreement, dated as of August 6, 1997, by and between the Company and MBF.

   10.20 Non-Recourse Secured Promissory Note, dated July 29, 1997, made by MBF Capital Corp. in favor of the Company.

   10.21 Pledge Agreement, dated July 29, 1997, between the Company and MBF Capital Corp.

   10.22 Stock Option Agreement, dated as of May 1, 1996, by and between the Company and Russell J. Reardon.

   10.23           LogiMetrics,  Inc.  1997  Stock   Compensation   Program,  as
                   amended.

   10.24           Form of Indemnification Agreement for Directors.

   10.25 Consulting Agreement, dated January 20, 1998, by and between the Company and Dr. Frank A. Brand.


   10.26 Consulting Agreement, dated March 4, 1998, by and between the Company and Kenneth C. Thompson.



   21.1            List of the Company's Subsidiaries.

   23.1 Consent of Deloitte & Touche LLP, independent certified public accountants.

   23.2            Consent of Reydel, Perier & Neral.


   23.3 Consent of Lowenstein Sandler PC (included in Exhibit 5.1 to this registration statement).

   23.4            Consent of Dickstein Shapiro Morin & Oshinsky.

   24.1            Power of Attorney (included on the signature page).

   27.1            Financial Data Schedule.

   27.2            Financial Data Schedule.


Item 28. Undertakings


    The undersigned registrant hereby undertakes:

          (1) For the purpose of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act, shall be deemed a part of this Registration Statement as of the time it was declared effective.

          (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions on indemnification, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bohemia, State of New York, on July 10, 1998.


                                                LOGIMETRICS, INC.


                                             By:/S/ NORMAN M. PHIPPS
                                                -------------------------------
                                                Norman M. Phipps, President and
                                                Chief Operating Officer

Signature                                                    Title


/S/ KENNETH C. THOMPSON                         Chief Executive Officer
-----------------------                         (Principal Executive
Kenneth C. Thompson                             Officer) and Director

         *                                      Chairman of the Board, Chief
-----------------------                         Technology Officer and Director
Charles S. Brand

         *
-----------------------
Frank A. Brand                                  Director

         *
-----------------------
Jean-Francois Carreras                          Director

         *
-----------------------
Francisco A. Garcia                             Director

         *
-----------------------
Mark B. Fisher                                  Director

/S/ NORMAN M. PHIPPS                            President, Chief Operating
-----------------------                         Officer and Director
Norman M. Phipps

/S/ ERIK S. KRUGER                              Vice President-Finance and
-----------------------                         Administration
Erik S. Kruger

*By:/S/ NORMAN M. PHIPPS
-----------------------
Norman M. Phipps
Attorney-in-Fact

                                INDEX TO EXHIBITS

      Exhibit No.                Description

          3.1 Certificate of Incorporation of the Company, as amended, (previously filed as Exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          3.2 By-laws of the Company, as amended, (previously filed as Exhibit 3.2 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          4.1 Form of Class A 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999 (previously filed as Exhibit 4.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          4.2 Form of Amended and Restated Class B 13% Senior Subordinated Convertible Pay-in-Kind Debentures due July 29, 1999 (previously filed as Exhibit 4. to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          4.3       Form of Series A Warrant (previously filed as
                    Exhibit 7 to the Company's Current Report on Form 8-K, dated March 7, 1996 (file no. 0-10696), and incorporated herein by reference).

          4.4       Form of Series B Warrant (previously filed as
                    Exhibit 8 to the Company's Current Report on Form 8-K, dated March 7, 1996 (file no. 0-10696), and incorporated herein by reference).

          4.5       Form of Series C Warrant (previously filed as
                    Exhibit 2 to the Company's Current Report on Form 8-K, dated March 7, 1996 (file no. 0-10696), and incorporated herein by reference).

          4.6       Form of Series D Warrant (previously filed as
                    Exhibit 4 to the Company's Current Report on Form 8-K, dated March 7, 1996 (file no. 0-10696), and incorporated herein by reference).

          4.7       Form of Series E Warrant (previously filed as
                    Exhibit 5 to the Company's Current Report on Form 8-K, dated March 7, 1996 (file no. 0-10696), and incorporated herein by reference).

          4.8       Form of Series F Warrant (previously filed as
                    Exhibit 10.9 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 (file no. 0-10696) and incorporated herein by reference).

          4.9 Form of Series G Warrant (previously filed as part of Exhibit 10.4 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          4.10 Form of Series H Warrant (previously filed as part of Exhibit 10.4 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          4.11 Form of Series I Warrant (previously filed as part of Exhibit 10.4 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          4.12 Form of Certificate of the Designations, Powers, Preferences and Rights of the Company's Series A 12% Cumulative convertible Redeemable Preferred Stock, stated value $50,000 per share (previously filed as
                    Exhibit 10.6 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996 (file no. 0-10696) and incorporated herein by reference).

          5.1       Opinion of Lowenstein Sandler PC. *

          5.2       Opinion   of   Dickstein   Shapiro   Morin  &
                    Oshinsky. *

          10.1 Restated and Amended Term Loan Note, dated as of April 25, 1997, in favor of North Fork
                    Bank  (the "Bank")   (previously   filed  as
                    Exhibit 10.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.2      Modified Revolving  Credit Note, dated as of
                    April 30, 1998, in favor of the Bank.*

          10.3 Modified General Security Agreement, dated as of April 30, 1998, in favor of the Bank.*


          10.4 Purchase Agreement, dated as of July 29, 1997, among the Company and the purchasers party thereto (previously filed as Exhibit
                    10.4 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.5 Stockholders Agreement, dated as of July 29, 1997, among the Company, Charles S. Brand and the purchasers party thereto (previously filed as Exhibit 10.5 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.6 Unit Purchase Agreement, dated as of March 7, 1996, by and between the Company and Cerberus Partners, L.P. ("Cerberus") (previously filed as Exhibit 10.6 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.7 Amended and Restated Security Agreement, dated March 7, 1996, as amended and restated as of July 29, 1997, among the Company and Cerberus (previously filed as Exhibit 10.7 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.8 Agreement to Purchase and Sell Equipment, dated as of June 30, 1994, by and between mmTech, Inc. and CellularVision Technology & Telecommunications, L.P. ("CT&T") (previously filed as Exhibit 10.8 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.9 Letter Agreement, dated as of October 23, 1996, by and between the Company and CT&T (previously filed as Exhibit 10 to the Company's Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 1996 (file no. 0-10696) and incorporated herein by reference).

          10.10 Letter Agreement, dated December 1, 1997, by and between the Company and CellularVision of New York, L.P. (previously filed as Exhibit
                    10.10 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.11 Assignment Agreement, dated as of December 31, 1997, by and between the Company and NewStart Factors, Inc. (previously filed as
                    Exhibit 10.11 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.12 Agreement of Lease, dated as of April 22, 1997, by and between the Company and Reckson FS Limited Partnership (previously filed as
                    Exhibit 10.12 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.13 Lease, dated January 24, 1994, by and between Mid Atlantic Industrial Co. And mmTech, Inc., as amended, (previously filed as Exhibit
                    10.13 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.14 Employment Agreement, dated as of April 25, 1997, by and between the Company and Charles
                    S. Brand (previously filed as Exhibit 10.14 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.15 Employment Agreement, dated as of April 25, 1997, by and between the Company and Norman
                    M. Phipps (previously filed as Exhibit 10.15 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.16 Consulting Agreement, dated as of July 29, 1997, by and between the Company and MBF Capital Corp. (previously filed as Exhibit
                    10.16 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.17 Non-Recourse Secured Promissory Note, dated July 22, 1997, made by Norman M. Phipps in favor of the Company (previously filed as Exhibit 10.17 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.18 Pledge Agreement, dated July 22, 1997, between the Company and Norman M. Phipps (previously filed as Exhibit 10.18 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.19 Letter Agreement, dated as of August 6, 1997, by and between the Company and MBF (previously filed as Exhibit 10.19 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.20 Non-Recourse Secured Promissory Note, dated July 29, 1997, made by MBF Capital Corp. in favor of the Company (previously filed as Exhibit 10.20 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.21     Pledge   Agreement,   dated  July  29,  1997,
                    between the Company and MBF Capital Corp. (previously filed as Exhibit 10.21 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.22 Stock Option Agreement, dated as of May 1, 1996, by and between the Company and Russell
                    J. Reardon (previously filed as Exhibit 10.22 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.23     LogiMetrics,  Inc.  1997  Stock  Compensation
                    Program, as amended.

          10.24 Form of Indemnification Agreement for Directors (previously filed as Exhibit 10.24 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.25 Consulting Agreement, dated January 20, 1998, by and between the Company and Dr. Frank A. Brand (previously filed as Exhibit 10.25 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          10.26     Consulting Agreement, dated March 4, 1998, by
                    and   between  the  Company  and  Kenneth  C.
                    Thompson. **



          21.1      List    of   the    Company's    Subsidiaries
                    (previously filed as Exhibit 21.1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997 (file no. 0-10696) and incorporated herein by reference).

          23.1 Consent of Deloitte & Touche LLP, independent certified public accountants.

          23.2      Consent of Reydel, Perier & Neral.

          23.3      Consent of Lowenstein Sandler PC (included in
                    Exhibit 5.1 to this registration statement). *


          23.4      Consent of Dickstein Shapiro Morin & Oshinsky
                    (included in Exhibit 5.2 to this Registration
                    Statement). *

          24.1 Power of Attorney (included on the signature page).

          27.1      Financial  Data   Schedule. **

          27.2      Financial  Data Schedule. **

--------------------

 *   To be filed by amendment.
**   Previously filed.